Amendment No. 4 to Revolving Credit and Security Agreement and
Amendment No. 2 to Limited Guaranty and Indemnity Agreement

This Amendment No. 4 to Revolving Credit and Security Agreement and Amendment No. 2 to Limited Guaranty and Indemnity Agreement (this “Agreement”) is entered into effective as of July 31, 2022 by and among Sezzle Funding SPE II, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Sezzle Inc., a Delaware corporation (the “Limited Guarantor”, and in its capacity as servicer, the “Servicer”), the Lenders party hereto and Goldman Sachs Bank USA, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Recitals
Whereas, the Borrower has entered into that certain Revolving Credit and Security Agreement, dated as of February 10, 2021, by and among the Borrower, the Administrative Agent and the lenders party thereto from time to time (the “Lenders”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
Whereas, the Limited Guarantor has entered into that certain Limited Guaranty and Indemnity Agreement, dated as of February 10, 2021, by and among the Limited Guarantor and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Sponsor Indemnity Agreement”);
Whereas, the Borrower and the Servicer have entered into that certain Servicing Agreement, dated as of February 10, 2021, by and among the Borrower, the Servicer and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Servicing Agreement”); and
Whereas, in accordance with the terms of the Credit Agreement, the Borrower and the Limited Guarantor have requested, and the Administrative Agent and the Lenders have agreed to, modify certain provisions of the Credit Agreement and the Sponsor Indemnity Agreement, in each case, upon the terms and subject to the conditions set forth herein.
Now, Therefore, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Agreement
1.Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.Agreements. Upon satisfaction of the conditions set forth in Section 3 hereof:
(a)to the extent there has been an Accelerated Amortization Event, an Unmatured Event of Default, an Event of Default, a Servicer Event of Default or a Sponsor Indemnity Event of Default that has occurred and is continuing (on or prior to the date hereof) as a result of a breach of the covenants set forth in Sections 9(l)(i) and (ii) of the Sponsor Indemnity Agreement (the “Specified Events”), the Administrative Agent and the Lenders hereby waive any such Specified Event;
(b)for avoidance of doubt, the Administrative Agent and the Lenders agree that no Prepayment Premium under Section 2.05 of the Credit Agreement shall be due and payable by the Borrower as a result of any commitment reduction set forth in this Agreement;

(c)the Borrower, the Administrative Agent and the Lenders, agree that the Credit Agreement is hereby amended by incorporating the changes shown on the marked copy of the Credit Agreement attached hereto as Exhibit A (it being understood that language which appears “~~struck out~~” or “~~struck out~~”, as applicable, has been deleted and language which appears as “double-underlined” or “double-underlined”, as applicable, has been added); and
(d)the Limited Guarantor and the Administrative Agent (acting at the direction of the Lenders, which direction is provided by this reference), agree that the Sponsor Indemnity Agreement is hereby amended by incorporating the changes shown on the marked copy of the Sponsor Indemnity Agreement attached hereto as Exhibit B (it being understood that language which appears “~~struck out~~” or “~~struck out~~”, as applicable, has been deleted and language which appears as “double-underlined” or “double-underlined”, as applicable, has been added).
3.Conditions Precedent. The effectiveness of this Agreement is subject to the receipt by the Administrative Agent, in form and substance acceptable to the Administrative Agent, of this Agreement duly executed and delivered by the parties hereto.
4.Representations and Warranties.
(e)The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
(i)the representations and warranties of Borrower contained in the Credit Agreement are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality or Material Adverse Effect, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality or Material Adverse Effect, which is true and correct in all respects) as of such earlier date;
(ii)after giving effect to this Agreement, no Unmatured Event of Default, Event of Default or Accelerated Amortization Event has occurred and is continuing;
(iii)the Borrower has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and the Facility Documents as amended hereby;
(iv)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement;
(v)this Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
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(vi)the only Payment Processors engaged by, or providing services to, the Borrower as of the date hereof are First Premier Bank and Bank of Montreal.
(f)The Limited Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:
(i)the representations and warranties of the Limited Guarantor contained in the Sponsor Indemnity Agreement are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality or Material Adverse Effect, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality or Material Adverse Effect, which is true and correct in all respects) as of such earlier date;
(ii)after giving effect to this Agreement, no Sponsor Indemnity Event of Default has occurred and is continuing;
(iii)the Limited Guarantor has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and the Facility Documents as amended hereby;
(iv)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Limited Guarantor of this Agreement; and
(v)this Agreement has been duly executed and delivered by the Limited Guarantor and constitutes a legal, valid and binding obligation of the Limited Guarantor, enforceable against the Limited Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(g)The Servicer hereby represents and warrants to the Administrative Agent and each Lender that:
(vii)the representations and warranties of the Servicer contained in the Servicing Agreement are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality or Material Adverse Effect, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality or Material Adverse Effect, which is true and correct in all respects) as of such earlier date;
(viii)after giving effect to this Agreement, no Servicer Event of Default has occurred and is continuing;
(ix)the Servicer has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and the Facility Documents as amended hereby;
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(x)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Servicer of this Agreement; and
(xi)this Agreement has been duly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.Effect on the Facility Documents and Ratification. (a) Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Facility Documents or constitute a course of conduct or dealing among the parties. Except as expressly set forth herein, the Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Facility Documents. The amendments contained herein do not and shall not create (nor shall the Borrower, the Limited Guarantor or the Servicer rely upon the existence of or claim or assert that there exists) any obligation of the Administrative Agent or the Lenders to consider or agree to any further amendment or any waiver or consent and, in the event the Administrative Agent or the Lenders subsequently agree to consider any further amendments or any waiver or consent, neither the amendments contained herein nor any other conduct of the Administrative Agent or the Lenders shall be of any force or effect on the Administrative Agent’s or the Lenders’ consideration or decision with respect to any such requested waiver, consent or amendment and neither the Administrative Agent nor any Lender shall have any further obligation whatsoever to consider or agree to further waiver or consent or any amendment or other agreement. The Credit Agreement and all other Facility Documents, as hereby amended, are hereby ratified and re-affirmed in all respects and shall remain unmodified and in full force and effect. All references in the Facility Documents to the Credit Agreement and all other Facility Documents amended hereby shall be deemed to be references to the Credit Agreement and such Facility Documents, as applicable, as modified hereby. For the avoidance of doubt, nothing herein is, or shall be deemed to be, a consent or waiver by the Administrative Agent or the Lenders with respect to any Change of Control. This Agreement shall constitute a Facility Document.
(b)    The relationship of the Administrative Agent and the Lenders, on the one hand, and the Borrower, the Limited Guarantor and the Servicer, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection herewith or in the Credit Agreement or any of the other Facility Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.

6.No Novation. This Agreement is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Facility Document or an accord and satisfaction in regard thereto.
7.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that none of the Borrower, the Limited Guarantor nor the Servicer may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
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8.Headings. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
9.Incorporation of Credit Agreement. The provisions contained in Section 12.05 (Execution in Counterparts), Section 12.07 (Governing Law), Section 12.08 (Severability of Provisions), Section 12.12 (Submission to Jurisdiction; Waivers; Etc.) and Section 12.13 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.
10.Post-Closing. By no later than August 31, 2022 (or such later date as the Administrative Agent may agree to in writing in its sole discretion (e-mail is acceptable)), the Borrower shall deliver, or cause to be delivered, a Payment Processing Multi-Party Agreement in respect of First Premier Bank and Bank of Montreal, each a Payment Processor of Collateral Receivables, in form and substance acceptable to the Administrative Agent. The Borrower shall not engage or permit any other Payment Processor to provide services to the Borrower unless such Payment Processor has first entered into a Payment Processing Multi-Party Agreement, in form and substance acceptable to the Administrative Agent.
11.Counsel Fees. Within five (5) Business Days after receipt of the related invoices by the Borrower, the Borrower shall provide the Administrative Agent with evidence that the accrued reasonable and documented fees and expenses of Chapman and Cutler LLP, counsel to the Administrative Agent and the Initial Class A Lender, and Winston & Strawn LLP, counsel to the Class B Lender, in connection with the transactions contemplated hereby, shall have been paid by the Borrower.
remainder of page intentionally blank; signatures follow.
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In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered by its duly authorized officer effective as of the day and year first above written.

Sezzle Funding SPE II, LLC, as Borrower
By: /s/ Karen Hartje
Name: Karen Hartje
Title: Chief Financial Officer

Sezzle Inc., as Limited Guarantor and Servicer
By: /s/ Karen Hartje
Name: Karen Hartje
Title: Chief Financial Officer

signature page
amendment no. 4 to revolving credit and security agreement and amendment no. 2 to Limited Guaranty and Indemnity Agreement

Goldman Sachs Bank USA,
as Administrative Agent and Class A Lender
By: /s/ Jeff Hartwick
Name: Jeff Hartwick
Title: Authorized Signatory

signature page
amendment no. 4 to revolving credit and security agreement and amendment no. 2 to Limited Guaranty and Indemnity Agreement

Bastion Consumer Funding II LLC,
as Class B Lender
By: /s/ John Braden
Name: John Braden
Title: Manager

signature page
amendment no. 4 to revolving credit and security agreement and amendment no. 2 to Limited Guaranty and Indemnity Agreement

signature page
amendment no. 4 to revolving credit and security agreement and amendment no. 2 to Limited Guaranty and Indemnity Agreement

Exhibit A

Marked Credit Agreement

(See attached)

A-1

CONFORMED COPY – NOT EXECUTED IN THIS FORM
Incorporating Amendment No. 1 to Revolving Credit and Security Agreement, dated as of April 29, 2021;
Amendment No. 2 to Revolving Credit and Security Agreement, dated as of October 15, 2021; ~~and~~
Letter Agreement Regarding Benchmark Rate Replacement, dated December 21, 2021;
Amendment No. 3 to Revolving Credit and Security Agreement, dated as of February 25, 2022; and
Amendment No. 4 to Revolving Credit and Security Agreement, dated as of July 31, 2022.

Revolving Credit and Security Agreement
among
Sezzle Funding SPE II, LLC,
as Borrower,
the Lenders from time to time parties hereto,
and
Goldman Sachs Bank USA,
as Administrative Agent

Dated as of February 10, 2021

Table of Contents
Section    Heading    Page
Article I    Definitions; Rules of Construction; Computations    1
Section 1.01.    Definitions    1
Section 1.02.    Rules of Construction    ~~44~~42
Section 1.03.    Computation of Time Periods    ~~44~~42
Section 1.04.    Collateral Value Calculation Procedures    ~~45~~42
Section 1.05.    Divisions    ~~46~~44
Article II    Advances    ~~46~~44
Section 2.01.    Revolving Credit Facility    ~~46~~44
Section 2.02.    Making of the Advances    ~~47~~45
Section 2.03.    Evidence of Indebtedness    ~~48~~46
Section 2.04.    Payment of Principal, Interest and Certain Fees    ~~49~~47
Section 2.05.    Prepayment of Advances    ~~50~~48
Section 2.06.    Prepayment Premium and Exit Fee    ~~51~~48
Section 2.07.    Maximum Lawful Rate    ~~52~~49
Section 2.08.    Several Obligations    ~~52~~50
Section 2.09.    Increased Costs    ~~52~~50
Section 2.10.    Compensation; Breakage Payments    ~~54~~52
Section 2.11.    Illegality; Inability to Determine Rates    ~~54~~52
Section 2.12.    Effect of Benchmark Transition Event    ~~55~~53
Section 2.13.    Rescission or Return of Payment    ~~57~~54
Section 2.14.    Post-Default Interest    ~~57~~54
Section 2.15.    Payments Generally    ~~57~~54
Article III    Conditions Precedent    ~~57~~55
Section 3.01.    Conditions Precedent to this Agreement    ~~57~~55
Section 3.02.    Conditions Precedent to Each Borrowing    ~~60~~57
Article IV    Representations and Warranties    ~~61~~59
Section 4.01.    Representations and Warranties of the Borrower    ~~62~~59
Section 4.02.    Representations and Warranties Relating to the Collateral in Connection with a Borrowing or Withdrawal    ~~68~~66
Article V    Covenants    ~~69~~66
Section 5.01.    Affirmative Covenants of the Borrower    ~~69~~66
Section 5.02.    Negative Covenants of the Borrower    ~~78~~76
Section 5.03.    Certain Undertakings Relating to Separateness    ~~81~~79
Article VI    Events of Default    ~~83~~81
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Section 6.01.    Events of Default    ~~84~~81
Section 6.02.    Remedies upon an Event of Default    ~~86~~84
Section 6.03.    Class B Buyout Option    ~~87~~84
Article VII    Pledge of Collateral; Rights of the Administrative Agent    ~~88~~86
Section 7.01.    Grant of Security    ~~88~~86
Section 7.02.    Release of Security Interest    ~~90~~87
Section 7.03.    Rights and Remedies    ~~90~~88
Section 7.04.    Remedies Cumulative    ~~91~~88
Section 7.05.    Related Documents    ~~91~~89
Section 7.06.    Borrower Remains Liable    ~~92~~89
Section 7.07.    Protection of Collateral    ~~92~~90
Article VIII    Accountings and Releases    ~~93~~90
Section 8.01.    Collection of Money    ~~93~~90
Section 8.02.    Release of Security    ~~93~~91
Article IX    Application of Monies    ~~94~~92
Section 9.01.    Disbursements of Monies from Collection Account    ~~94~~92
Section 9.02.    Recycling    ~~96~~93
Article X    Administration and Servicing of Collateral    ~~98~~95
Section 10.01.    Designation of the Servicer    ~~98~~95
Section 10.02.    Authorization of the Servicer    ~~98~~95
Section 10.03.    Payment of Certain Expenses by Servicer    ~~98~~96
Section 10.04.    Appointment of Backup Servicer    ~~98~~96
Article XI    The Administrative Agent    ~~99~~96
Section 11.01.    Authorization and Action    ~~99~~96
Section 11.02.    Delegation of Duties    ~~99~~97
Section 11.03.    Agent’s Reliance, Etc.    ~~99~~97
Section 11.04.    Indemnification    ~~101~~98
Section 11.05.    Successor Administrative Agent    ~~101~~99
Section 11.06.    Administrative Agent’s Capacity as a Lender    ~~102~~99
Section 11.07.    Certain ERISA Matters    ~~102~~99
Section 11.08.    Erroneous Payments    ~~103~~100
Article XII    Miscellaneous    ~~105~~103
Section 12.01.    No Waiver; Modifications in Writing    ~~105~~103
Section 12.02.    Notices, Etc.    ~~107~~104
Section 12.03.    Taxes    ~~107~~104
Section 12.04.    Costs and Expenses; Indemnification    ~~110~~108
Section 12.05.    Execution in Counterparts    ~~112~~110
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Section 12.06.    Assignability    ~~113~~110
Section 12.07.    Governing Law    ~~113~~110
Section 12.08.    Severability of Provisions    ~~113~~110
Section 12.09.    Confidentiality    ~~113~~110
Section 12.10.    Merger    ~~114~~111
Section 12.11.    Survival    ~~114~~111
Section 12.12.    Submission to Jurisdiction; Waivers; Etc.    ~~114~~111
Section 12.13.    Waiver of Jury Trial    ~~115~~112
Section 12.14.    Service of Process    ~~115~~112
Section 12.15.    Waiver of Setoff    ~~115~~112
Section 12.16.    PATRIOT Act Notice    ~~115~~112
Section 12.17.    Business Days    ~~115~~113
Section 12.18.    Third-Party Beneficiary    ~~115~~113
Section 12.19.    No Fiduciary Duty    ~~115~~113
Section 12.20.    Non-Reliance on Administrative Agent and other Lenders    ~~116~~113
Section 12.21.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~116~~114
Section 12.22.    Acknowledgement Regarding Any Supported QFCs    ~~117~~114
Section 12.23.    Non-Petition    ~~117~~115
Article XIII    Syndication    ~~118~~115
Section 13.01.    Syndication    ~~118~~115
Section 13.02.    Assignment of Advances, Participations and Servicing, Appointment of Agent    ~~118~~115
Section 13.03.    Cooperation in Syndication    ~~121~~118

-iii-

Schedules
Schedule 1-A    —    Lenders – Aggregate Percentages
Schedule 1-B    —    Lenders – Class Percentages
Schedule 2    —    Collateral Receivables
Schedule 3    —    Notice Information
Schedule 4    —    Account Details
Schedule 5    —    Credit Guidelines
Schedule 6    —    Servicing Guide
Schedule 7    —    Data Tape Information
Schedule 8    —    Form of Biweekly Report
Schedule 9    —    Competitor
Schedule 10    —    Post-Closing Compliance Requirements
Exhibits
Exhibit A-1    —    Form of Notice of Borrowing (with attached form of Maximum Advance Rate Test Calculation Statement)
Exhibit A-2    —    Form of Notice of Withdrawal (with attached form of Maximum Advance Rate Test Calculation Statement)
Exhibit B    —    Form of Notice of Prepayment
Exhibit C    —    Form of Assignment and Acceptance
Exhibit D    —    Form of Consent and Release
Exhibit E    —    Form of U.S. Tax Compliance Certificate

-iv-

Revolving Credit and Security Agreement
Revolving Credit and Security Agreement, dated as of February 10, 2021 among Sezzle Funding SPE II, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”), the Lenders from time to time party hereto, and Goldman Sachs Bank USA, as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Recitals
Whereas, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and
Whereas, each Lender may make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.
Now, Therefore, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
Article I

Definitions; Rules of Construction; Computations
    Section 1.01.    Definitions. As used in this Agreement, the following terms shall have the meanings indicated:
“Accelerated Amortization Event” means, as of any date of determination, the occurrence of any of the following:
    (a)    the Principal Loss Ratio shall be greater than 5.00%;
    (b)    as to any Vintage, the Vintage Default Ratio shall be greater than 4.00%;
    (c)    an Unmatured Event of Default or an Event of Default; provided, however, that if such Unmatured Event of Default or an Event of Default is cured within the applicable time period or an Event of Default is waived, the related Accelerated Amortization Event shall cease to exist;
    (d)    the Servicing Agreement or the Backup Servicing Agreement expires or is otherwise terminated; provided, however, that if a successor Servicing Agreement or a successor Backup Servicing Agreement, as applicable, reasonably acceptable to the Administrative Agent is entered into within thirty (30) days (or, if the Enhanced Data Production Amendment has not been terminated by the Administrative Agent in accordance with the terms set forth therein, following the Enhanced Data Production

Delivery Date, two (2) Business Days) following the date of such termination, the related Accelerated Amortization Event shall cease to exist; or
    (e)    a Regulatory Event that causes a Material Adverse Effect on the Sponsor, the Parent, the Borrower, the Servicer, any Seller or the Collateral.
Notwithstanding anything in the foregoing to the contrary, any Accelerated Amortization Events caused by the occurrence of any of the events set forth in clauses (a) or (b) above shall cease to exist if, such clauses (a) or (b), as applicable, are satisfied and cured for four (4) consecutive Collection Periods as of the relevant Reporting Date occurring after such Accelerated Amortization Event as evidenced in Biweekly Reports.
“Account Reactivation Fee” means, with respect to any Receivable, a fee imposed by the Servicer as a result of an installment payment that is past due, including, but not limited to, a fee denominated as an Account Reactivation Fee in the Related Documents.

“Adjusted Benchmark Rate” means, ~~for any Interest Accrual Period, an interest rate per annum equal to a fraction, expressed as a percentage, (a) the numerator of which is equal to the Benchmark for such Interest Accrual Period and (b) the denominator of which is equal to 100% minus the Applicable Reserve Percentage for such Interest Accrual Period~~the applicable Benchmark (or the Benchmark Replacement as set forth in Section 2.12).
“Administrative Agent” has the meaning specified in the introduction to this Agreement.
“Administrative Agent Fee Letter” means that certain Administrative Agent Fee Letter dated as of the Closing Date, by and among the Borrower, the Sponsor, the Administrative Agent and the Initial Class A Lender.
“Advance” shall have the meaning specified in Section 2.01.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” means (a) each Lender and each of its Affiliates, and (b) any assignee or participant of any Lender.
“Affiliate” means, in respect of a referenced Person, another Person Controlling, Controlled by or under common Control with such referenced Person.
“Affiliate Fees” means fees received from affiliate partners based on lead generation.
“Aggregate Receivable Balance” means, when used with respect to all or a portion of the Collateral Receivables, the sum of the Receivable Balances of all or of such portion of such Collateral Receivables, as applicable.

“Agreement” means this Revolving Credit and Security Agreement.
“Amendment No. 4” means the Amendment No. 4 to the Revolving Credit and Security Agreement and Amendment No. 2 to the Limited Guaranty and Indemnity Agreement, dated as of the Amendment No. 4 Closing Date, by and among the Borrower, the Sponsor, the Administrative Agent and each Lender.
“Amendment No. 4 Closing Date” means July 31, 2022.
“Applicable Law” means any Law of any Governmental Authority, including all federal, state, provincial, territorial or local laws and of other local regulatory authorities, to which the Person in question is subject or by which it or any of its assets or properties are bound.
“Applicable Margin” means, (a) with respect to Class A Advances, (i) 3.375% plus (ii) on and after the Amendment No. 4 Closing Date, 1.00%, and (b) with respect to Class B Advances, 10.689%.
 ~~“Applicable Reserve Percentage” means, for any period, the percentage, if any, applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any basic, emergency, supplemental, marginal or other reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of three months.~~
“Asset Balance Disbursed” means, as of any date, with respect to each Collateral Receivable, (a) the applicable amount actually disbursed by the Sponsor to the Merchant with respect to such Collateral Receivable minus (b) any other amounts received by the Sponsor from the Merchant or otherwise in connection with such Collateral Receivable on the date such Collateral Receivable was originated.
“Assigning Lender” has the meaning specified in Section 13.02(a).
“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit C hereto, entered into by a Lender, an assignee and the Administrative Agent and, if applicable, the Borrower.
“Available Receivable Balance” means, with respect to any Collateral Receivable, (a) the Receivable Balance of such Collateral Receivable less (b) the Excess Concentration Amount, if any, in respect of such Collateral Receivable.
~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Accrual Period pursuant to this Agreement as of such date~~

~~and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to clause (d) of Section 2.12.~~
“Backup Servicer” means Carmel Solutions, or such other qualified servicer approved by the Administrative Agent in writing, all in accordance with the terms, provisions and conditions of the Backup Servicing Agreement.
“Backup Servicer Certificate” means a certificate, in form and substance acceptable to the Administrative Agent, delivered by the Backup Servicer to the Borrower, the Servicer and the Administrative Agent in compliance with the terms and provisions of the Backup Servicing Agreement.
“Backup Servicer Event of Default” means (a) an event of default under the Backup Servicing Agreement or (b) a Regulatory Event that causes a Material Adverse Effect on the Backup Servicer.
“Backup Servicing Agreement” means the Backup Servicing Agreement, by and between the Borrower, the Administrative Agent, the Servicer and the Backup Servicer, or any replacement backup servicing agreement reasonably acceptable to the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title XI of the United States Code.
“Base Rate” means, on any date of determination, a fluctuating interest rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the Prime Rate. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 days or 366 days, as applicable, and the actual days elapsed. Interest calculated pursuant to clause (b) above will be determined based on a year of 360 days and the actual days elapsed.
“Bass Pro Shops” means BPS Direct, LLC doing business as Bass Pro Shops.
“Bass Pro Shops 5-month Receivable” means a Bass Pro Shops Receivable that is payable in six (6) equal, interest-free installments over a period not to exceed five (5) months, with the first such payment made at the time such Receivable is originated, unless such Receivable is a Rescheduled Receivable, in which case, such Receivable is payable in six (6)

equal, interest-free installments payable over a period not to exceed nine (9) months, with the first such payment made at the time such Receivable is originated.
“Bass Pro Shops Receivable” means a Collateral Receivable in respect of which Bass Pro Shops is the related Merchant.
“Benchmark” means, ~~initially~~with respect to Advances made on or after January 1, 2022, the ~~LIBOR~~SOFR Rate; provided that if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred ~~with respect to the LIBOR Rate or the then-current Benchmark, then “Benchmark” means~~prior to the Reference Time in respect of any determination of the Benchmark on any date, then, pursuant to terms and according to Section 2.12, the ~~applicable~~ Benchmark Replacement ~~to the extent~~will replace the then-current Benchmark for all purposes hereunder in respect of such determination on such date and all determinations on all subsequent dates; provided further that ~~such~~if the Benchmark ~~Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.12~~as determined would be less than the Floor for any calculation period under this Agreement, the Benchmark will be the Floor for such period.
“Benchmark Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) ~~to obtain U.S. Dollars in the London interbank market~~ to fund any Advance under the then-current Benchmark, (b) any Lender shall have notified the Administrative Agent of the inability, for any reason, of such Lender or any of its assignees or participants to determine the Adjusted Benchmark Rate, (c) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its assignees or participants that the rate at which deposits of U.S. Dollars are being offered to such Lender or any of its assignees or participants ~~in the London interbank market~~ does not accurately reflect the cost to such Lender, such assignee or such participant of making, funding or maintaining any Advance under the then-current Benchmark, or (d) any Lender shall have notified the Administrative Agent of the inability of such Lender or any of its assignees or participants to obtain U.S. Dollars ~~in the London interbank market~~ to make, fund or maintain any Advance under the then-current Benchmark; provided, however, that a Benchmark Disruption Event shall not cover or be triggered by a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date with respect to ~~the LIBOR Rate or~~ the then-current Benchmark.
“Benchmark Replacement” means, for any ~~Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~
~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(3)~~Interest Accrual Period, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent ~~and the Borrower~~ as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar~~-~~ denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, ~~in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If~~if the Benchmark Replacement as determined ~~pursuant to clause (1), (2) or (3)~~ above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement ~~and the other Facility Documents~~.
“Benchmark Replacement Adjustment” means, ~~with respect to~~for any ~~replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable~~ Interest Accrual Period ~~and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~
~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,”~~, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent ~~and the Borrower~~ for the applicable Corresponding Tenor ~~giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time;~~
~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent~~ in its ~~reasonable~~sole and absolute discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~such~~the Benchmark ~~(or the published component used in the calculation thereof)~~ permanently or indefinitely ceases to provide ~~all Available Tenors of such~~the Benchmark; ~~(~~or ~~such component thereof);~~
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein~~; or~~
~~(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to Borrower, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to Borrower, written notice of objection to such Early Opt-in Election from Borrower~~.
For the avoidance of doubt, ~~(i)~~ if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination ~~and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof)~~.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of ~~such~~the Benchmark ~~(or the published component used in the calculation thereof)~~ announcing that such administrator has ceased or will cease to provide ~~all Available Tenors of such~~the Benchmark ~~(or such component thereof)~~, permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~any Available Tenor of such~~the Benchmark ~~(or such component thereof)~~;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of ~~such~~the Benchmark ~~(or~~, the ~~published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York~~central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for ~~such~~the Benchmark ~~(or such component)~~, a resolution authority with jurisdiction over the administrator for ~~such~~the Benchmark ~~(or such component)~~ or a court or an entity with similar insolvency or resolution authority over the administrator for ~~such~~the Benchmark ~~(or such component)~~, which states that the administrator of ~~such~~the Benchmark ~~(or such component)~~ has ceased or will cease to provide ~~all Available Tenors of such~~the Benchmark ~~(or such component thereof)~~ permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~any Available Tenor of such~~the Benchmark ~~(or such component thereof)~~; or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of ~~such~~the Benchmark ~~(or the published component used in the calculation thereof)~~ announcing that ~~all Available Tenors of such~~the Benchmark ~~(or such component thereof) are~~is no longer representative.
~~For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~
~~“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.12.~~
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Biweekly Master File” means a detailed master file containing the information necessary for the Backup Servicer to verify the information with respect to the Receivables set forth in the Backup Servicing Agreement in computer readable format reasonably acceptable to the Backup Servicer and the Administrative Agent.
“Biweekly Report” has the meaning specified in Section 5.01(g).
“Borrower” has the meaning specified in the introduction to this Agreement.
“Borrower Information” means the non-public or proprietary information provided hereunder by the Borrower with respect to the Borrower, the Parent, the Sponsor, their respective Affiliates or any other non-public information relating to the foregoing furnished to any Secured Party pursuant to this Agreement or any other Facility Document. Notwithstanding the foregoing, the term “Borrower Information” shall not include any information which (a) is or becomes generally available to the public other than as a result of a breach of Section 12.09, (b) becomes available to the Administrative Agent, or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (c) was available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower hereunder.
“Borrower LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of the Closing Date, by and between the Parent, as sole member, and Ricardo Orozco, as Independent Manager.
“Borrowing” has the meaning specified in Section 2.01.
“Borrowing Base” means the sum of the Class A Borrowing Base and the Class B Borrowing Base.
“Borrowing Date” means the date of a Borrowing.
“Business Day” means any day other than (a) a Saturday or Sunday, (b) the days on which banks are authorized or required to close in New York, New York, Minneapolis, Minnesota or Toronto, Ontario, or a legal or federal holiday and (c) if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of an Advance bearing interest at the Benchmark or the determination of the Benchmark, the days on which banks dealing in U.S. Dollar deposits in the interbank market in London, England, Wilmington, Delaware or New York, New York are authorized or required to be closed.
“CAD FX Rate” shall mean, for each date of determination, the closing spot rate for converting Canadian Dollars to U.S. Dollars as published on Reuters or Bloomberg (or such other source acceptable to the Administrative Agent) for the date prior to such date of determination.
“Canadian Cash Transfer Event” means, (a) the expiration of the Reinvestment Period, (b) the occurrence and continuation of any Accelerated Amortization Event, Unmatured Event of Default or Event of Default or (c) as of any date of determination, the amounts on deposit in the U.S. Collection Account shall be (i) less than the U.S. Collection Account Required Amount or (ii) insufficient to pay all amounts then due and owing pursuant to Sections 9.01(i) through 9.01(vii) as of the immediately preceding Payment Date.
“Canadian Collection Account” means the account established at the Canadian Collection Account Bank in the name of the Borrower, which account has been designated as the Canadian Collection Account and which shall at all times be the subject of a Canadian Collection Account Control Agreement.
“Canadian Collection Account Bank” means (a) Bank of Montreal or (b) another Qualified Institution reasonably acceptable to the Administrative Agent.

“Canadian Collection Account Control Agreement” means each agreement in form reasonably acceptable to the Administrative Agent among the Borrower, the Administrative Agent and the Canadian Collection Account Bank over the Canadian Collection Account or such other account as may be applicable from time to time, in each case pursuant to which the Administrative Agent has the right to take dominion and control of the Canadian Collection Account upon the occurrence of an Event of Default.
“Canadian Dollars” means lawful money of Canada.
“Canadian Receivable” means each Receivable sold to the Borrower by the Canadian Seller pursuant to the terms and subject to the conditions set forth in the Canadian Receivable Purchase Agreement.
“Canadian Receivable Purchase Agreement” means (a) the Canadian Receivable Purchase Agreement, by and among the Canadian Seller, the Borrower and the Administrative Agent, in form and substance acceptable to the Administrative Agent or (b) such other receivable purchase agreement among the Canadian Seller, the Borrower and the Administrative Agent, that is in form and substance satisfactory to the Administrative Agent.
“Canadian Seller” means Sezzle Canada Corp., a company formed under the laws of the Province of Nova Scotia.
“Cash Equivalent” has the meaning set forth in the Sponsor Indemnity Agreement.
“Change of Control” means, at any time, the occurrence of one or more of the following events: (a) other than a Permitted Holder, any Person or group (within the meaning of the Securities and Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder, as in effect on the date hereof), shall acquire ownership, directly or indirectly, beneficially or of record of the Equity Interests of the Sponsor representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Sponsor, (b) individuals who as of the Closing Date constitute the board of directors of the Sponsor cease for any reason to constitute a majority of the board of directors of or Control (in their capacity as directors) the Sponsor at any time, (c) the Sponsor fails to directly own, legally and beneficially, 100% of the Equity Interests of the Parent at any time, (d) the Sponsor ceases to have the power or authority to Control or direct the management and policies of the Parent at any time, (e) the Parent fails to directly own, legally and beneficially, 100% of the Equity Interests of the Borrower at any time or (f) the Parent ceases to have the power or authority to Control or direct the management and policies of the Borrower at any time.
“Class A Advance” has the meaning specified in Section 2.01.
“Class A Advance Rate” means, as of any date of determination, ~~(a) if the Weighted Average FICO Score of all Collateral Receivables for which a FICO Score has been obtained around the time the Receivable was originated is greater than or equal to 580 on such date, 70% and (b) if the Weighted Average FICO Score of all Collateral Receivables for which a FICO Score has been obtained around the time the Receivable was originated is less than 580 on such date, 65~~50%.

“Class A Borrowing Base” means, as of any date of determination, with respect to all Collateral Receivables, the sum of the Class A Borrowing Base Amounts of all such Collateral Receivables.
“Class A Borrowing Base Amount” means, as of any date of determination, with respect to each Collateral Receivable, the lesser of (a) the product of (i) the Class A Advance Rate and (ii) the Available Receivable Balance as of such date of such Collateral Receivable and (b) the product of (i) the Class A Advance Rate, (ii) the Available Receivable Balance as of such date of such Collateral Receivable and (iii) the Disbursed Percentage.
“Class A Committed Facility Amount” means (a) on or prior to the Termination Date, $~~97,220,000~~50,000,000 and (b) following the Termination Date, the outstanding principal balance of all the Class A Committed Advances.
“Class A Committed Advance” has the meaning specified in Section 2.01.
“Class A Incremental Advance” has the meaning specified in Section 2.01.
“Class A Incremental Amount” means $~~97,220,000~~0.
“Class A Interest” means, for each day during an Interest Accrual Period and each outstanding Class A Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:
IR x P x 1/D
where:
IR    =    the Interest Rate for such Class A Advance on such day;
P    =    the principal amount of such Class A Advance on such day; and
D    =    360.
“Class A Lender” means each Person listed on Schedule 1-B, a Class A Lender and any other Person that shall have become a party hereto as a Class A Lender in accordance with the terms hereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Class A Maximum Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Class A Advances is less than or equal to (b) the Class A Maximum Available Amount at such time.
“Class A Maximum Available Amount” means, at any time, the lesser of:
    (a)    the Class A Program Limit; and

    (b)    the Class A Borrowing Base at such time.
For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Class A Maximum Available Amount shall be subject to the satisfaction of the conditions precedent set forth in Section 3.02(b).
“Class A Maximum Committed Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Class A Committed Advances is less than or equal to (b) the Class A Maximum Committed Available Amount at such time.
“Class A Maximum Committed Available Amount” means, at any time, the lesser of:
    (a)    the Class A Committed Facility Amount; and
    (b)    the Class A Borrowing Base at such time.
For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Class A Maximum Committed Available Amount shall be subject to the satisfaction of the conditions precedent set forth in Section 3.02(b).
“Class A Obligations” means all Obligations owed to the Class A Lenders.
“Class A Program Limit” means the Class A Committed Facility Amount plus the Class A Incremental Amount.
“Class A Unused Fee” means, for each Interest Accrual Period that occurs during the Reinvestment Period, the product of (a) the Class A Unused Premium, (b) the greater of (i) zero and (ii) the excess of (A) the average of the Class A Committed Facility Amount during such Interest Accrual Period over (B) the average outstanding principal amount of all of the Class A Advances during such Interest Accrual Period, and (c) a fraction, the numerator of which is the number of days in such Interest Accrual Period and the denominator of which is 360.
“Class A Unused Premium” means, as of each Interest Accrual Period during the Reinvestment Period:
(a) except for each Interest Accrual Period that occurs during the first three months following the Closing Date, if the average outstanding principal amount of all of the Class A Advances during such Interest Accrual Period is less than 33.3% of the Class A Committed Facility Amount, 0.65%;
(b) for each Interest Accrual Period that occurs during the first three months following the Closing Date, if the average outstanding principal amount of all of the Class A Advances during such Interest Accrual Period is less than 33.3% of the Class A Committed Facility Amount, 0.50%;
(c) if the average outstanding principal amount of all of the Class A Advances during such Interest Accrual Period is greater than or equal to 33.3% of the Class A Committed Facility Amount but less than 66.6% of the Class A Committed Facility Amount, 0.50%; and

(d) if the average outstanding principal amount of all of the Class A Advances during such Interest Accrual Period is greater than 66.6% of the Class A Committed Facility Amount, 0.35%.
“Class B Advance” has the meaning specified in Section 2.01.
“Class B Advance Rate” means, as of any date of determination, ~~(a) if the Weighted Average FICO Score of all Collateral Receivables for which a FICO Score has been obtained around the time the Receivable was originated is greater than or equal to 580 on such date, 90% and (b) if the Weighted Average FICO Score of all Collateral Receivables for which a FICO Score has been obtained around the time the Receivable was originated is less than 580 on such date, 85~~70%.
“Class B Borrowing Base” means, as of any date of determination, (a) with respect to all Collateral Receivables, the sum of the Class B Borrowing Base Amounts of all such Collateral Receivables minus (b) the Class A Borrowing Base at such time.
“Class B Borrowing Base Amount” means, as of any date of determination, with respect to each Collateral Receivable, the lesser of (a) the product of (i) the Class B Advance Rate and (ii) the Available Receivable Balance as of such date of such Collateral Receivable and (b) the product of (i) the Class B Advance Rate, (ii) the Available Receivable Balance as of such date of such Collateral Receivable and (iii) the Disbursed Percentage.
“Class B Buyout Amount” has the meaning specified in Section 6.03.
“Class B Buyout Exercise Date” has the meaning specified in Section 6.03.
“Class B Buyout Group” has the meaning specified in Section 6.03.
“Class B Buyout Notice” has the meaning specified in Section 6.03.
“Class B Buyout Option” has the meaning specified in Section 6.03.
“Class B Buyout Option Termination Date” has the meaning specified in Section 6.03.
“Class B Buyout Triggering Event” means (a) any time the Final Maturity Date is declared by the Class A Lenders pursuant to Section 6.02(a) or automatically occurs pursuant to Section 6.01(h) or (b) following the Administrative Agent’s receipt of notice of the occurrence and continuation of an Event of Default from the Class B Lenders then holding a majority of the outstanding principal amount of the Class B Advances, and subject to any waiver of such Event of Default by the Administrative Agent and the Lenders in accordance with Section 12.01 or any applicable cure period set forth in clause (f) of the definition of “Fundamental Amendments”, the Administrative Agent (at the direction of the Required Lenders) has not declared the Final Maturity Date or otherwise exercised the remedies available to it pursuant to Section 6.02, (i) within fifteen (15) Business Days following the end of such cure period, or (y) if the Administrative Agent entered into good faith negotiations with the Borrower to remedy such Event of Default, within twenty (20) Business Days following the end of such cure period.

“Class B Committed Facility Amount” means (a) on or prior to the Termination Date, $~~27,780,000~~14,287,183.71 and (b) following the Termination Date, the outstanding principal balance of all the Class B Committed Advances.
“Class B Committed Advance” has the meaning specified in Section 2.01.
“Class B Incremental Advance” has the meaning specified in Section 2.01.
“Class B Incremental Amount” means $~~27,780,000~~0.
“Class B Interest” means, for each day during an Interest Accrual Period and each outstanding Class B Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:
IR x P x 1/D
where:
IR    =    the Interest Rate for such Class B Advance on such day;
P    =    the principal amount of such Class B Advance on such day; and
D    =    360.
“Class B Lender” means each Person listed on Schedule 1-B, as a Class B Lender and any other Person that shall have become a party hereto as a Class B Lender in accordance with the terms hereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Class B Maximum Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Class B Advances is less than or equal to (b) the Class B Maximum Available Amount at such time.
“Class B Maximum Available Amount” means, at any time, the lesser of:
    (a)    the Class B Program Limit; and
    (b)    the Class B Borrowing Base at such time.
For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Class B Maximum Available Amount shall be subject to the satisfaction of the conditions precedent set forth in Section 3.02(b).
“Class B Maximum Committed Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Class B Committed Advances is less than or equal to (b) the Class B Maximum Committed Available Amount at such time.

“Class B Maximum Committed Available Amount” means, at any time, the lesser of:
    (a)    the Class B Committed Facility Amount; and
    (b)    the Class B Borrowing Base at such time.
For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Class B Maximum Committed Available Amount shall be subject to the satisfaction of the conditions precedent set forth in Section 3.02(b).
“Class B Program Limit” means the Class B Committed Facility Amount plus the Class B Incremental Amount.
“Class B Unused Fee” means, for each Interest Accrual Period that occurs during the Reinvestment Period, the product of (a) the Class B Unused Premium, (b) the greater of (i) zero and (ii) the excess of (A) the average of the Class B Committed Facility Amount during such Interest Accrual Period over (B) the average outstanding principal amount of all of the Class B Advances during such Interest Accrual Period, and (c) a fraction, the numerator of which is the number of days in such Interest Accrual Period and the denominator of which is 360.
“Class B Unused Premium” means, as of each Interest Accrual Period during the Reinvestment Period:
(a) except for each Interest Accrual Period that occurs during the first three months following the Closing Date, if the average outstanding principal amount of all of the Class B Advances during such Interest Accrual Period is less than 33.3% of the Class B Committed Facility Amount, 0.65%;
(b) for each Interest Accrual Period that occurs during the first three months following the Closing Date, if the average outstanding principal amount of all of the Class B Advances during such Interest Accrual Period is less than 33.3% of the Class B Committed Facility Amount, 0.50%;
(c) if the average outstanding principal amount of all of the Class B Advances during such Interest Accrual Period is greater than or equal to 33.3% of the Class B Committed Facility Amount but less than 66.6% of the Class B Committed Facility Amount, 0.50%; and
(d) if the average outstanding principal amount of all of the Class B Advances during such Interest Accrual Period is greater than 66.6% of the Class B Committed Facility Amount, 0.35%.
“Closing Date” means February 10, 2021.
“Code” means the Internal Revenue Code of 1986.
“Collateral” has the meaning specified in Section 7.01(a).
“Collateral Receivable” has the meaning ascribed to such term on Schedule 2 hereto.
“Collection Period” means (a) the period beginning on (and including) the Closing Date and ending on (and including) February 26, 2021, and (b) each two week period thereafter beginning on (and including) a Saturday ending on (and including) the Friday two weeks thereafter.
“Collections” means all cash collections, distributions, payments and other amounts received, and to be received by a Seller, the Servicer, the Backup Servicer or the Borrower, from any Person in respect of any Receivables any Related Documents, including, but not limited to, all principal, late fees and any other fees (including, without limitation, Affiliate Fees and interchange fees), repurchase proceeds, interchange fee rebates and recoveries payable to the Borrower under or in connection with any such Receivables and all Proceeds from any sale or disposition of any such Receivables and Related Documents or of any merchandise that gave rise to such Receivables or Related Documents, including, but not limited to, all realized loss cap clawbacks and all other reimbursements or payments received from Merchants; provided, that “Collections” shall not include, in respect of any Receivable, referral fees from Ally Bank or other affiliate partners where such Receivable is not originated.
“Committed Facility Amount” means ~~$125,000,000~~the sum of the Class A Committed Facility Amount and the Class B Committed Facility Amount.
“Competitor” means a competitor of the Borrower or Sponsor listed on Schedule 9, which may be modified by the Borrower from time to time upon the Administrative Agent’s prior written consent (not to be unreasonably withheld).
“Compounded SOFR” means the rate determined by the Administrative Agent, to be the “USD-SOFR-Compound” rate as defined in the ISDA Definitions; provided, however, that for purposes of such definition (i) the term “Calculation Period” shall mean, with respect to any date on which a payment is due, the period beginning on and including five (5) Business Days prior to the beginning of the most recent Interest Accrual Period and ending on and including the fifth (5th) Business Day before the end of such Interest Accrual Period, and (ii) the term “Reset Date” shall mean such payment date.
“Concentration Limitations” means, as of any date of determination, the following limitations applied, without duplication, to the Collateral Receivables owned (or, in relation to a proposed purchase of a Receivable, proposed to be owned) by the Borrower, and in each case in accordance with the procedures set forth in Section 1.04:
    (a)    no more than the Aggregate Receivable Balance of such Collateral Receivables represented by Canadian Receivables may exceed 10.0% of the Aggregate Receivable Balance of all Collateral Receivables on such date;
    (b)    no more than the Aggregate Receivable Balance of such Collateral Receivables represented by Promotional Receivables and Extended Term Receivables, collectively, may exceed 10.0% of the Aggregate Receivable Balance of all Collateral Receivables on such date;
    (c)    [reserved];

    (d)    no more than the Aggregate Receivable Balance of such Collateral Receivables represented by Past Due Collateral Receivables may exceed 4.0% of the Aggregate Receivable Balance of all Collateral Receivables on such date;
    (e)    no more than the Aggregate Receivable Balance of such Collateral Receivables for which the Merchant Discount Rate is greater than 8.0% (other than Bass Pro Shops 5-month Receivables) may exceed 3.0% of the Aggregate Receivable Balance of all Collateral Receivables on such date;
    (f)    the Aggregate Receivable Balance of all Collateral Receivables (other than Bass Pro Shops 5-month Receivables) on such date that would cause the Weighted Average Merchant Discount Rate to be greater than or equal to 3.0%;
    (g)    no more than the Aggregate Receivable Balance of such Collateral Receivables represented by any single Merchant (other than the Target Corporation) may exceed 15.0% of the Aggregate Receivable Balance of all Collateral Receivables on such date;
    (h)    no more than the Aggregate Receivable Balance of such Collateral Receivables represented by any Obligor that had not been an Obligor under any previous Receivable and satisfied all the obligations thereunder on or prior to the date the relevant Receivable was originated may exceed 35.0% of the Aggregate Receivable Balance of all Collateral Receivables on such date;
    (i)    no more than the Aggregate Receivable Balance of such Collateral Receivables represented by any Obligor that had not been an Obligor under any previous Receivable and satisfied all the obligations thereunder (other than any Receivables for which the Target Corporation is the Merchant) on or prior to the date the relevant Receivable was funded may exceed 30.0% of the Aggregate Receivable Balance of all Collateral Receivables on such date;
    (j)     no more than the Aggregate Receivable Balance of such Collateral Receivables represented by Rescheduled Receivables may exceed 12.5% of the Aggregate Receivable Balance of all Collateral Receivables on such date;
    (k)     no more than the Aggregate Receivable Balance of such Collateral Receivables represented by Rescheduled Receivables which the related Obligor has rescheduled an installment payment more than once may exceed 2.5% of the Aggregate Receivable Balance of all Collateral Receivables on such date; and
    (l)     no more than the Aggregate Receivable Balance of such Collateral Receivables for which the Original Receivable Balance is greater than $500 may exceed 10.0% of the Aggregate Receivable Balance of all Collateral Receivables on such date.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent and Release” means a consent and release letter executed by the Administrative Agent in substantially the form of Exhibit D hereto or any other form reasonably acceptable to the Administrative Agent.
“Constituent Documents” means in respect of any Person, the certificate or articles of formation or organization, trust agreement, limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization.
“Contingent Jurisdiction” means Alaska, Arizona, California, Colorado, the District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Louisiana, Maine, Mississippi, Missouri, North Carolina, North Dakota, South Dakota, Oklahoma, Texas, Utah, Virginia, West Virginia, Wisconsin and Wyoming.
“Contract” means, either: (a) a retail installment sale contract or other loan contract executed by an Obligor under which an extension of credit by a Seller is made in the ordinary course of business to such Obligor, or (b) an agreement between an Obligor and a Seller for the purpose of financing the purchase of goods and/or services from a Merchant, together, in each case, with the original endorsements or assignments showing the chain of ownership thereof, if any.
“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.
“Corresponding Tenor” means, with respect to ~~any Available Tenor means, as applicable, either~~a Benchmark Replacement, a tenor (including overnight) ~~or an interest payment period~~ having approximately the same length (disregarding business day adjustment) as ~~such Available Tenor~~the applicable tenor for the applicable accrual period with respect to the then-current Benchmark.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 12.22.

“Credit Approval Date” means, with respect to any Receivable, the date on which a Seller granted credit approval for the Obligor in accordance with the Credit Guidelines.
“Credit Guidelines” means the credit or underwriting guidelines applicable to the Obligors of the Receivables, listed on Schedule 5, which may be amended, modified or supplemented by the Sponsor subject to Section 5.02(j).
“Current Collateral Receivable” means any Collateral Receivable, other than a Defaulted Collateral Receivable, as to which all scheduled installment payments are less than fifteen (15) days past due.

“Daily ~~Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~Principal Loss Ratio” means, on any date of determination, the ratio (expressed as a percentage) equal to (a) the Aggregate Receivable Balance of all Collateral Receivables that are Past Due Collateral Receivables as of such date of determination or would be Past Due Collateral Receivables if such Receivables were not sold or otherwise disposed of by the Borrower on such date of determination, divided by (b) the Aggregate Receivable Balance of all Collateral Receivables that are Current Collateral Receivables as of the date preceding such date of determination; provided, however, that if the Aggregate Receivable Balance of all Collateral Receivables as of such date of determination is zero ($0), the Daily Principal Loss Ratio shall be zero.
“Daily Master File” has the meaning set forth in the Backup Servicing Agreement.
“Daily Master Payment File” has the meaning set forth in the Backup Servicing Agreement.
“Data Tape” means a data tape, which shall include with respect to each Collateral Receivable the information set forth on Schedule 7.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulted Collateral Receivable” means, at any time, a Collateral Receivable or a Vintage Receivable as to which any of the following occurs:
    (a)    all or any portion of one or more scheduled installments are past due with respect to such Collateral Receivable or Vintage Receivable for a period of ninety (90) days or more past the scheduled Due Date for such installment payment;

    (b)    an Insolvency Event relating to the related Obligor of such Receivable or Vintage Receivable has occurred or such Obligor is deceased;
    (c)    the Borrower or the Servicer has determined in good faith in accordance with the Servicing Guide that such Collateral Receivable or Vintage Receivable shall be placed on “non-accrual” status or “not collectible,” or has reserved against it; or
    (d)    such Collateral Receivable or Vintage Receivable is charged-off by the Servicer (or would be required to be charged off by the Servicer in accordance with the charge-off policies in the Servicing Guide in effect as of the Closing Date unless the Administrative Agent and the Required Lenders have approved in writing any changes to such charge-off policy following the Closing Date that would result in a Collateral Receivable or Vintage Receivable no longer being subject to charge off).
“Delinquent Collateral Receivable” means any Collateral Receivable other than a Defaulted Collateral Receivable as to which any scheduled installment payment is more than 28 days past due.
“Determination Date” means the last day of each Collection Period.
“Disbursed Percentage” means with respect to any Collateral Receivable, the ratio of the Asset Balance Disbursed for such Collateral Receivable divided by the Transaction Value for such Collateral Receivable.
“Due Date” means each date on which any installment payment is due on a Collateral Receivable in accordance with its terms.
~~“Early Opt-in Election” means, if the then-current Benchmark is LIBOR Rate, the occurrence of:~~
1)~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated or bilateral credit facilities are identified in such notice and are publicly available for review), and~~
2)~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EFTA” means the Electronic Fund Transfer Act and the rules and regulations promulgated thereunder.
“Enhanced Data Production Amendment” means that certain 1st Amendment to Backup Servicing Agreement dated as of February 25, 2022 by and among the Servicer, the Borrower, the Administrative Agent and the Backup Servicer.
“Enhanced Data Production Delivery Date” has the meaning set forth in the Enhanced Data Production Amendment.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership (including beneficial ownership) or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership (including beneficial ownership) or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership (including beneficial ownership) or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership (including beneficial ownership) or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan.
“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b) or (c) of the Code (or Section 414(m) or (o) of the Code for purposes of provisions related to Section 412 of the Code) with the Borrower.
“Erroneous Payment” has the meaning set forth in Section 11.08(a).
“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 11.08(d).
“Erroneous Payment Impacted Class” has the meaning set forth in Section 11.08(d).
“Erroneous Payment Return Deficiency” has the meaning set forth in Section 11.08(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Eurocurrency Liabilities” is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.~~
“Event of Default” has the meaning specified in Section 6.01.
“Excess Concentration Amount” means, at any time in respect of which any one or more of the Concentration Limitations are exceeded, the portion (calculated by the Borrower or the Servicer without duplication in accordance with Section 1.04) of the Receivable Balance of each Collateral Receivable that causes such Concentration Limitations to be exceeded.
“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed in the case of any Secured Party, by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of any Lender, any U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Obligation pursuant to a law in effect on the date on which (i) such Lender acquires such interest in an Obligation or otherwise becomes a party to this Agreement (other than pursuant to an assignment under Sections 2.09(b), 2.11(b) or 12.03(h)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 12.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 12.03(g), and (d) any U.S. federal withholding Taxes under FATCA.
“Exit Fee” has the meaning specified in the Administrative Agent Fee Letter.
“Extended Term Receivable” means a Receivable for which (a) the related Contract provides for the final scheduled installment payment to be made by the Obligor more than 42 days after the origination thereof (including each Zero Down Receivable), (b) the Obligor is in compliance with the terms of such Contract and (c) as of the origination date of such Receivable, such Obligor had previously had one or more Receivables outstanding, was always in compliance with the terms of such Receivables and had completed all payments associated with at least 1 (one) Receivable.
“Facility Documents” means this Agreement, the Administrative Agent Fee Letter, the Backup Servicing Agreement, the Borrower LLC Agreement, the Canadian Collection Account Control Agreement, the Canadian Receivable Purchase Agreement, each Payment Processing Multi-Party Agreement, the Parent LLC Agreement, the Parent Pledge and Guaranty Agreement, the Sponsor Indemnity Agreement, the Servicing Agreement, the U.S. Collection Account Control Agreement, the U.S. Receivable Purchase Agreement, and any other agreements, documents, security agreements and other instruments entered into or delivered by or on behalf of the Borrower, the Backup Servicer, the Canadian Collection Account Bank, the Canadian Seller, the Parent, any Payment Processor, the Servicer, the Sponsor, the U.S. Collection Account Bank or the U.S. Seller, in connection with this Agreement or pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Administrative Agent’s security interest in the Collateral.
“FATCA” means Code Sections 1471 through 1474, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower and the Administrative Agent in writing. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.
“FICO Score” means, with respect to an Obligor of a Receivable, the credit score of the Obligor of a Receivable based on methodology developed by Fair Isaac Corporation and used by a Seller or its agents to determine credit risk when underwriting such Receivable. For purposes of clarification, the “FICO Score” of any Obligor shall mean the most recent FICO Score used to make a credit decision with respect to such Obligor, by the Borrower or the applicable Seller, as the case may be.
“Final Maturity Date” means the earliest of (a) June 12, 2023 (or such later date as may be agreed by the Borrower and each of the Lenders and notified in writing to the Administrative Agent), (b) the date of the acceleration of the Advances pursuant to Section 6.02, or (c) the date on which all Obligations shall have been paid in full (other than contingent indemnity obligations not yet due and owing).
“Floor” means 0.25%.
“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) extend or increase the term of the commitments (other than an increase in the commitment of a particular Lender or addition of a new Lender hereunder agreed to by the relevant Lender(s) and the Administrative Agent pursuant to the terms of this Agreement) or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which interest or premium is payable thereon or any fee is payable hereunder, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter, amend or waive the terms of Section 5.01(j), Section 5.01(k) (solely to the extent such alteration would reduce the amount of Collections to be deposited into the U.S. Collection Account or the Canadian Collection Account (other than in connection with a Canadian Cash Transfer Event)), Section 5.01(l), Section 6.01 (provided, however, that, notwithstanding anything to the contrary in Section 6.01 or the foregoing clause (b), the Administrative Agent and the Required Lenders, in their sole discretion, may allow the Borrower to cure any Event of Default within no more than three (3) Business Days after the occurrence of such Event of Default (including the lapse of any applicable grace period) and, if the Borrower cures such Event of Default to the satisfaction of the Administrative Agent and the Required Lenders within such period of time, such Event of Default shall be deemed waived by the Lenders; provided, further, that any extensions of such cure period shall require the prior written consent of each Lender), Section 6.02, Section 6.03, Section 9.01, Section 12.01(b),

Section 12.06 or Article XIII, (g) modify the definition of the terms “Accelerated Amortization Event,” “Applicable Margin”, “Borrowing Base,” “Class A Advance Rate,” “Class A Borrowing Base,” “Class A Borrowing Base Amount,” “Class A Interest,” “Class A Maximum Advance Rate Test,” “Class A Maximum Available Amount,” “Class A Maximum Committed Advance Rate Test,” “Class A Maximum Committed Available Amount,” “Class B Advance Rate”, “Class B Borrowing Base,” “Class B Borrowing Base Amount,” “Class B Buyout Triggering Event,” “Class B Interest,” “Class B Maximum Advance Rate Test,” “Class B Maximum Available Amount,” “Class B Maximum Committed Advance Rate Test,” “Class B Maximum Committed Available Amount,” “Defaulted Collateral Receivable,” “Delinquent Collateral Receivable,” “Fundamental Amendment,” “Interest Rate,” “Maximum Advance Rate Test,” “Maximum Available Amount,” “Maximum Committed Advance Rate Test,” “Maximum Committed Available Amount,” “Percentage” (provided, however, that an update to Schedule 1-A or Schedule 1-B, as applicable, in accordance with such definition shall not be deemed to be a modification to such definition), “Principal Loss Ratio,” “Post-Default Rate,” “Post-Reinvestment Period Rate,” “Required Lenders,” “Vintage Default Ratio” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) extend the Reinvestment Period, (i) release the Sponsor from its obligations under the Sponsor Indemnity Agreement, (j) release the Parent from its obligations under the Parent Pledge and Guaranty Agreement, (k) terminate or remove a Seller’s obligations to repurchase receivables pursuant to any Receivable Purchase Agreement, (l) change the currency required for payments of Obligations under this Agreement or (m) alter the pro rata sharing of payments required hereunder.
“Funded Facility Amount” means, on any day, the aggregate principal amount of Advances made on or prior to such day, reduced from time to time by payments and distributions in respect of principal of such Advances.
“Funding Account” means a deposit account directed by the Borrower to the Administrative Agent in writing (email is acceptable).
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, quasi-regulatory authority, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the SEC, the stock exchanges, any federal, state, provincial, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.
“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities. For the avoidance of doubt, “Governmental Filings” do not include filings of financing statements under the UCC, the PPSA or comparable laws.
“Incremental Advance” means a Class A Incremental Advance or a Class B Incremental Advance, as the context may require.
“Incremental Amount” means $~~125,000,000~~0.
“Indemnified Party” has the meaning specified in Section 12.04(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Facility Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Manager” means an individual who is natural person and who: (i) for the five-year period prior to such person’s appointment as Independent Manager has not been, and during the continuation of such person’s service as Independent Manager is not: (A) an employee, director, stockholder, member, manager, partner or officer of the Sponsor or any of its Affiliates (other than such person’s service as an Independent Manager of or Special Member to the Parent or the Borrower); (B) a customer or supplier of the Sponsor or any of its Affiliates (other than such person’s service as an Independent Manager of or Special Member to the Parent or the Borrower); or (C) any member of the immediate family of a person described in the foregoing clause (A) or (B); and (ii) has (A) prior experience as an Independent Manager for a corporation or limited liability company whose charter or organizational documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (B) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services (including providing independent managers or Managers) to issuers of securitization or structured finance instruments, agreements or securities.
“Ineligible Collateral Receivable” means, as of any date of determination, a Receivable that is not a Collateral Receivable.
“Information” has the meaning specified in Section 13.03(b).
“Initial Class A Lender” means Goldman Sachs Bank USA.
“Insolvency Event” means with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Interest” means, for each day during an Interest Accrual Period and each outstanding Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:
IR x P x 1/D
where:
IR    =    the Interest Rate for such Advance on such day;
P    =    the principal amount of such Advance on such day; and
D    =    360.
“Interest Accrual Period” means,
    (a)    with respect to each Advance (or portion thereof) (i) with respect to the initial Payment Date for such Advance (or portion thereof), the period from and including the related Borrowing Date to, and including, the last day of the Collection Period ending immediately after such Borrowing Date and (ii) with respect to any subsequent Payment Date for such Advance (or portion thereof), the applicable Collection Period preceding such Payment Date; provided, that the final Interest Accrual Period for all outstanding Advances hereunder shall end on and include the day prior to the payment in full of the Advances hereunder;
    (b)    any Interest Accrual Period with respect to any Advance which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and
    (c)    in the case of any Interest Accrual Period for any Advance which commences before an Unmatured Event of Default or an Event of Default and would otherwise end on a date occurring after the occurrence of an Unmatured Event of Default or an Event of Default, the Administrative Agent may, in its sole discretion, cause such Interest Accrual Period to end upon the occurrence of an Unmatured Event of Default or an Event of Default and the duration of each Interest Accrual Period which commences on or after the occurrence of an Unmatured Event of Default or an Event of Default shall be of such duration as selected by the Administrative Agent.

“Interest Rate” means, for any Interest Accrual Period and for each Advance outstanding by a Lender for each day during such Interest Accrual Period:
    (a)    prior to the Scheduled Reinvestment Period Termination Date, so long as no Accelerated Amortization Event or Event of Default (which has not otherwise been waived by the Required Lenders pursuant to the terms hereof) has occurred and is continuing, and so long as no Benchmark Disruption Event has occurred and is continuing, a rate equal to the Adjusted Benchmark Rate plus the Applicable Margin, and, in the event that a Benchmark Disruption Event has occurred and is continuing, a rate equal to the Base Rate plus the Applicable Margin; or
    (b)     on and after the Scheduled Reinvestment Period Termination Date, so long as no Accelerated Amortization Event or Event of Default (which has not otherwise been waived by the Required Lenders pursuant to the terms hereof) has occurred and is continuing, the Interest Rate shall be the Post-Reinvestment Period Rate plus the Applicable Margin; or
     (c)    upon the occurrence and during the continuance of an Accelerated Amortization Event or an Event of Default (which has not otherwise been waived by the Required Lenders pursuant to the terms hereof), the Interest Rate shall be the sum of the Adjusted Benchmark Rate or, if a Benchmark Disruption Event has occurred, the Base Rate plus the Post-Default Rate plus the Applicable Margin.
“Investment Company Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“JTV Receivable” means a Collateral Receivable in respect of which JTV (Jewelry Television) is the related Merchant that is payable in five (5) equal, interest-free installments over a period not to exceed four (4) months, with the first such payment made at the time such Receivable is originated, unless such Receivable is a Rescheduled Receivable, in which case, such Receivable is payable in five (5) equal, interest-free installments payable over a period not to exceed six (6) months, with the first such payment made at the time such Receivable is originated.
“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.
“Lender” means, (a) any Class A Lender and any Class B Lender, and (b) “Lenders” means, collectively, all of the foregoing lenders.

~~“LIBOR Determination Date” means, with respect to any Interest Accrual Period, the day that is two (2) Business Days before the commencement of such Interest Accrual Period.~~
~~“LIBOR Rate” means, for any Payment Date and determined by the Administrative Agent on the LIBOR Determination Date with respect to any Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate”, the greater of (a) the Floor and (b) the Offered Rate. For the purposes hereof, the “Offered Rate” shall mean the offered rate for three-month U.S. dollar deposits, as the applicable rate appears on Reuters Screen LIBOR03 Page as of 11:00 a.m. (London, England time) on such date (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%); provided that if the applicable rate does not appear on Reuters Screen LIBOR03 Page, the rate for such date will be based upon the offered rates of the reference banks selected by Goldman Sachs Bank USA for U.S. dollar deposits as of 11:00 a.m. (London, England time) on such date. In such event, the Administrative Agent will request the principal London office of each of at least three reference banks selected by the Administrative Agent to provide a quotation of its rate. If on such date, two or more of such reference banks provide such offered quotations, the Offered Rate shall be the arithmetic mean of all such offered quotations (rounded to the nearest whole multiple of 1/100 of 1%). In on such date, fewer than two of such reference banks provide such offered quotations, the Offered Rate shall be the offered rate for three-month U.S. dollar deposits as determined on the immediately preceding day that such rate appeared on Reuters Screen LIBOR03 Page.~~

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction).
“Margin Stock” has the meaning specified in Regulation U.
“Material Adverse Effect” means, with respect to any Person, an action or an event that could have a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of such Person, (b) the validity, enforceability or collectability of this Agreement or any other Facility Document against such Person or the validity, enforceability or collectability of the Collateral Receivables generally or any material portion of the Collateral Receivables, (c) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of such Person to perform its obligations under any Facility Document to which it is a party, or (e) the validity, perfection, priority or enforceability of the Administrative Agent’s Lien on the Collateral.
“Material Modification” means, with respect to any Receivable, any amendment, waiver, consent or modification of a Related Document with respect thereto executed or effected after the date on which such Receivable was advanced or otherwise came into existence, that:
    (a)    waives, extends or postpones any date fixed for any payment or mandatory prepayment on such Receivable; or
    (b)    reduces or forgives any amount of such Receivable.

“Maximum Advance Rate Test” means (a) prior to the making of a Class A Incremental Advance, the Class A Maximum Committed Advance Rate Test, (b) on and after the making of a Class A Incremental Advance, the Class A Maximum Advance Rate Test, (c) prior to the making of a Class B Incremental Advance, the Class B Maximum Committed Advance Rate Test, (d) on and after the making of a Class B Incremental Advance, the Class B Maximum Advance Rate Test, or (e) any one or more of the foregoing as the context may require.
“Maximum Available Amount” means, at any time, the lesser of:
    (a)    the Program Limit; and
    (b)    the Borrowing Base at such time.
For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Maximum Available Amount shall be subject to the satisfaction of the conditions precedent set forth in Section 3.02(b).
“Maximum Advance Rate Test Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing, form of Notice of Withdrawal and form of Notice of Prepayment attached hereto, as such form of Maximum Advance Rate Test Calculation Statement may be modified by the Administrative Agent from time to time to the extent modifications to such form would, in the good faith opinion of the Administrative Agent, improve the accuracy of the calculation of any Maximum Advance Rate Test, and any other calculations necessary to satisfy the conditions precedent to each Borrowing required hereunder.
“Maximum Committed Advance Rate Test” means a Class A Maximum Committed Advance Rate Test or a Class B Maximum Committed Advance Rate Test, as the context requires.
“Maximum Committed Available Amount” means, at any time, the lesser of:
    (a)    the Committed Facility Amount; and
    (b)    the Borrowing Base at such time.
For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Maximum Committed Available Amount shall be subject to the satisfaction of the condition precedent set forth in Section 3.02(b).
“Measurement Date” means (a) the Closing Date, (b) each Borrowing Date and (c) each Determination Date.
“Merchant” means the provider, approved by the Sponsor in accordance with the Credit Guidelines, of goods and services to an Obligor that gives rise to a Receivable.

“Merchant Discount Rate” means, with respect to each Receivable, the rate a Merchant has agreed to pay for Sezzle services.
MLA” means the Military Lending Act, 10 U.S.C. § 987.
“Money” has the meaning specified in Section 1-201(b)(24) of the UCC.
“Moody’s” means Moody’s Investors Service, Inc., together with its successors.
“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.
“Notice of Borrowing” has the meaning specified in Section 2.02.
“Notice of Prepayment” has the meaning specified in Section 2.05.
“Notice of Withdrawal” has the meaning specified in Section 9.02.
“Obligations” means all indebtedness, liabilities and obligations whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement or any other Facility Document, including, but not limited to, all amounts payable by the Borrower in respect of the Advances, with interest thereon, Prepayment Premium, Exit Fee, Unused Fees and all other amounts payable hereunder.
“Obligor” means, with respect to any Receivable, the individual primarily obligated to pay Collections in respect of such Receivable.
“OFAC” has the meaning specified in Section 4.01(f).
“Original Receivable Balance” means, with respect to any Receivable, as of the date of disbursement, the outstanding amount of such Receivable.
“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than a connection arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Facility Document, or sold or assigned an interest in the rights under any Facility Document).
“Other Taxes” has the meaning specified in Section 12.03(b).

“Parent” means Sezzle Funding SPE II Parent, LLC, a Delaware limited liability company.
“Parent LLC Agreement” means that certain Limited Liability Company Agreement of the Parent, dated as of the Closing Date, by and between the Sponsor, as sole member, and Ricardo Orozco, as Independent Manager.
“Parent Pledge and Guaranty Agreement” means that certain Pledge and Guaranty Agreement made by the Parent for the benefit of the Administrative Agent, dated as of the Closing Date, and acknowledged by the Borrower.
“Participant” has the meaning specified in Section 13.02(h).
“Participant Register” has the meaning specified in Section 13.02(i).
“Past Due Collateral Receivable” means any Collateral Receivable other than a Defaulted Collateral Receivable as to which all or any portion of any scheduled installment payments are past due more than fifteen (15) days, but less than twenty-eight (28) days with respect to such Collateral Receivable.
“PATRIOT Act” has the meaning specified in Section 12.16.
“Payment Date” means, with respect to any Collection Period, the Thursday following the end of such Collection Period; provided that, if any such day is not a Business Day, then such date shall be the next succeeding Business Day.
“Payment Processor” means one or more Persons processing automated clearinghouse (ACH) payments between a Obligor and the Servicer.
“Payment Processing Multi-Party Agreement” means an agreement by and among the Borrower, the Servicer, the Administrative Agent and a Payment Processor, in which such Payment Processor acknowledges the Lien of the Administrative Agent over Collections in respect of Collateral Receivables and agrees to act with respect to such Collection at the direction of the Administrative Agent (and not at the direction of the Borrower or the Servicer), in form and substance acceptable to the Administrative Agent.
“Payment Recipient” has the meaning specified in Section 11.08(a).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.
“Percentage” means, (a) with respect to any Lender party hereto on the date hereof, the percentage set forth opposite such Lender’s name on Schedule 1-A hereto, or with respect to each particular class, Schedule 1-B hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor or as such amount is either reduced or increased pursuant to Section 12.01(b)(iii) or based on any Incremental Advance provided or not provided by such Lender, or (b) with respect to a Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor or as such amount is either reduced or increased pursuant to Section 12.01(b)(iii) or based on any Incremental Advance provided or not provided by such Lender.
“Permitted Holder” means Charles Ghassan Youakim and Continental Investment Partners.
“Permitted Liens” means: (a) Liens created in favor of the Administrative Agent hereunder or under the other Facility Documents for the benefit of the Secured Parties; (b) Liens in favor of the Borrower pursuant to any Receivable Purchase Agreement, (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; and (d) in connection with maintaining deposit accounts established in accordance with this Agreement, bankers’ liens, rights of setoff and similar Liens granted to financial institutions maintaining such accounts.
“Permitted Sale” means, subject to compliance with Section 8.02, any sale by Borrower of (a) Receivables in connection with either (i) the repurchase by a Seller of a Receivable if required pursuant to the applicable Receivable Purchase Agreement, or (ii) a transfer of Receivables to a Securitization Vehicle in connection with a broadly marketed and distributed issuance of asset-backed securities, (b) Ineligible Collateral Receivables or (c) Collateral Receivables with the prior written consent of the Administrative Agent; provided, however, that no sale of any Receivables shall be a Permitted Sale if, immediately following such sale, any applicable Maximum Advance Rate Test is no longer satisfied; provided further that no sale of Receivables shall be a Permitted Sale if the Administrative Agent has provided notice within two (2) Business Days of receipt of notice pursuant to Section 8.02(a) of this Agreement, that such sale will, as reasonably determined by Administrative Agent, result in a materially adverse selection of Receivables to remain in the Borrowing Base following such sale.
“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.
“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.
“Post-Default Rate” means a rate per annum equal to (a) prior to the Scheduled Reinvestment Period Termination Date, 2.50% per annum, and (b) on and after the Scheduled Reinvestment Period Termination Date, 3.50% per annum.

“Post-Reinvestment Period Rate” means a rate per annum equal to the sum of (a) the Adjusted Benchmark Rate or, if a Benchmark Disruption Event has occurred, the Base Rate plus (b) 1.00% per annum.
“PPSA” means for any province or territory of Canada, the Personal Property Security Act in force in such province and territory.
“Prepayment Premium” has the meaning specified in Section 2.06.
“Prime Rate” means the rate announced by Goldman Sachs Bank USA from time to time as its prime rate in the United States of America, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Goldman Sachs Bank USA in connection with extensions of credit to debtors. Goldman Sachs Bank USA may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.
“Principal Loss Ratio” means, on any date of determination, with respect to the Collection Period preceding such date of determination, the ratio (expressed as a percentage) equal to (a) the Aggregate Receivable Balance of all Collateral Receivables that are Past Due Collateral Receivables as of the last day of such Collection Period or would be Past Due Collateral Receivables if such Receivables were not sold or otherwise disposed of by the Borrower during such Collection Period, divided by (b) the Aggregate Receivable Balance of all Collateral Receivables that are Current Collateral Receivables as of the first day of such Collection Period;
provided, however, that if the Aggregate Receivable Balance of all Collateral Receivables as of the first day of such Collection Period is zero ($0), the Principal Loss Ratio shall be zero for such Collection Period.
“Priority of Payments” has the meaning specified in Section 9.01.
“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).
“Proceeds” has, with reference to any asset or property, the meaning assigned to it under the UCC or the PPSA, as applicable, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.
“Program Limit” means the Committed Facility Amount plus the Incremental Amount.
“Prohibited Transaction” means a transaction described in Section 406(a) of ERISA, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA.
“Projections” has the meaning specified in Section 13.03(b).
“Promotional Receivable” means, (a) a Bass Pro Shops 5-month Receivable, a JTV Receivable or a Sportsman’s Guide Receivable or (b) a Collateral Receivable in respect of a retailer specific promotional program or other test case Receivables with respect to which the Borrower has provided the Administrative Agent with written notice (i) describing the related Merchant, Merchant Discount Rate, term and number of scheduled installments (which installments shall be of equal amount and interest-free) related to such Receivable (including as a Rescheduled Receivable) and (ii) confirming (and, if requested by the Administrative Agent, evidence thereof satisfactory to the Administrative Agent) that such Receivables are originated in compliance with all regulatory requirements (including that regulatory disclosures substantially similar to those provided to the Obligor of a Bass Pro Shops 5-month Receivable, a JTV Receivable or a Sportsman’s Guide Receivable, have been provided to the Obligor related to such Receivable).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Confirmation” means, an assignment delivered by the applicable Seller to the Borrower and the Administrative Agent, in the form attached to each Receivable Purchase Agreement or such other form reasonably acceptable to the Administrative Agent.
“Purchase Date” means, with respect to any Receivable, the date on which such Receivable was sold by a Seller to the Borrower under a Receivable Purchase Agreement.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 12.22.
“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (B) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (C) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.
“Receivable” means any amounts owed by an Obligor under a Contract.
“Receivable Balance” means, as of any date of determination, (a) with respect to a U.S. Receivable, the outstanding amount of such Receivable (in U.S. Dollars) and (b) with respect to a Canadian Receivable, the outstanding amount of such Receivable (in Canadian Dollars) multiplied by the CAD FX Rate.
“Receivable Schedule” means a listing (which shall be in the form of an electronic data tape or other medium in each case reasonably acceptable to the Administrative Agent) of all Receivables which are proposed to be sold to the Borrower on a Purchase Date (or in the case of a Quebec Purchased Receivable (as defined in the Canadian Receivable Purchase Agreement) after the initial Purchase Date, each such Receivable originated after delivery of the prior

Receivable Schedule under the Canadian Receivable Purchase Agreement), together with the information listed on Schedule 7 to this Agreement and such other information that is reasonably requested by the Administrative Agent from time to time, as such listing may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the Receivable Purchase Agreements.
“Receivable Purchase Agreements” means the Canadian Receivable Purchase Agreement and the U.S. Receivable Purchase Agreement.
“Reference Time” with respect to any ~~setting~~determination of the ~~then-current~~ Benchmark means ~~(1) if such Benchmark is LIBOR Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR Rate,~~ the time determined by the Administrative Agent in ~~its reasonable discretion~~accordance with the Benchmark Replacement Conforming Changes.
“Register” has the meaning specified in Section 13.02(g).
“Regulation T,” “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Regulatory Change” has the meaning specified in Section 2.09(a).
“Regulatory Event” means any one of the following events: a rule, order, decree, enactment, proclamation or publication of any guidance, guideline, interpretation, injunction, directive, proclamation, promulgation, requirement, order, judgment, policy statement, law, regulation, rule, statute, writ or finding by a Governmental Authority, in the context of an action, suit, proceeding, investigation, claim, allegation or otherwise that would either (a) have a material adverse effect on the validity, enforceability or collectability (including by the assignee of such Collateral Receivable) of any Collateral Receivable as reasonably determined by the Administrative Agent or (b) have a Material Adverse Effect on the Borrower, the Parent, the Servicer, any Seller, the Sponsor or the Backup Servicer.
“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) the Scheduled Reinvestment Period Termination Date, (b) the occurrence of an Accelerated Amortization Event, and (c) the Final Maturity Date.
“Related Documents” means, with respect to any Receivable, the Contract, each document evidencing the payment of the relevant purchase price or other amounts due to the Merchant by a Seller, each written invoice or other contract and all agreements or documents evidencing, governing, giving rise or relating to such Receivable under which a sale of goods or services is made by the Merchant to an Obligor, any bill of sale or assignment agreement delivered pursuant to a Receivable Purchase Agreement, as more fully described in each Receivable Purchase Agreement, and which shall include, without limitation all amendments with respect to each such document and, within two (2) Business Days following the request of the Administrative Agent, any endorsements or assignments thereof to the Administrative Agent or its transferees.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reporting Date” means the date that is three (3) Business Days prior to each Payment Date.
“Requested Amount” has the meaning specified in Section 2.02.
“Required Lenders” means, as of any date of determination,
(a) first, if any Class A Advances are then outstanding, one or more Class A Lenders having Class A Advances in an amount greater than 50% of the aggregate outstanding principal amount of all Class A Advances;
(b) second, if no Class A Advances are then outstanding, and the availability of the Class A Advances has not been terminated hereunder, one or more Class A Lenders holding in the aggregate more than 50% of the aggregate Percentages of all Class A Lenders; or
(c) third, if no Class A Advances are then outstanding and the availability of the Class A Advances has been terminated hereunder,
(i) if any Class B Advances are then outstanding, one or more Class B Lenders having Class B Advances in an amount greater than 50% of the aggregate outstanding principal amount of all Class B Advances; or
(ii) if no Class B Advances are then outstanding, one or more Class B Lenders holding in the aggregate more than 50% of the aggregate Percentages of all Class B Lenders.
“Rescheduled Receivable” means a Collateral Receivable under which the Obligor has rescheduled any installment payment thereunder in accordance with the terms of the related Contract.
“Rescheduling Fee” means a fee imposed by the Servicer to enable the Obligor to defer an installment payment.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) in the case of a corporation, partnership or limited liability company that, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief administrative officer, president, senior vice president, vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary, (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the Responsible Officer of the trustee or the administrator of the trust, acting on behalf of such trust in its capacity as trustee, and (e) in the case of the Administrative Agent, an officer of the Administrative Agent responsible for the administration of this Agreement.
“Restricted Payments” means the declaration of any distribution or dividends or the payment of any other amount (including in respect of redemptions permitted by the Constituent Documents of the Borrower) to any beneficiary or other equity investor in the Borrower on account of any Equity Interest in respect of the Borrower, or the payment on account of, or the setting apart of assets for a sinking or other analogous fund for, or the purchase or other acquisition of any Equity Interest in the Borrower or of any warrants, options or other rights to acquire the same (or to make any “phantom stock” or other similar payments in the nature of distributions or dividends in respect of equity to any Person), whether now or hereafter outstanding, either directly or indirectly, whether in cash, property (including marketable securities), or any payment or setting apart of assets for the redemption, withdrawal, retirement, acquisition, cancellation or termination of any Equity Interest in respect of the Borrower.
“S&P” means S&P Global Ratings.
“Sanctioned Country” means, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions, including a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, including the “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country or (iii) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctions Laws” means, collectively, (a) the rules and regulations regarding the blocking of assets and the prohibition of transactions involving Persons or countries designated by OFAC or the U.S. Department of State; and (b) any other Applicable Laws relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time.
“Scheduled Reinvestment Period Termination Date” means February 10, 2023 or such later date as may be agreed by the Borrower and each of the Lenders in writing and notified in writing to the Administrative Agent.
“SCRA” means the Servicemembers Civil Relief Act, 50 U.S.C. §§ 3901-4043.

“SEC” means the Securities and Exchange Commission or any other Governmental Authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.
“Secured Parties” means the Administrative Agent, the Lenders, any Affected Person and each Indemnified Party and their respective permitted successors and assigns.
“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
“Securitization Vehicle” means a special purpose bankruptcy remote entity formed for the purpose of directly or indirectly purchasing Receivables from the Borrower and issuing debt in the capital markets secured by such Receivables.
“Sellers” means, the Canadian Seller and the U.S. Seller.
“Servicer” means Sezzle, in its capacity as servicer under the Servicing Agreement or any Backup Servicer under the Backup Servicing Agreement.
“Servicer Event of Default” means (a) a “Servicer Event of Default” as such term is defined in the Servicing Agreement or (b) a Regulatory Event that causes a Material Adverse Effect on the Servicer.
“Servicer Fee” means, for each Collection Period, a fee payable to the Servicer in arrears on each Payment Date (in accordance with the Priority of Payments) in an amount equal to the amount provided for in the Servicing Agreement.
“Servicing Agreement” means (a) the Servicing Agreement, dated as of the Closing Date, by and among the Borrower, the Servicer and the Administrative Agent or (b) any servicing agreement among the Borrower, the Administrative Agent and the Backup Servicer, as successor servicer, or a successor servicer that is approved in writing by the Administrative Agent.
“Servicing Commencement Notice” has the meaning set forth in the Backup Servicing Agreement.
“Servicing Guide” means the servicing guide or program requirements of the Servicer attached as Schedule 6, which may be amended, modified or supplemented by the Servicer from time to time in accordance with the Section 5.02(j).
“Sezzle” means Sezzle Inc., a Delaware corporation.

“SOFR~~” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day~~ Adjustment” means 0.26161%.
“SOFR ~~Administrator~~Rate” means the ~~Federal Reserve Bank~~sum of ~~New York~~ (~~or~~ a ~~successor administrator of the secured overnight financing rate~~)~~.~~
~~“~~ Compounded SOFR ~~Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by~~and (b) the SOFR ~~Administrator from time to time~~Adjustment.
“Solvent” means, with respect to any Person, that as of the date of determination, both (a) (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in any of its financial projections; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code, Section 271 of the Debtor and Creditor Law of the State of New York or other Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).
“Sponsor” means Sezzle.
“Sponsor Indemnity Agreement” means the Limited Guaranty and Indemnity Agreement by the Sponsor, as limited guarantor, for the benefit of the Administrative Agent, dated as of the Closing Date.
“Sponsor Indemnity Event of Default” has the meaning assigned to “Limited Guaranty Event of Default” in the Sponsor Indemnity Agreement.
“Sportsman’s Guide Receivable” means a Collateral Receivable in respect of which Sportsman’s Guide, Inc. is the related Merchant that is payable in four (4) equal, interest-free installments over a period not to exceed three (3) months, with the first such payment made at the time such Receivable is originated, unless such Receivable is a Rescheduled Receivable, in which case, such Receivable is payable in four (4) equal, interest-free installments payable over a period not to exceed five (5) months, with the first such payment made at the time such Receivable is originated.
“Subject Laws” has the meaning specified in Section 4.01(f).

“Supported QFC” has the meaning specified in Section 12.22.
“Syndication” has the meaning specified in Section 13.02(a).
“Taxes” means all present or future taxes, levies, imposts, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and all liabilities (including penalties, additions, interest and expenses) with respect thereto.
~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
“Termination Date” means the last day of the Reinvestment Period or, if the Reinvestment Period has been reinstated, the last day of such reinstated Reinvestment Period; provided that, if the Termination Date would otherwise not be a Business Day, then the Termination Date shall be the immediately succeeding Business Day.
“Transaction Value” means, with respect to each Collateral Receivable, as of the applicable origination date of such Collateral Receivable, the aggregate amount of all installments owed by the relevant Obligor, including any initial payment made by the Obligor on such origination date and any Receivable Balance owed by such Obligor thereafter with respect to such Collateral Receivable.
“UCC” means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Administrative Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
~~“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.~~

“Unmatured Event of Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.
“Unused Fees” means the Class A Unused Fees and the Class B Unused Fees.
“U.S.” means the United States of America.
“U.S. Collection Account” means the account established at the U.S. Collection Account Bank in the name of the Borrower, which account has been designated as the U.S. Collection Account and which shall at all times be the subject of a U.S. Account Control Agreement.
“U.S. Collection Account Bank” means (a) First Premier Bank, a South Dakota banking corporation or (b) another Qualified Institution reasonably acceptable to the Administrative Agent.
“U.S. Collection Account Control Agreement” means each agreement in form reasonably acceptable to the Administrative Agent among the Borrower, the Administrative Agent and the U.S. Collection Account Bank establishing “control” within the meaning of the UCC over the U.S. Collection Account or such other account as may be applicable from time to time.
“U.S. Collection Account Maintenance Amount” means, (a) $25,000 or (b) such lesser amount as may be agreed upon by the Borrower, the U.S. Collection Account Bank and the Administrative Agent in writing from time to time as the minimum balance to be maintained in the U.S. Collection Account.
“U.S. Collection Account Required Amount” means, as of any date of determination, the greater of (a) an aggregate amount equal to 1.00% of the highest Funded Facility Amount as of any day elapsed during the two Collection Periods preceding such date and (b) the U.S. Collection Account Maintenance Amount.
“U.S. Dollars” and “$” mean lawful money of the United States of America.
“U.S. Receivable” means each Receivable sold to the Borrower by the U.S. Seller pursuant to the terms and subject to the conditions set forth in the U.S. Receivable Purchase Agreement.
“U.S. Receivable Purchase Agreement” means (a) the U.S. Receivable Purchase Agreement, dated as of the Closing Date, by and among the U.S. Seller and the Borrower, in form and substance acceptable to the Administrative Agent or (b) such other receivable purchase agreement among the U.S. Seller and the Borrower, that is in form and substance satisfactory to the Administrative Agent.
“U.S. Seller” means Sezzle.
“U.S. Special Resolution Regimes” has the meaning specified in Section 12.22.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 12.03(g).
“Vintage” means each full calendar month during which Receivables have been originated by a Seller.
“Vintage Collections” means all Collections in respect of any Vintage Receivable.
“Vintage Default Ratio” means, as of any date of determination, with respect to each Vintage, the ratio (expressed as a percentage) equal to (a) the Vintage Receivables Balance of all Vintage Receivables that became Defaulted Collateral Receivables at any time following the origination of such Vintage Receivables minus the aggregate amount of Vintage Collections received by a Seller or the Borrower at any time following the origination of such Vintage Receivables, divided by (b) the Vintage Total Transaction Value of all Vintage Receivables originated during such Vintage.

“Vintage Receivable” means each Receivable originated by a Seller in the ordinary course of business in accordance with the Credit Guidelines during each Vintage.
“Vintage Receivables Balance” means, with respect to each Vintage, the sum of the Vintage Total Transaction Values of all the Vintage Receivables originated by a Seller during such Vintage.
“Vintage Total Transaction Value” means, with respect to each Vintage Receivable, as of the applicable origination date of such Vintage Receivable, the aggregate amount of all installments owed by the relevant Obligor, including any initial payment made by the Obligor on such origination date and any Receivable Balance owed by such Obligor thereafter with respect to such Collateral Receivable.
“Weekly Report” has the meaning specified in Section 5.01(g).
“Weighted Average FICO Score” means, as of any date of determination with respect to all Collateral Receivables for which a FICO Score has been obtained around the time the Receivable was originated, the ratio (expressed as a number) obtained by summing the products obtained by multiplying:

The FICO Score of the related Obligor as of the Credit Approval Date	X	The principal balance of such Collateral Receivable as of such date of determination and dividing such sum by the Receivable Balance of all Collateral Receivables as of such date of determination for which a FICO Score has been obtained around the time the Receivable was originated.
“Weighted Average Merchant Discount Rate” means, as of any date of determination with respect to all Collateral Receivables, the ratio (expressed as a percentage) obtained by summing the products obtained by multiplying:

The Merchant Discount Rate	X	The principal balance of such Collateral Receivable as of such date of determination and dividing such sum by the Receivable Balance of all Collateral Receivables as of such date of determination.
“Withdrawal Date” has the meaning specified in Section 9.02.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withdrawal Principal Loss Ratio” means, on any date of determination, with respect to the two-week period ending on such date of determination, the ratio (expressed as a percentage) equal to (a) the Aggregate Receivable Balance of all Collateral Receivables that are Past Due Collateral Receivables as of the last day of such period or would be Past Due Collateral Receivables if such Receivables were not sold or otherwise disposed of by the Borrower during such period, divided by (b) the Aggregate Receivable Balance of all Collateral Receivables that are Current Collateral Receivables as of the first day of such period; provided, however, that if the Aggregate Receivable Balance of all Collateral Receivables as of the first day of such period is zero ($0), the Withdrawal Principal Loss Ratio shall be zero for such period.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Zero Down Receivable” means a Collateral Receivable for which the related Contract provides for the final scheduled installment to be made by the Obligor 56 days after the origination thereof.
    Section 1.02.    Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (a) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, and “or” is not exclusive, (b) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision, (c) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (d) references in this Agreement to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, (e) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement, (f) any definition of or reference to any Facility Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (g) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (h) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time and (i) each reference to time without further specification shall mean New York City Time.
    Section 1.03.    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding.” Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.
    Section 1.04.    Collateral Value Calculation Procedures. In connection with all calculations required to be made pursuant to this Agreement with respect to any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Receivables, and with respect to the income that can be earned on any other amounts that may be received for deposit in the Canadian Collection Account or the U.S. Collection Account, as applicable, the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Agreement, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.
    (a)    References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.
    (b)    For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Delinquent Collateral Receivables, Defaulted Collateral Receivables and Ineligible Collateral Receivables shall be deemed to have a Receivable Balance equal to zero.
    (c)    For purposes of calculating compliance with any Concentration Limitation based on the “weighted average”, “weighted average” shall mean, as of any date of determination with respect to all Collateral Receivables, the ratio (expressed as a number) obtained by summing the products of (a) (i) the FICO Score of the related Obligor as reported at the time such Collateral Receivable was made, or (ii) the original term to maturity of such Receivable, as applicable, times (b) the Receivable Balance of such Collateral Receivable, and (c) dividing such sum by the Aggregate Receivable Balance of all Collateral Receivables as of such date of determination.
    (d)    Determinations of the Collateral Receivables, or portions thereof, that constitute Excess Concentration Amounts will be determined in the way that produces the lowest Borrowing Base at the time of determination, it being understood that a Collateral Receivable (or portion thereof) that falls into more than one such category of Collateral Receivables will be deemed, solely for purposes of such determinations, to fall only into the category that produces the lowest such Borrowing Base at such time (without duplication).
    (e)    For the purposes of calculating compliance with each of the Concentration Limitations, all calculations will be rounded to the nearest 0.01%, with 0.005% rounded upwards.
    (f)    Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in U.S. Dollars (giving effect to the CAD FX Rate, if applicable). For purposes of this Agreement, calculations with respect to all amounts received or required to be paid in a currency other than U.S. Dollars or Canadian Dollars shall be valued at zero.
    (g)    References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Receivable include references to the Borrower’s acquisition of such Collateral Receivable by way of a sale from a Seller under a Receivable Purchase Agreement.
Section 1.05. Divisions. For all purposes under the Facility Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Article II

Advances
    Section 2.01.    Revolving Credit Facility. (a) On the terms and subject to the conditions herein set forth, including Article III, (i) each Class A Lender severally agrees to make loans to Borrower (each, a “Class A Committed Advance”) from time to time on any Business Day during the period from the Closing Date until but excluding the Termination Date, on a pro rata basis in each case based on and limited to the Percentage applicable to such Class A Lender and, as to all Class A Lenders, in an amount that would not cause the aggregate principal balance of the Class A Committed Advances to exceed the Class A Maximum Committed Available Amount as then in effect, and (ii) each Class B Lender severally agrees to make loans to Borrower (each, a “Class B Committed Advance” and, together with any Class A Committed Advance, a “Committed Advance”) from time to time on any Business Day during the period from the Closing Date until but excluding the Termination Date, on a pro rata basis in each case based on and limited to the Percentage applicable to such Class B Lender and, as to all Class B Lenders, in an amount that would not cause the aggregate principal balance of the Class B Committed Advances to exceed the Class B Maximum Committed Available Amount as then in effect; provided, however, that, in each case, except with respect to the initial Class A Committed Advance and initial Class B Committed Advance hereunder, the aggregate principal amount of any such Committed Advance shall not, by itself or when combined with the principal amounts of all Committed Advances made by the Lenders to the Borrower during the thirty (30) days immediately preceding the proposed Borrowing Date for such Class A Committed Advance or Class B Committed Advance, as applicable, exceed 50% of the Committed Facility Amount. No Lender shall make any Committed Advance or portion thereof if it would cause the aggregate outstanding principal amount of the Committed Advances to exceed the Maximum Committed Available Amount as then in effect.
    (b) Incremental Advances. If the aggregate outstanding principal balance of the Class A Committed Advances is in excess of the Class A Committed Facility Amount on the relevant Borrowing Date, on the terms and subject to the conditions hereinafter set forth, including Article III, each Class A Lender severally may agree, in its sole and absolute discretion, to make incremental loans to the Borrower (each, a “Class A Incremental Advance”, and together with the Class A Committed Advances, each a “Class A Advance”) from time to time on any Business Day during the period from the Closing Date until but excluding the Termination Date, on a pro rata basis in each case based on and limited to the Percentage applicable to such Class A Lender and, as to all Class A Lenders, in an aggregate principal amount up to but not exceeding the Class A Maximum Available Amount as then in effect.
If the aggregate outstanding principal balance of the Class B Committed Advances is in excess of the Class B Committed Facility Amount on the relevant Borrowing Date, on the terms and subject to the conditions hereinafter set forth, including Article III, each Class B Lender severally may agree, in its sole and absolute discretion, to make incremental loans to the Borrower (each, a “Class B Incremental Advance”, and together with the Class B Committed Advances, each a “Class B Advance”, and together with the Class A Advances, each an “Advance”) from time to time on any Business Day during the period from the Closing Date until but excluding the Termination Date, on a pro rata basis in each case based on and limited to the Percentage applicable to such Class B Lender and, as to all Class B Lenders, in an aggregate principal amount up to but not exceeding the Class B Maximum Available Amount as then in effect.
No Lender shall make any Advance or portion thereof if it would cause the aggregate outstanding principal amount of the Advances to exceed the Maximum Available Amount as then in effect.

(c)      Each such borrowing under this Section 2.01 of an Advance on any single day is referred to herein as a “Borrowing.” Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Advances under this Section 2.01 and prepay Advances under Section 2.05.
    Section 2.02.    Making of the Advances. (a) Subject to the terms and conditions of Section 2.01, if the Borrower desires to request a Borrowing under this Agreement, the Borrower shall give the Administrative Agent a written notice (each, a “Notice of Borrowing”) for such Borrowing (which notice shall be irrevocable and effective upon receipt) not later than 1:00 p.m. at least two (2) Business Days prior to the day of the requested Borrowing. A Notice of Borrowing received after 1:00 p.m. shall be deemed received on the following Business Day.
Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.02, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Advance requested to be made as part of the requested Borrowing. Each Notice of Borrowing shall be substantially in the form of Exhibit A-1 hereto, dated the date the request for the related Borrowing is being made, signed by a Responsible Officer of the Borrower, shall attach a Maximum Advance Rate Test Calculation Statement and shall otherwise be appropriately completed. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling prior to the Termination Date, and the amount of the Borrowing requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least $250,000 (or, less, if agreed to by the Administrative Agent and the Lenders in their sole and absolute discretion).
Unless otherwise permitted by the Administrative Agent and each of the Lenders in their sole and absolute discretion, there shall be no more than one (1) Borrowing Date per calendar week.
    (b)    Funding by Lenders. Subject to the terms and conditions herein, each Lender providing an Advance shall make its Percentage (as such Percentage may be reduced or increased from time to time in accordance with the terms hereof) of the applicable Requested Amount on each Borrowing Date (x) by wire shall transfer of immediately available funds by 11:00 a.m. on such Borrowing Date to the Administrative Agent pursuant to wiring instructions provided by the Administrative Agent and the Administrative Agent will hold and pay such funds to the Borrower by wire transfer of immediately available funds by 2:00 p.m. on such Borrowing Date to the Funding Account, on behalf of the Lenders or (y) if requested in writing (email is acceptable) by the Administrative Agent, by wire transfer of immediately available funds by 2:00 p.m. on such Borrowing Date directly to the Funding Account pursuant to wiring instructions provided by the Administrative Agent.
    (c)    Presumption by the Administrative Agent. The Administrative Agent may not assume that a Lender has made or will make its Percentage of any applicable Requested Amount and shall not be obligated to make available to the Borrower a corresponding amount unless the Administrative Agent has received from all Lenders the funds corresponding to their relevant Percentages with respect to the applicable Requested Amount.

    Section 2.03.    Evidence of Indebtedness.
    (a)    Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder; provided, however, that in case of a conflict between the records of the Administrative Agent and those of such Lender, the records of the Administrative Agent shall prevail absent manifest error.
    (b)    Maintenance of Records by Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. Notwithstanding anything to the contrary herein, the Administrative Agent shall be responsible for calculating and confirming any and all amounts due, interest, compliance with financial covenants, eligibility criteria and each other trigger or rate hereunder and under the other Facility Documents and each such calculation and confirmation shall be conclusive and binding for all purposes, absent manifest error.
    (c)    Effect of Entries. The entries made in the records maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances and other Obligations hereunder in accordance with the terms of this Agreement.
    Section 2.04.    Payment of Principal, Interest and Certain Fees. The Borrower shall pay principal and Interest on the Advances as follows:
    (a)    100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be due and payable on the Final Maturity Date.
    (b)    Class A Interest shall accrue on the unpaid principal amount of each Class A Advance from the date of such Class A Advance until such principal amount is paid in full and Class B Interest shall accrue on the unpaid principal amount of each Class B Advance from the date of such Class B Advance until such principal amount is paid in full.
    (c)    Accrued Class A Interest on each Class A Advance or accrued Class B Interest on each Class B Advance, as applicable, shall be due and payable in arrears (x) on each Payment Date, and (y) in connection with any prepayment pursuant to Section 2.05(a); provided that (i) with respect to any prepayment in full of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment may be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (ii) with respect to any partial prepayment of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment shall be payable following such prepayment on the applicable Payment Date in accordance with the Priority of Payments for the Collection Period in which such prepayment occurred.
    (d)    Subject to clause (e) below, the obligation of the Borrower to pay the Obligations, including, but not limited to, the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances, accrued Interest thereon, to pay the Lenders the Prepayment Premium, Exit Fees and Unused Fees, and to pay any other fees as set forth hereunder and in the Administrative Agent Fee Letter, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof (including Section 2.14 and Article IX) and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person (other than a defense that payment was made).
    (e)    As a condition to the payment of Interest on any Advance, Class A Interest on any Class A Advance or Class B Interest on any Class B Advance, as applicable, and principal of any Advance, any Prepayment Premium, any Exit Fee, any Unused Fees and any other amounts due pursuant to the Facility Documents without the imposition of withholding tax, the Borrower or the Administrative Agent may require certification acceptable to it to enable the Borrower and the Administrative Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Advance under any present or future law or regulation of the United States of America and any other applicable jurisdiction, or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.
    (f)    Unused Fees shall accrue from the Closing Date until the Termination Date and shall be payable by the Borrower to the Lenders in arrears on each Payment Date for the immediately preceding Collection Period in accordance with the Priority of Payments.
    Section 2.05.    Prepayment of Advances.
    (a)    Optional Prepayments. On any date on or after the Closing Date, Borrower may, from time to time on any Business Day, subject to payment of the Prepayment Premium or Exit Fee (if any) as set forth in Section 2.06, voluntarily prepay any outstanding Advances in whole or in part, together with all amounts due pursuant to Sections 2.04(c) and 2.10; provided that the Borrower shall have delivered to the Administrative Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit B hereto by no later than 1:00 p.m. at least two (2) Business Days prior to the day of such prepayment. Any Notice of Prepayment received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next Business Day. Upon receipt of such Notice of Prepayment, the Administrative Agent shall promptly, but in any event, no later than 1:00 p.m. at least one (1) Business Day prior to the date of such prepayment, notify each Lender. Each such Notice of Prepayment shall be irrevocable and effective upon the date received and shall be dated the date such notice is given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Each prepayment of any Advance by the Borrower pursuant to this Section 2.05(a) shall in each case be in a principal amount of at least $500,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein (including, but not limited to, any Prepayment Premium or Exit Fee). The Borrower shall make the payment amount specified in such notice by wire transfer of immediately available funds by 11:00 a.m. on the date of prepayment to the account of the Administrative Agent, which will hold the funds on behalf of the Lenders. To the extent payment was made to the Administrative Agent, the Administrative Agent promptly will make such payment amount specified in such notice available to each Lender in the amount of each Lender’s Percentage of the payment amount by wire transfer to such Lender’s account. Any funds for purposes of a voluntary prepayment received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next Business Day. For the avoidance of any doubt, the Borrower may only provide a Notice of Prepayment to prepay Advances that are outstanding on the date such Notice of Prepayment is delivered and may not provide a Notice of Prepayment to prepay any future Advances.
    (b)    Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.05 shall be subject to Sections 2.04(c) and 2.10 and applied to the Advances in accordance with the relevant Lenders’ respective Percentages.
    (c)    Interest on Prepaid Advances. The Borrower shall pay all accrued and unpaid Interest on the Advances that are prepaid on the date of such prepayment.
    Section 2.06.    Prepayment Premium and Exit Fee.
    (a)    If the Borrower terminates this Agreement or otherwise voluntarily prepays all or any portion of the outstanding principal balance of any Advances prior to the Scheduled Reinvestment Period Termination Date, the Borrower shall pay, to the Administrative Agent, for the pro rata benefit and account of each Lender, in immediately available funds, a non-refundable prepayment fee equal to the product of (i) the outstanding principal amount of the Advances being prepaid as of the date of such prepayment, (ii) the Applicable Margin corresponding to the applicable Advances being prepaid plus the Post-Default Rate (if applicable), and (iii) a fraction (expressed as a percentage) having a numerator equal to the number of days from and including the date of such prepayment to the Scheduled Reinvestment Period Termination Date and a denominator equal to 360 (collectively, the “Prepayment Premiums”); provided, however, that no such Prepayment Premium shall be payable in connection with any prepayment made (A) to satisfy any breach of a Maximum Advance Rate Test, (B) with respect to any payments required pursuant to Section 9.01 of the Agreement or (C) in connection with a Permitted Sale to a Securitization Vehicle in connection with a broadly marketed and distributed issuance of asset-backed securities (but the Exit Fee shall be due and payable in the case of this clause (C)).

    (b)    For the avoidance of doubt, any applicable Prepayment Premium shall be due and payable at any time the Advances become due and payable prior to the Scheduled Reinvestment Period Termination Date, whether due to acceleration pursuant to the terms of the Agreement (in which case it shall be due immediately), by operation of law or otherwise (including, without limitation, on account of the commencement of an Insolvency Event), and whether such acceleration occurs prior to, upon or subsequent to the commencement of an Insolvency Event. In view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of acceleration or prepayment, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders, the Prepayment Premiums constitute liquidated damages which shall be due and payable upon such date. The Borrower hereby waives any defense to payment other than payment on performance, whether such defense may be based in public policy, ambiguity, or otherwise. The Borrower and the Lenders acknowledge and agree that any Prepayment Premium due and payable hereunder shall not constitute unmatured interest, whether under Section 502(b)(3) of the Bankruptcy Code or otherwise. The Borrower further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation.
    (c)    If the Borrower terminates this Agreement or otherwise voluntarily prepays all or any portion of the outstanding principal balance of any Advances in connection with a Permitted Sale to a Securitization Vehicle in connection with a broadly marketed and distributed issuance of asset-backed securities, the Borrower shall pay the Exit Fee in accordance with the terms and provisions set forth in the Administrative Agent Fee Letter.
    (d)    Any amount payable under this Section 2.06 that is not paid when due shall bear interest at the rate set forth under clause (c) of “Interest Rate” from the date such amount is due until the date paid, in accordance with this Section 2.06.
    Section 2.07.    Maximum Lawful Rate. It is the intention of the parties hereto that the Interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein to the contrary notwithstanding, in the event any Interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.
    Section 2.08.    Several Obligations. The failure of any Lender to make any Advance to be made by it on the date specified therefor or make payments pursuant to Section 11.04 shall not relieve any other Lender of its obligation to make its Advance on such date or make such payments, the Administrative Agent shall not be responsible for the failure of any Lender to make any Advance or make such payments, and no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender or to make such payments under Section 11.04.

    Section 2.09.    Increased Costs. (a) If (i) the introduction of or any change in or in the interpretation, application or implementation of any Applicable Law or GAAP or other applicable accounting policy after the date hereof, or (ii) the compliance with any guideline or change in the interpretation, application or implementation of any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date hereof, (a “Regulatory Change”):
    (A)    shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest on the Advances), special deposit or similar requirement against assets of any Affected Person, deposits or obligations with or for the account of any Affected Person or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Person, or credit extended by any Affected Person;
    (B)    shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Person;
    (C)    shall subject any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
    (D)    shall impose any other condition (other than Taxes) affecting any Advance owned or funded in whole or in part by any Affected Person, or its obligations or rights, if any, to make Advances or to provide funding therefor;
    (E)    shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges; or
    (F)    shall cause an internal capital or liquidity charge or other imputed cost to be assessed upon any Affected Person which, in the sole discretion of such Affected Person, is allocable to the Borrower or to the transactions contemplated by this Agreement;
and the result of any of the foregoing is or would be
    (x)    to increase the cost to or to impose a cost on an Affected Person funding or making or maintaining any Advance, or
    (y)    to reduce the amount of any sum received or receivable by an Affected Person under this Agreement, or

    (z)    in the sole determination of such Affected Person, to reduce the rate of return on the capital of an Affected Person as a consequence of its obligations hereunder, then within thirty (30) days after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), the Borrower shall pay directly to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional or increased cost or such reduction. For the avoidance of doubt, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank Act”); (ii) the revised Basel Accord prepared by the Basel Committee on Banking Supervision as set out in the publication entitled “Basel II: International Convergence of Capital Measurements and Capital Standards: A Revised Framework,” as updated from time to time (“Basel II”); (iii) the publication entitled “Basel III: A global regulatory framework for more resilient banks and banking systems,” as updated from time to time (“Basel III”), including any publications addressing the liquidity coverage ratio (“LCR”) or the supplementary leverage ratio (“SLR”); or (iv) any implementing laws, rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to the Dodd Frank Act, Basel II or Basel III (whether or not having the force of law), and in each case all rules and regulations promulgated thereunder or issued in connection therewith shall be deemed to have been introduced after the Closing Date, thereby constituting a Regulatory Change hereunder with respect to the Affected Persons as of the Closing Date, regardless of the date enacted, adopted or issued, and such additional amounts which are sufficient to compensate such Affected Person for such increase in capital or liquidity or reduced return in accordance with the Priority of Payments. The Borrower acknowledges that this Section 2.09 permits the Affected Person to institute measures in anticipation of a Regulatory Change (including the imposition of internal charges on the Affected Person’s interests or obligations under this Agreement), and allows the Affected Person to commence allocating charges to or seeking compensation from the Borrower under this Section 2.09 in connection with such measures (such amounts being referred to as “Early Adoption Increased Costs”), in advance of the effective date of such Regulatory Change, and the Borrower agrees to pay such Early Adoption Increased Costs to the Affected Person following demand therefor without regard to whether such effective date has occurred. If any Affected Person becomes entitled to claim any additional amounts pursuant to this Section 2.09, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by an Affected Person shall be conclusive and binding for all purposes, absent manifest error.
    (b)    Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clause (a) of this Section 2.09, such Lender will (i) use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Person would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to this Section 2.09 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Advances through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Advances or the interests of such Lender.
    (c)    Failure or delay on the part of an Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation.
    Section 2.10.    Compensation; Breakage Payments. The Borrower agrees to compensate each Affected Person from time to time, on the Payment Dates, following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts), in accordance with the Priority of Payments for all reasonable losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) a Borrowing of any Advance by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, (ii) if any payment, prepayment or conversion of any of the Borrower’s Advances occurs on a date that is not the last day of the relevant Interest Accrual Period, or (iii) as a consequence of any other default by the Borrower to repay its Advances when required by the terms of this Agreement. A certificate as to any amounts payable pursuant to this Section 2.10 submitted to the Borrower by any Lender (with a copy to the Administrative Agent and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.
    Section 2.11.    Illegality; Inability to Determine Rates. (a) Notwithstanding any other provision in this Agreement, in the event of a Benchmark Disruption Event, then the affected Lender shall promptly notify the Administrative Agent and the Borrower thereof, and such Lender’s obligation to make or maintain Advances hereunder based on the Adjusted Benchmark Rate shall be suspended until such time as such Lender may again make and maintain Advances based on the Adjusted Benchmark Rate and the Advances of each Interest Accrual Period in which such Person owns an interest shall either (1) if such Lender may lawfully continue to maintain such Advances at the Adjusted Benchmark Rate until the last day of the applicable Interest Accrual Period, be reallocated on the last day of such Interest Accrual Period to another Interest Accrual Period in respect of which the Advances allocated thereto accrues interest determined other than with respect to the Adjusted Benchmark Rate or (2) if such Lender shall determine that it may not lawfully continue to maintain such Advances at the Adjusted Benchmark Rate until the end of the applicable Interest Accrual Period, such Lender’s share of the Advances allocated to such Interest Accrual Period shall be deemed to accrue interest at the Base Rate from the effective date of such notice until the end of such Interest Accrual Period.
    (b)    Upon the occurrence of any event giving rise to a Lender’s suspending its obligation to make or maintain Advances based on the Adjusted Benchmark Rate pursuant to Section

2.11(a), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make and maintain Advances based on the Adjusted Benchmark Rate; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.
    (c)    If, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, either (i) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Benchmark for the applicable Advances, or (ii) the Required Lenders determine and notify the Administrative Agent that the Adjusted Benchmark Rate with respect to such Advances does not adequately and fairly reflect the cost to such Lenders of funding such Advances, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Advances based on the Adjusted Benchmark Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.
Section 2.12.    ~~Effect of~~ Benchmark ~~Transition Event~~Replacement.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary ~~herein~~in this Agreement or in any other Facility Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred ~~prior to~~, the ~~Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such~~ Benchmark Replacement will replace ~~such Benchmark~~ the then-current Benchmark for all purposes hereunder, ~~and~~or under any ~~Facility Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document~~other Facility Document, in respect of ~~any~~all determinations of the Benchmark ~~setting~~ at ~~or after~~any time following 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided ~~to the Borrower~~ by the Administrative Agent to the other parties hereto without any amendment to~~,~~ this Agreement or further action or consent of any other party ~~to, this Agreement or any other Facility Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Borrower~~.
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement ~~or any other Facility Document~~.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the ~~Borrower~~other parties hereto of (i) any occurrence of a Benchmark

Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes~~, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period~~. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party ~~to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Section 2.12.~~
~~(d)    Unavailability of Tenor of Term SOFR. Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Accrual Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Accrual Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor~~.
    Section 2.13.    Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case maybe, as to such obligations, all as though such payment had not been made.
    Section 2.14.    Post-Default Interest or Post-Reinvestment Period Interest. The Borrower shall pay interest on all Obligations that are not paid when due for the period from the due date thereof until the date the same is paid in full at the rate set forth under clause (c) of “Interest Rate”. Interest payable at the Post-Default Rate or the Post-Reinvestment Period Rate shall be payable on each Payment Date in accordance with the Priority of Payments.
    Section 2.15.    Payments Generally. (a) All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement or any other Facility Document, shall be paid by the

Borrower to the Administrative Agent for the account of the applicable recipient in U.S. Dollars, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. The Administrative Agent and each Lender shall provide wire instructions to the Borrower and the Administrative Agent. Payments must be received by the Administrative Agent for the account of the Lenders on or prior to 3:00 p.m. on a Business Day; provided that, payments received by the Administrative Agent after 3:00 p.m. on a Business Day will be deemed to have been paid on the next following Business Day. To the extent payment was made to the Administrative Agent, the Administrative Agent promptly will make such payment amount available to each Lender on a pro rata basis based on the amount due and owed to each Lender at such time by wire transfer to such Lender’s account.
    (b)    Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed. In computing interest on any Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance. All computations made by the Administrative Agent under this Agreement shall be conclusive absent manifest error.
Article III

Conditions Precedent
    Section 3.01.    Conditions Precedent to this Agreement. This Agreement shall become effective once the Administrative Agent shall have received, prior to or concurrently with the making the initial Advance hereunder, the following, each in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders:
    (a)    each of the Facility Documents (other than the Backup Servicing Agreement), duly executed and delivered by the parties thereto, which shall each be in full force and effect;
    (b)    true and complete copies of the Constituent Documents of the Borrower, the Parent, the Servicer, each Seller and the Sponsor as in effect on the Closing Date;
    (c)    true and complete copies certified by a Responsible Officer of the Borrower of all Governmental Authorizations, Private Authorizations and Governmental Filings, if any, required in connection with the transactions contemplated by this Agreement;
    (d)    a certificate of a Responsible Officer of the Borrower certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action required under its Constituent Documents to approve the entering into by the Borrower of this Agreement and the other Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), (iv) that no Unmatured Event of Default, Event of Default or Accelerated Amortization Event has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;
    (e)    a certificate of a Responsible Officer of the Parent certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action required under its Constituent Documents to approve the Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), (iv) that no default under the Parent Pledge and Guaranty Agreement has occurred and is continuing and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;
    (f)    a certificate of a Responsible Officer of the Sponsor certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action required under its Constituent Documents to approve the Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), (iv) that no Sponsor Indemnity Event of Default or Servicer Event of Default has occurred and is continuing and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;
    (f)    a certificate of a Responsible Officer of the Canadian Seller certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action required under its Constituent Documents to approve the Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), and (iv) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;
    (g)    proper financing statements, duly filed under the UCC or the PPSA, as applicable, in all jurisdictions that the Administrative Agent deems necessary or desirable in order to perfect the Liens on the Collateral contemplated by this Agreement and each Receivable Purchase Agreement;
    (h)    copies of proper financing statements, financing change statements or discharges, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower or any Seller;
    (i)    legal opinions (addressed to each of the Secured Parties) of Maslon LLP and Carter Ledyard & Milburn LLP, counsel to the Borrower, the Parent, the Servicer, the Sponsor and the U.S. Seller, and Blake, Cassels & Graydon LLP, counsel to the Canadian Seller, covering such matters as the Administrative Agent and its counsel shall reasonably request, including but not limited to enforceability, authority, no conflicts, Investment Company Act, substantive consolidation, true sale matters, UCC and PPSA matters and an opinion to the effect that the Borrower is not a “covered fund” for purposes of the Volcker Rule;
    (j)    evidence reasonably satisfactory to it that the Canadian Collection Account and the U.S. Collection Account shall have been established;
    (k)    evidence that (x) all fees to be received by the Administrative Agent and each Lender on or prior to the Closing Date pursuant to the Administrative Agent Fee Letter or otherwise have been received; and (y) the accrued reasonable and documented fees and expenses of Chapman and Cutler LLP and McCarthy Tétrault LLP, each as counsel to the Administrative Agent, in connection with the transactions contemplated hereby, shall have been paid by the Borrower;
    (l)    good standing certificates (or the federal or local law equivalent) with respect to each of the jurisdictions where the Borrower, the Parent, the Sponsor, the Servicer and each Seller are organized or chartered;
    (m)    evidence reasonably satisfactory to the Administrative Agent and each Lender that all due diligence and credit approval processes required to be completed prior to the Closing Date have been completed (including a duly executed Beneficial Ownership Certification); and
    (n)    such other opinions, instruments, certificates and documents as the Administrative Agent or any Lender shall have reasonably requested.

    Section 3.02.    Conditions Precedent to Each Borrowing. Each Advance to be made hereunder (including the initial Class A Advance and the initial Class B Advance), if any, on each Borrowing Date shall be subject to the fulfillment of the following conditions:
    (a)    the Administrative Agent shall have received a Notice of Borrowing with respect to such Advance (including the Maximum Advance Rate Test Calculation Statement attached thereto, all duly completed) delivered in accordance with Section 2.02;
    (b)    immediately after the making of such Advance on the applicable Borrowing Date, (i) the aggregate outstanding principal balance of the Committed Advances or Advances, as applicable, shall be less than or equal to the Maximum Committed Available Amount or the Maximum Available Amount, respectively, at such time, (ii) the aggregate outstanding principal balance of the Class A Committed Advances or the Class A Advances, as applicable, shall be less than or equal to the Class A Maximum Committed Available Amount and the Class A Maximum Available Amount, respectively, at such time and (iii) the aggregate outstanding principal balance of the Class B Committed Advances or the Class B Advances, as applicable, shall be less than or equal to the Class B Maximum Committed Available Amount and the Class B Maximum Available Amount, respectively, at such time; in each case, as demonstrated in the calculations attached to the applicable Notice of Borrowing;
    (c)    each of the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);
    (d)    no Unmatured Event of Default or Event of Default or Accelerated Amortization Event shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;
    (e)    the Borrower shall have delivered, or caused to have been delivered, in accordance with the time and manner specified in the Backup Servicing Agreement, to the Backup Servicer and the Administrative Agent, the Receivable Schedule and each document or item (whether or not electronic) comprising a Related Document with respect to the Receivables being pledged hereunder;
(f)     all terms and conditions of the applicable Receivable Purchase Agreement required to be satisfied in connection with the assignment of each Receivable being pledged hereunder on such Borrowing Date (and the Receivable and Related Documents related thereto), including the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including UCC and PPSA filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in all of the Borrower’s right, title and interest in the related Receivables all payments from related Obligors, the Related Documents and all rights of the Borrower under the applicable Receivable Purchase Agreement, excluding any Collateral in which a security interest cannot be perfected under the UCC or the PPSA, as applicable, shall have been made, taken or performed;
(g)    the Borrower shall have taken all steps necessary under all Applicable Law in order to cause to exist in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid, subsisting and enforceable first priority perfected security interest in the Borrower’s right, title and interest in the Collateral related to each Receivable being pledged hereunder on such Borrowing Date, including receipt by the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent that all Liens (except for Permitted Liens) have been released on such Collateral;
(h)    the Borrower shall have delivered to the Administrative Agent a fully executed copy of the Purchase Confirmation relating to the Collateral Receivables in connection with such Borrowing; and
(i)        the Administrative Agent shall have received satisfactory evidence that the Seller has received such amounts of the purchase price in excess of the requested Advance in respect of the Receivables to be acquired by the Borrower on such Borrowing Date.
Article IV

Representations and Warranties
    Section 4.01.    Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date (and, in respect of clause (i) below, each date such information is provided by or on behalf of it), as follows:
    (a)    Due Organization. The Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.
    (b)    Due Qualification and Good Standing. The Borrower is in good standing in the State of Delaware. The Borrower is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification.

    (c)    Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Borrower of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity (to the extent not related to inequitable conduct of the Borrower), regardless of whether considered in a proceeding in equity or at law.
    (d)    Non-Contravention. None of the execution and delivery by the Borrower of this Agreement or the other Facility Documents to which it is a party, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute (with or without notice of lapse of time or both) a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law in any material respect, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Documents, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates). Without limiting any restrictions or other covenants hereunder, the Borrower is not in default under any such indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, with respect to which such default, either individually or in the aggregate with other defaults, would reasonably be expected to have a Material Adverse Effect on the Borrower. The Borrower is not subject to any proceeding, action, litigation or investigation pending, or to the knowledge of the such Person, overtly threatened in writing against or affecting it or its assets, before any Governmental Authority (y) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement and the other Facility Documents or (z) that could result in a Material Adverse Effect on the Borrower.
    (e)    Governmental Authorizations; Private Authorizations; Governmental Filings. The Borrower has obtained or applied for, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement and the performance by the Borrower of its obligations under this Agreement, the other Facility Documents, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained, applied for or made, is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.
    (f)    Compliance with Agreements, Laws, Etc. The Borrower has duly observed and complied (i) with all Applicable Laws relating to the conduct of its business and its assets, including, without limitation, all lending, servicing and debt collection laws applicable to the Collateral Receivables and its activities contemplated by the Facility Documents, (ii) in all material respects with its Constituent Document, (iii) with any judgment, decree, writ, injunction, order, award or other action of any Governmental Authority having or asserting jurisdiction over it or any of its properties, unless a failure to do so could not result in a Material Adverse Effect on the Borrower and (iv) with the terms and provisions of this Agreement and each other Facility Document to which it is a party. The Borrower has preserved and kept in full force and effect its legal existence, rights, privileges, qualifications and franchises. Without limiting the foregoing, (x) to the extent applicable, the Borrower is in compliance in all material respects with the regulations and rules promulgated by the U.S. Department of Treasury or administered by the U.S. Office of Foreign Asset Controls (“OFAC”), including U.S. Executive Order No. 13224, and other related statutes, laws and regulations (collectively, the “Subject Laws”), (y) the Borrower has adopted internal controls and procedures designed to ensure its continued compliance with the applicable provisions of the Subject Laws and to the extent applicable, will adopt procedures consistent with the PATRIOT Act and implementing regulations, and (z) to the knowledge of the Borrower (based on the implementation of its internal procedures and controls), no direct investor in the Borrower is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC. Without limiting the foregoing, the Sponsor (i) has implemented reasonable policies and procedures for (A) obtaining a consumer’s preauthorization for recurring payments and (B) is otherwise complying with EFTA, in each case, whenever a consumer uses a debit card, (ii) has developed a written compliance management system and supporting documentation, including: (A) a written compliance training program; (B) a written compliance monitoring policy and a compliance audit function; (C) a written consumer complaint resolution policy and associated implementation documentation such as complaint log templates; and (D) specific compliance policies regarding those federal consumer financial and federal financial regulatory requirements applicable to the Sponsor’s activities, including, without limitation tracking of consumer bankruptcies; and (iii) has implemented a change management policy for key documents to ensure consistency among practices, policies and disclosures.
    (g)    Location and Legal Name. The Borrower’s chief executive office and principal place of business is located in the State of Minnesota, Hennepin County and the Borrower maintains its books and records in the State of Minnesota, Hennepin County.

The Borrower’s registered office and the jurisdiction of organization of the Borrower is the jurisdiction referred to in Section 4.01(a). The Borrower’s tax identification number is 85-4339159. The Borrower has not changed its name, changed its corporate structure, changed its jurisdiction of organization, changed its chief place of business/chief executive office or used any name other than its exact legal name at any time during the past five years.
    (h)    Investment Company Act; Volcker Rule. The Borrower is not required to register as an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act. The Borrower is not a “covered fund” under Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”). In determining that the Borrower is not a covered fund, the Borrower is entitled to the benefit of the exemption provided under Section 3(c)(5) of the Investment Company Act, though other exemptions may be available.
    (i)    Information and Reports. Each Notice of Borrowing, each Weekly Report and each Biweekly Report and all other written information, reports, certificates and statements (other than projections and forward-looking statements) furnished by the Borrower or the Servicer to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are true, complete and correct in all material respects as of the date such information is stated or certified and the Borrower and the Servicer do not omit any material fact necessary in order to make the statements contained herein and therein not misleading. All projections and forward-looking statements furnished by or on behalf of the Borrower were prepared reasonably and in good faith as the date stated herein or as of which they were provided.
    (j)    ERISA. Neither the Borrower nor any member of the ERISA Group has, or during the past six years has had, any liability or obligation with respect to any Plan or Multiemployer Plan (including any actual liability on account of a member of the ERISA Group).

    (k)    Taxes. The Borrower has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except for any taxes which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP.
    (l)    Tax Status. For U.S. federal income tax purposes (i) the Borrower is classified as a “disregarded entity” for U.S. federal income tax purposes, (ii) neither the Borrower nor any record or beneficial owner of the Borrower has made an election under U.S. Treasury Regulation Section 301.7701-3 for the Borrower to be classified as an association taxable as a corporation and the Borrower is not otherwise treated as an association taxable as a corporation and (iii) the Borrower is owned by a single “United States person” as defined by Section 7701(a)(30) of the Code.
    (m)    Collections. The conditions and requirements set forth in Section 5.01(k) have been satisfied from and after the Closing Date. The Borrower has caused, or has directed the Servicer and, on and after the date specified therefor in Amendment No. 4, each Payment Processor to cause, the Obligor of each Canadian Receivable to pay all Collections thereon directly to the Canadian Collection Account and the Obligor of each U.S. Receivable to pay all Collections thereon directly to the U.S. Collection Account. The correct name and address of the Canadian Collection Account Bank and the U.S. Collection Account Bank, together with the account number of the Canadian Collection Account and the U.S. Collection Account are listed on Schedule 4 hereto. The Borrower has no other deposit or securities accounts other than the ones listed on Schedule 4 and subject to Liens in favor of the Secured Parties (other than the Funding Account). The Borrower has not assigned or granted an interest in any rights it may have in the Canadian Collection Account or the U.S. Collection Account to any Person other than the Administrative Agent pursuant to the terms hereof. No Person, other than as contemplated by and subject to this Agreement, has been granted dominion and control of the Canadian Collection Account or the U.S. Collection Account, or the right to take dominion and control of the Canadian Collection Account or the U.S. Collection Account at a future time or upon the occurrence of a future event.
    (n)    Plan Assets. The assets of the Borrower are not, and shall not be, treated as “plan assets” for purposes of Section 3(42) of ERISA and the Collateral is not deemed to be “plan assets” for purposes of Section 3(42) of ERISA. The Borrower has not taken, or omitted to take, and shall not take or omit to take, any action which would reasonably be expected to result in any of the Collateral being treated as “plan assets” for purposes of Section 3(42) of ERISA or the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder.
    (o)    Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower, the Parent and the Sponsor on a consolidated basis are Solvent.
    (p)    Prior Business Activity and Indebtedness. The Borrower has no business activity except as contemplated in this Agreement and the other Facility Documents and upon the date hereof is not party to any other debt, financing or other transaction or agreement other than the Facility Documents and its Constituent Documents. The Borrower has not incurred, created or assumed any indebtedness except for that arising under or expressly permitted by this Agreement or the other Facility Documents.
    (q)    Subsidiaries; Investments. The Borrower has no subsidiaries. The Borrower does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

    (r)    Ordinary Course of Business. Each payment of interest and principal on the Advances will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs on the part of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.
    (s)    Material Adverse Effect. No Material Adverse Effect on the Borrower, the Parent or the Sponsor has occurred since the date of their respective formations, and since such date, no event or circumstance has occurred which is reasonably likely to have a Material Adverse Effect on the Borrower, the Parent or the Sponsor.
    (t)    Representations Relating to the Collateral.
    (i)    The Borrower owns and has legal and beneficial title to all Collateral Receivables and other Collateral free and clear of any Lien, claim or encumbrance of any person, other than Permitted Liens.
    (ii)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Administrative Agent, on behalf of the Secured Parties, in the Collateral, which is enforceable in accordance with its terms under the Applicable Law, is prior to all other Liens and is enforceable as such against creditors of and purchasers from the Borrower subject to Permitted Liens. All filings (including such UCC and PPSA filings) as are necessary in any jurisdiction to perfect the interest of the Administrative Agent on behalf of the Secured Parties, in the Collateral have been made and are effective.
    (iii)    This Agreement constitutes a security agreement within the meaning of Section 9-102(a)(73) of the UCC as in effect from time to time in the State of New York.
    (iv)    Other than Permitted Liens, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated; and the Borrower is not aware of any judgment liens, PBGC liens or tax lien filings against the Borrower.
    (v)    The Collateral constitutes Money, cash, accounts, instruments, general intangibles, uncertificated securities, certificated securities or security entitlements to financial assets resulting from the crediting of financial assets to a securities account, or in each case, the proceeds thereof or supporting obligations related thereto, in each case, as such assets are defined in the UCC, as applicable.
    (vi)    The U.S. Collection Account constitutes a “deposit account” under Section 9-102(a)(29) of the UCC and the Borrower has taken all steps necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC) with respect to the Canadian Collection Account and the U.S. Collection Account.
    (vii)    This Agreement creates a valid, continuing and, upon the filing of the financing statements referred to in clause (ix), and execution of the Canadian Collection Account Control Agreement and the U.S. Collection Account Control Agreement, perfected security interest (as defined in Section 1-201(b)(35) of the UCC) in the Collateral in favor of the Administrative Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other Liens (other than Permitted Liens), claims and encumbrances and is enforceable as such against creditors of and purchasers from the Borrower and no further action (other than the filing of the financing statements referred to in clause (ix) and execution of the Canadian Collection Account Control Agreement and the U.S. Collection Account Control Agreement), including any filing or recording of any document, is necessary in order to establish and perfect the first priority security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral as against any third party in any applicable jurisdiction, including any purchaser from, or creditor of, the Borrower.
    (viii)    The Borrower has received all consents and approvals required by the terms of the Related Documents in respect of such Collateral to the pledge hereunder to the Administrative Agent of its interest and rights in such Collateral and such documents do not require either notice or consent to any Person for the enforcement or exercise of the rights and remedies of the Secured Parties following an Event of Default.
    (ix)    With respect to Collateral referred to in clause (v) above over which a security interest may be perfected by the filing of a financing statement, the Borrower has authorized, caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Administrative Agent, for the benefit and security of the Secured Parties, hereunder (which the Borrower hereby agrees may be an “all assets” filing).
    (x)    The sale of each Receivable by a Seller to the Borrower was, as of the related Purchase Date, permitted under all applicable documents governing the creation, sale or possession of such Receivable in effect at such time; and
    (xi)    As of the related Purchase Date, each Receivable sold to the Borrower satisfied each of the criteria set forth in the definition of Collateral Receivable.
    (xii)    Each Receivable listed as an “Collateral Receivable”
or eligible Collateral on any Weekly Report, Biweekly Report, Notice of

Borrowing, or other certificates delivered from time to time to the Administrative Agent or the other Secured Parties satisfies each of the criteria set forth in the definition of Collateral Receivable.
    (xiii)    Upon the crediting of all Collateral that constitutes financial assets to the Canadian Collection Account or the U.S. Collection Account, as applicable, and the filing of the financing statements in the jurisdiction in which the Borrower is located, such security interest shall be a valid and first priority perfected security interest in all of the Collateral in that portion of the Collateral in which a security interest may be created and perfected in such manner under the PPSA or Article 9 of the UCC, as the case may be.
    (xiv)    All original tangible executed copies of each Contract (if any) that constitute or evidence each Collateral Receivable included in the Borrowing Base has been or, subject to the delivery requirements contained herein and in the Backup Servicing Agreement, will be delivered to the Backup Servicer.
    (xv)    Each Collateral Receivable was originated by a Seller pursuant to the Credit Guidelines and was sold to the Borrower by such Seller for a price at least equal to fair market value.
    (u)    USA PATRIOT Act. None of the Borrower, the Parent, the Sponsor nor any of their respective Affiliates is (1) a Sanctioned Person; (2) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “non-cooperative jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (3) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (4) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns.
    Section 4.02.    Representations and Warranties Relating to the Collateral in Connection with a Borrowing or Withdrawal. The Borrower acknowledges and agrees that, by delivering a Notice of Borrowing or a Notice of Withdrawal to the Administrative Agent, the Borrower will be deemed to have represented, warranted and certified for all purposes hereunder that in the case of each item of Collateral pledged to the Administrative Agent, on the date thereof and on the relevant Borrowing Date or Withdrawal Date, as applicable:
    (a)    the Borrower is the owner of such Collateral free and clear of any Liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the related Borrowing Date or Withdrawal Date, as applicable, and (ii) Permitted Liens;
    (b)    the Borrower has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (a) above;
    (c)    the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests granted or permitted pursuant to this Agreement;
    (d)    the Borrower has full right to grant a security interest in and assign and pledge such Collateral to the Administrative Agent for the benefit of the Secured Parties; or
    (e)    the Administrative Agent has a first priority perfected security interest in the Collateral, except as otherwise permitted by this Agreement.
Article V

Covenants
    Section 5.01.    Affirmative Covenants of the Borrower. The Borrower covenants and agrees that until the date that all Obligations have been paid in full (other than contingent indemnity obligations not yet due and owing):
    (a)    Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, including all lending, servicing and debt collection laws applicable to the Receivables and its activities and obligations as contemplated by the Facility Documents, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises (including all lending, servicing and debt collection licenses or qualifications applicable to the Receivables and its activities contemplated by the Facility Documents), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect on the Borrower, (iv) comply with the terms and conditions of each Facility Document and in all material respects with its Constituent Documents to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents and Related Documents to which it is a party and its Constituent Documents, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect on the Borrower.
    (b)    Enforcement. (i) It shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken, that would release any Obligor from any of such Obligor’s covenants or obligations under any Related Document, except in the case of (A) repayment of Collateral Receivables, (B) subject to the terms of this Agreement, (1) amendments to the Related Documents Defaulted Collateral Receivables or Ineligible Collateral Receivables or that are otherwise reasonably deemed by the Servicer to be necessary, immaterial, or beneficial, taken as a whole, to the Borrower and not detrimental to the Administrative Agent and the Lenders and (2) enforcement actions taken or work-outs with respect to any Defaulted Collateral Receivable by the Servicer in accordance with the provisions hereof, (C) actions by the Servicer in conformity with this Agreement or any other Facility Document or as otherwise required hereby or thereby, as the case may be, or (D) as required pursuant to Applicable Law or, unless in violation of this Agreement, any other Facility Documents or the Related Documents.
    (ii)    The Borrower shall punctually perform, and shall use its reasonable commercial efforts to cause the Parent, each Seller, the Servicer and the Backup Servicer to perform, all of its obligations and agreements contained in this Agreement or any other Facility Document.
    (c)    Further Assurances. The Borrower shall take such reasonable action from time to time as shall be necessary to ensure that all assets (including the Canadian Collection Account and the U.S. Collection Account) of the Borrower constitute “Collateral” hereunder. The Borrower will, and promptly upon the reasonable request of the Administrative Agent or the Required Lenders (through the Administrative Agent) shall, at the Borrower’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Administrative Agent’s first-priority perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens), including all further actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents. Subject to Section 7.02, and without limiting its obligation to maintain and protect the Administrative Agent’s first priority security interest in the Collateral, the Borrower authorizes the Administrative Agent to file or record financing statements (including financing statements describing the Collateral as “all assets” or the equivalent) and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as are necessary to perfect the security interests of the Administrative Agent under this Agreement under each method of perfection required herein with respect to the Collateral, provided, that the Administrative Agent does not hereby assume any obligation of the Borrower to maintain and protect its security interest under this Section 5.01 or Section 7.07. The Borrower will, in connection therewith, deliver such proof of corporate action, incumbency of officers or other documents as are reasonably requested by the Administrative Agent to evidence appropriate authority of the officers signing or authorizing any such documents, instruments or filings.

    (d)    Other Information. It shall provide to the Administrative Agent and each Lender or cause to be provided to the Administrative Agent and each Lender, as applicable:
        (i)    as soon as available and in any event within ninety (90) days after the end of each calendar year, an audited balance sheet of the Sponsor and an audited consolidated balance sheet of the Sponsor and its consolidated subsidiaries (including the Borrower and the Parent) as at the end of such calendar year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous calendar year, all reported on in conformity with GAAP, with the opinion thereon of an independent public accountant reasonably acceptable to the Administrative Agent;
    (ii)    as soon as available and in any event within thirty (30) days after the end of each calendar quarter, an unaudited balance sheet of the Sponsor and an unaudited consolidated balance sheet of the Sponsor and its consolidated subsidiaries (including the Borrower and the Parent) as at the end of each such calendar quarter and the related consolidated statements of income and cash flows for such calendar quarter and for the period from the beginning of the then current calendar year to the end of such calendar quarter, setting forth in each case in comparative form the figures for the corresponding calendar quarter in the previous year, all certified as to fairness of presentation and conformity with GAAP (other than with respect to lack of footnotes and being subject to normal year-end adjustments) by a Responsible Officer of such Person;
    (iii)     all such financial statements shall be prepared in reasonable detail and in accordance with GAAP in all material respects applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);
    (iv)    simultaneously with the delivery of each set of financial statements and financial information referred to in clauses (i) and (ii) above, a certificate of a Responsible Officer of the Borrower certifying (A) that the Borrower, the Parent and the Sponsor have complied with all covenants and agreements in the Facility Documents, (B) that no Accelerated Amortization Event, Unmatured Event of Default or Event of Default then exists and, otherwise, setting forth the details thereof and the action which the Borrower, the Parent or the Sponsor is taking or proposes to take with respect thereto and (C) attaching a Maximum Advance Rate Test Calculation Statement;
    (v)    as soon as possible and no later than one (1) Business Day after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence and continuance of any (x) Unmatured Event of Default or (y) Event of Default, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
    (vi)    from time to time such additional information or documents regarding the Borrower’s financial position or business and the Collateral (including reasonably detailed calculations of any Maximum Advance Rate Test, the Principal Loss Ratio and the Vintage Default Ratio) as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request;
    (vii)    promptly after the occurrence of any ERISA Event, notice of such ERISA Event and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event;
    (viii)    promptly, and in any event within one (1) Business Day of receipt thereof, deliver to the Administrative Agent and each Lender each written notice of (A) without limiting the provisions of Section 5.02(j), any amendment, modification, supplement or waiver of any Credit Guidelines delivered by a Seller to the Borrower and any related information provided by a Seller to the Borrower pursuant to a Receivable Purchase Agreement and (B) without limiting the provisions of Section 5.02(j), any amendment, modification, supplement or waiver of the Servicing Guide delivered by the Servicer to the Borrower and any related information provided by the Servicer to the Borrower pursuant to the Servicing Agreement;
    (ix)    (A) upon the earlier of (x) the date a Maximum Advance Rate Test Calculation Statement is due and (y) within five (5) Business Days following knowledge thereof by the Borrower, a written notice to the Administrative Agent and each Lender if any Obligor became subject to an Insolvency Event, is deceased or fraud is discovered in connection with the origination of the relevant Receivable, and (B) at any time upon the reasonable request by the Administrative Agent or the Required Lenders, the Borrower shall provide, or cause to be provided, to the Administrative Agent any information or document relating to the Collateral;
    (x)    if any information provided to the Administrative Agent or the Lenders pursuant to Section 4.01(i) hereof for any reason is not true, complete and correct in any material respect, the Borrower shall provide the true, complete and correct information to the Administrative Agent within five (5) Business Days following the earlier of (x) written notice to the Borrower by the Administrative Agent or (y) actual knowledge of a Responsible Officer of the Borrower;
    (xi)     promptly following any request therefor, the Borrower shall provide, to the extent commercially reasonable, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the

PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including but not limited to a beneficial ownership certification in form reasonably acceptable to the Administrative Agent or the relevant Lender, as applicable;
    (xii)    promptly upon a Responsible Officer of the Borrower obtaining knowledge thereof, notice of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect with respect to the Borrower, the Parent, the Sponsor, any Seller or the Servicer, including, without limitation, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates or any Receivable or any portion of the Collateral that could reasonably be expected to result in a Material Adverse Effect with respect to the Borrower, the Parent, the Sponsor, any Seller or the Servicer;
    (xiii)     (A) on a biweekly basis, simultaneously with the delivery of the Biweekly Report, any reports and calculations prepared by a Seller and the Servicer and received by the Borrower with regard to the Receivables during the related Collection Period, if any, and (B) all reports and notices it receives pursuant to a Receivable Purchase Agreement and the Servicing Agreement within two (2) Business Days of the receipt thereof or within any shorter period as otherwise requested hereunder; ~~and~~
    ~~(xiv)    upon request by~~
    (xiv)    on each Business Day, the Data Tape (with current information on Delinquent Collateral Receivables and Defaulted Collateral Receivables), a Maximum Advance Rate Test Calculation Statement, a calculation of the Daily Principal Loss Ratio for the immediately preceding Business Day, the Daily Master File and the Daily Master Payment File;
    (xv)    on each Business Day, a report of the Sponsor’s cash and Cash Equivalents on hand as of 5:00 p.m. on such Business Day (together with evidence thereof reasonably acceptable to the Administrative Agent ~~or any Lender, but no less frequently than on each Reporting Date, the Data Tape~~); and
    (xvi)    (x) on the last Business Day of each calendar week, a written summary of the Sponsor’s business and capital plan and (y) on August 15, 2022, a 13-week cash flow forecast for the Sponsor for the 13-week period beginning on the first Business Day of the immediately succeeding calendar week, in the case of each of clauses (x) and (y), accompanied by a certificate signed by a Responsible Officer of the Sponsor to the effect that such business and capital plan and forecast, as applicable, has been prepared in good faith consistent with past financial statements and based on assumptions believed by such Responsible Officer to be reasonable as of such date.

    (e)    Access to Records and Documents.
    (i)     Upon reasonable advance notice and during normal business hours, the Borrower shall permit the Administrative Agent, jointly with, at the invitation of the Administrative Agent, any Lender (or any Person designated by the Administrative Agent or such Lender) to visit and inspect and make copies thereof at reasonable intervals and conduct evaluations and appraisals of the Borrower’s and the Servicer’s, as applicable, computation of the Borrowing Base and the assets sold by the Seller included in the Borrowing Base and the components of the Weekly Report and the Biweekly Report (including cash receipt and application and calculation of ratios), but in any event no more than twice during any fiscal year of the Borrower (or as often and at any time in the sole discretion of the Administrative Agent following the occurrence and continuation of an Unmatured Event of Default or an Event of Default), of (x) the Servicer’s, the Parent’s and the Borrower’s books, records and accounts relating to its business, financial condition, operations, assets, the Collateral and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, (y) all of the Related Documents, including access to each electronic portal maintained by the Servicer, the Borrower or any third-party service provider and (z) a list of all Receivables then owned by the Borrower, together with the Servicer’s reconciliation of such list to that set forth in each of the Weekly Report and the Biweekly Report, indicating the cumulative addition, subtraction and repurchase of Receivables under each Receivable Purchase Agreement.
    (ii)     The Borrower shall be responsible for the reasonable costs and expenses for two visits per calendar year requested by the Administrative Agent, unless an Unmatured Event of Default or an Event of Default has occurred and is continuing, in which case the Borrower shall be responsible for all reasonable costs and expenses for each visit.
    (iii)    The Borrower shall (A) obtain and maintain similar inspection and audit rights under the Facility Documents with each Seller, the Servicer and the Backup Servicer, (B) consult with the Administrative Agent (or any Person designated by the Administrative Agent) in connection with, and allow Administrative Agent (or any Person designated by the Administrative Agent) to join the Borrower in, any exercise of any similar inspection or audit rights granted to it with respect to each Seller, the Servicer or the Backup Servicer, and (C) use commercially reasonable efforts to have the findings of any such inspection provided directly to the Administrative Agent, or promptly provide any such findings provided to it in connection with the exercise of such inspection rights to the Administrative Agent. In the event the Borrower has not exercised any such inspection rights granted to it, the Administrative Agent may request the Borrower to exercise such rights, and the Borrower shall comply with any such reasonable request to exercise inspection and audit rights.

    (f)    Use of Proceeds. (i) It shall use the proceeds of the initial Advance made hereunder solely to fund or pay the purchase price of Collateral Receivables acquired by the Borrower from a Seller pursuant to a Receivable Purchase Agreement and all costs and expenses in connection with the transactions pursuant to Section 12.04(a) hereof; and
    (ii)    it shall use the proceeds of each subsequent Advance made hereunder solely:
    (A)    to fund or pay the purchase price of Collateral Receivables acquired by the Borrower from a Seller pursuant to a Receivable Purchase Agreement and for general working capital and corporate purposes permitted under the Facility Documents; and
    (B)    for such other legal and proper purposes as are consistent with all Applicable Laws to the extent the Borrower has received the prior written consent of the Administrative Agent.
Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.
    (g)    Reports and Accountings.
    (i)     The Borrower shall provide (or cause to be compiled and provided) to the Administrative Agent and the Backup Servicer a bi-weekly report on a settlement basis (each, a “Biweekly Report”) for the previous Collection Period no later than 1:00 p.m. on each Reporting Date. The Biweekly Report delivered for any Collection Period shall contain the information with respect to the Collateral Receivables included in the Collateral set forth in Schedule 8 hereto, and shall be determined as of the last day of the Collection Period applicable to such Biweekly Report. Each Biweekly Report shall also include a Maximum Advance Rate Test Calculation Statement, the calculation of the Principal Loss Ratio and the Vintage Default Ratio, and a Data Tape, in each case, as determined as of the last day of the Collection Period applicable to such Biweekly Report.
    (ii)    A week after each Reporting Date, no later than 1:00 p.m., the Borrower shall provide (or cause to be compiled and provided) to the Administrative Agent and the Backup Servicer on a settlement basis (each, a “Weekly Report”) an updated report in form and substance reasonably acceptable to the Administrative Agent for the period covering the last week of the prior Collection Period and the first week of the then current Collection Period. The Weekly Report shall contain an updated Data Tape, with current information on Delinquent Collateral Receivables and Defaulted Collateral Receivables.

    (iii)     Each delivery of a Weekly Report or a Biweekly Report shall be deemed a representation and warranty by the Borrower that each of the Collateral Receivables included in the Borrowing Base set forth therein satisfies each of the criteria set forth in the definition of Collateral Receivable.
    (iv)    Concurrently with the delivery to the Administrative Agent and Backup Servicer of the Biweekly Report and the Weekly Report, the Borrower shall deliver (or caused to be delivered) to the Backup Servicer the Biweekly Master File. Within five (5) Business Days following the delivery to the Backup Servicer of the Biweekly Master File, the Borrower shall cause the Backup Servicer to deliver to the Administrative Agent the Backup Servicer Certificate.
    (h)     Notice of Proceedings. It shall provide written notice to the Administrative Agent and each Lender of the occurrence of any proceeding, action, litigation or investigation pending before any Governmental Authority, or, to the actual knowledge of the Borrower, any non-frivolous threat thereof against the Borrower, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Borrower, within two (2) Business Days of the occurrence of any such pending proceeding, action, litigation or investigation or within two (2) Business Days upon becoming aware of any such non-frivolous threat of such proceeding, action, litigation or investigation.
    (i)    No Other Business. The Borrower shall not engage in any business or activity other than borrowing Advances pursuant to this Agreement, funding, acquiring, owning, holding, administering, selling, enforcing, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Receivables and the other Collateral in connection therewith and entering into the Facility Documents, any applicable Related Documents and any other agreements contemplated by this Agreement, and shall not engage in any other activity or take any other action that would cause the Borrower to be subject to U.S. federal, state or local income tax on a net income basis.
    (j)    Tax Matters. The Borrower shall (and each Lender hereby agrees to) treat the Advances as debt for U.S. federal income tax purposes and will take no contrary position except to the extent that a Governmental Authority makes a determination that the Advances may not be treated as debt for such purposes. The Borrower shall at all times maintain its status as a “disregarded entity” for U.S. federal income tax purposes. The Borrower shall at all times ensure that it is owned by a single “United States person” as defined by Section 7701(a)(30) of the Code. In the event that the Borrower is classified as a partnership for federal income tax purposes, (i) the partnership representative (or comparable person under state or local law, as applicable) shall, to the extent eligible, make the election under Section 6221(b) of the Code (or any similar comparable provision of state or local tax law) with respect to the Borrower and take any other action such as filings, disclosures and notifications necessary to effectuate such election, and (ii) if the election described in the preceding clause (i) is not available, the partnership representative (or comparable person under state or local law, as applicable) shall, to the extent eligible, make the election under Section 6226(a) of the Code (or any similar comparable provision of state or local tax law) with respect to the Borrower and take any other action such as filings, disclosures and notifications necessary to effectuate such election.
    (k)    Collections. The Borrower shall cause, or shall direct the Servicer and, on and after the date specified therefor in Amendment No. 4, each Payment Processor to cause, the Obligor of each Canadian Receivable to pay all Collections thereon directly to the Canadian Collection Account and the Obligor of each U.S. Receivable to pay all Collections thereon directly to the U.S. Collection Account. Upon the occurrence and during the continuation of any Canadian Cash Transfer Event, the Borrower shall cause all amounts on deposit in the Canadian Collection Account to be transferred to the U.S. Collection Account on each Business Day during such Canadian Cash Transfer Event. If for any reason the Borrower or the Servicer or any of the Servicer’s Affiliates receives any Collections, the Borrower or the Servicer or such Servicer’s Affiliate, as applicable, shall deposit such Collections directly into the Canadian Collection Account or U.S. Collection Account, as applicable, within two (2) Business Days following the receipt thereof. Any such Collections received by the Borrower, the Servicer or such Servicer’s Affiliate while in the possession of the Borrower, the Servicer or such Servicer’s Affiliate shall be held in trust for the benefit of the Secured Parties and shall not be deposited in any bank or other securities account other than the Canadian Collection Account or the U.S. Collection Account. The Borrower shall at all times maintain an aggregate amount in the U.S. Collection Account equal to the U.S. Collection Account Required Amount. The Borrower shall ensure that no Person, other than as contemplated by and subject to this Agreement, has been granted dominion and control of the Canadian Collection Account or the U.S. Collection Account, or the right to take dominion and control of the Canadian Collection Account or the U.S. Collection Account at a future time or upon the occurrence of a future event.
    (l)    Priority of Payments. The Borrower shall ensure all Collections are applied solely in accordance with Section 9.01 and the other provisions of this Agreement.
    (m)    Borrower May Own Ineligible Collateral Receivables. For the avoidance of doubt, nothing in this Agreement shall prevent Borrower from purchasing Ineligible Collateral Receivables under a Receivable Purchase Agreement; provided that (i) proceeds of Advances shall not be utilized to pay the purchase price for Receivables which are Ineligible Collateral Receivables as of the related Purchase Date; (ii) such purchase will not result in the occurrence of an Unmatured Event of Default, Event of Default or Accelerated Amortization Event, and (iii) no Unmatured Event of Default, Event of Default or Accelerated Amortization Event has occurred and remains continuing at the time of such purchase.
    (n)    Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower, the Parent and the Sponsor on a consolidated basis shall remain Solvent.

    (o)    Insolvency Events. The Borrower shall timely object to all proceedings of the type described in clause (a) of the definition of “Insolvency Event” instituted against it.
    (p)    Insurance. The Borrower shall maintain, or cause to be maintained (which for the avoidance of doubt may be maintained by way of the Borrower having been named as a “named insured” under an insurance policy maintained by the Sponsor), insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent providing coverages for (i) comprehensive “all risk” or special causes of loss form insurance, (ii) commercial general liability insurance, (iii) if applicable, worker’s compensation and employer’s liability subject to the worker’s compensation and employer liability laws of the applicable state, (iv) umbrella and excess liability insurance in an amount not less than $5,000,000 per occurrence and (v) upon sixty (60) days’ written notice, such other reasonable insurance, and in such reasonable amounts as the Administrative Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Collateral located in or around the region in which the Collateral is located.
    (q)    Post-Closing Obligations.
    (i)    By no later than sixty (60) days following the Closing Date (or such later date as the Administrative Agent may agree to in its sole discretion in writing), the Borrower shall have delivered to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, the Backup Servicing Agreement, which shall be in full force and effect. Notwithstanding anything to the contrary herein, any provision hereof requiring delivery of documents or items to or from the Backup Servicer shall be given no effect prior to the execution and delivery of the Backup Servicing Agreement in accordance with the immediately foregoing sentence; provided, however, that concurrently with the execution and delivery of the Backup Servicing Agreement, the Borrower shall have delivered to the Backup Servicer each document or item (whether or not electronic) comprising a Related Document with respect to the Receivables pledged hereunder since the Closing Date and the Borrower shall cause the Backup Servicer to deliver to the Administrative Agent a Backup Servicer Certificate in respect of such Receivables.
    (ii)    By no later than thirty (30) days following the Closing Date (or such later date as the Administrative Agent may agree to in its sole discretion in writing), the Borrower shall have delivered (or caused the Sponsor to deliver) to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, evidence that the Sponsor has complied with each of the requirements set forth on Schedule 10.

    Section 5.02.    Negative Covenants of the Borrower. The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full (other than contingent indemnity obligations not yet due and owing)):
    (a)    Restrictive Agreements. It shall not enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.
    (b)    Liquidation; Merger; Sale of Collateral. It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, nor undertake any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) except as expressly permitted by this Agreement and the other Facility Documents (including in connection with the repayment in full of the Obligations or a Permitted Sale).
    (c)    Amendments to Constituent Documents and Facility Documents. Without the written consent of the Administrative Agent, (i) it shall not amend, modify or take any action inconsistent with its Constituent Documents other than as permitted under Section 5.02(h) or any other amendment or modification of its Constituent Documents (other than of the Borrower LLC Agreement) that could not reasonably be expected to adversely affect the rights of the Administrative Agent or any Lender hereunder or under any other Facility Document (provided, however, that any amendments or modifications relating to the Independent Manager shall be subject to the Administrative Agent’s prior written consent), and (ii) it shall not amend, modify or waive any term or provision in any Facility Document, or cause or permit any term or provision in any Facility Document to be amended, modified or waived.
    (d)    ERISA. Neither it nor any member of the ERISA Group shall establish any Plan or Multiemployer Plan or incur any liability with regard to a Plan or Multiemployer Plan (including any actual liability on account of a member of the ERISA Group).
    (e)    Liens. It shall not create, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.

    (f)    Margin Requirements. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.
    (g)    Restricted Payments. It shall not make, directly or indirectly, any Restricted Payment (whether in the form of cash or other assets) or incur any obligation (contingent or otherwise) to do so; provided, however, that the Borrower shall be permitted to make Restricted Payments from funds distributed to it pursuant to the Priority of Payments.
    (h)    Changes to Corporate Information. Without not less than thirty (30) days’
prior written notice to the Administrative Agent and each Lender (or such shorter period as the Administrative Agent may agree in writing), the Borrower shall not change (a) its corporate name, (b) the location of its chief executive office, its principal place of business, or the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (c) its identity, jurisdiction of organization or organizational structure or (d) its tax identification number, as applicable, and, in any event, no such change shall be effected or permitted unless all filings have been made (or will be made on a timely basis) under Applicable Laws or otherwise and all other actions have been taken (or will be taken on a timely basis) that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral, in each case, at the sole cost and expense of the Borrower.
    (i)    Transactions with Affiliates. It shall not sell, lease or otherwise transfer any property or assets to (other than in accordance with clause (g) above), or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including sales of Defaulted Collateral Receivables and other Collateral Receivables) except as expressly contemplated by this Agreement and the other Facility Documents, unless such transaction is upon terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (it being agreed that any purchase or sale at par shall be deemed to comply with this provision).
    (j)    Amendments to Credit Guidelines and Servicing Guide. The Borrower shall not make, and shall not permit or cause any Seller or the Servicer, as applicable, to make any material amendment, modification or supplement to the Credit Guidelines or Servicing Guide, without the prior consent of the Administrative Agent.
    (k)    Investment Company Restriction. It shall not become required to register as an “investment company” under the Investment Company Act.

    (l)    Subject Laws. It shall not utilize directly or indirectly the proceeds of any Advance for the benefit of any Person whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, and shall maintain and require that the Servicer maintain, internal controls and procedures designed to ensure its continued compliance with the applicable provisions of the Subject Laws.
    (m)    No Claims Against Advances. Subject to Applicable Law, it shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Advances, or assert any claim against any present or future Lender, by reason of the payment of any taxes levied or assessed upon any part of the Collateral.
    (n)    Indebtedness; Guarantees; Securities; Other Assets. It shall not incur or assume or guarantee any indebtedness, obligations (including contingent obligations) or other liabilities, or issue any additional securities, whether debt or equity, in each case other than (i) pursuant to or as expressly permitted by this Agreement and the other Facility Documents, (ii) obligations under its Constituent Documents or (iii) pursuant to customary indemnification and expense reimbursement and similar provisions under the Related Documents. The Borrower shall not acquire any Receivables or other property other than as expressly permitted hereunder and pursuant to the Receivable Purchase Agreements.
    (o)    Validity of this Agreement. It shall not (i) except as permitted by this Agreement, take any action that would permit the validity or effectiveness of this Agreement or any grant of Collateral hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged or permit any Person to be released from any covenants or obligations with respect to this Agreement and (ii) except as permitted by this Agreement, take any action that would permit the Lien of this Agreement not to constitute a valid first priority security interest in the Collateral (subject to Permitted Liens).
    (p)    Subsidiaries. It shall not have or permit the formation of any subsidiaries.
    (q)    Name. It shall not conduct business under any name other than its own.
    (r)    Employees. It shall not have any employees (other than officers and directors to the extent they are employees).
    (s)    Non-Petition. The Borrower shall not be party to any agreements other than the Facility Documents under which it has any material obligations or liability (direct or contingent) without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party).
    (t)    Certificated Securities. The Borrower shall not acquire or hold any certificated securities in bearer form (other than securities not required to be in registered form under Section 163(f)(2)(A) of the Code) in a manner that does not satisfy the requirements of United States Treasury Regulations section 1.165-12(c) (as determined by the Borrower).
    (u)    Accounts. Other than as set forth in the Facility Documents, the Borrower shall not assign or grant an interest in any rights it may have in the Canadian Collection Account or the U.S. Collection Account. The Borrower shall not at any time invest, or permit any investment of, the funds deposited in the Canadian Collection Account or the U.S. Collection Account. The Borrower shall not close or agree to close the Canadian Collection Account or the U.S. Collection Account without the prior written consent of the Administrative Agent.
    Section 5.03.    Certain Undertakings Relating to Separateness. (a) Without limiting any, and subject to all, other covenants of the Borrower contained in this Agreement, the Borrower shall conduct its business and operations separate and apart from that of any other Person (including the holders of the Equity Interests of the Borrower and their respective Affiliates) and in furtherance of the foregoing, the Borrower shall:
    (1)    not become involved in the day-to-day management of any other Person;
    (2)    not permit the Parent or any of the Parent’s Affiliates to become involved in the day-to-day management of the Borrower, except as permitted hereunder or to the extent provided in the Facility Documents and the Borrower LLC Agreement;
    (3)    not engage in transactions with any other Person other than entering into the Facility Documents and those activities permitted by the Borrower LLC Agreement, the Facility Documents and matters necessarily incident or ancillary thereto;
    (4)    observe all formalities required of a limited liability company under the laws of the State of Delaware;
    (5)    (i) maintain separate company records and books of account from any other Person and (ii) clearly identify its offices, if any, as its offices and, to the extent that the Borrower and its Affiliates have offices in the same location, allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including and for services performed by an employee of an Affiliate;
    (6)    except to the extent otherwise permitted by the Facility Documents, maintain its assets separately from the assets of any other Person (including through the maintenance of a separate bank account) in a manner that is not costly or difficult to segregate, identify or ascertain such assets;
    (7)    maintain separate financial statements (or if part of a consolidated group, then it will show as a separate member of such group), books and records from any other Person;

    (8)    allocate and charge fairly and reasonably any overhead shared with Affiliates;
    (9)    transact all business with Affiliates on an arm’s length basis and pursuant to written, enforceable agreements, except to the extent otherwise provided in the Facility Documents;
    (10)    not assume, pay or guarantee any other Person’s obligations or advance funds to any other Person for the payment of expenses or otherwise, except pursuant to the Facility Documents;
    (11)    conduct all business correspondence of the Borrower and other communications in the Borrower’s own name, and use separate stationery, invoices, and checks;
    (12)    not act as an agent of any other Person in any capacity except pursuant to contractual documents indicating such capacity and only in respect of transactions permitted by the Borrower LLC Agreement, the Facility Documents and matters necessarily incident thereto;
    (13)    not act as an agent of the Parent or any of the Parent’s Affiliates, and not permit the Parent or any of the Parent’s Affiliates or agents of the Parent or any of the Parent’s Affiliates to act as its agent, except for any agent to the extent permitted under the Borrower LLC Agreement and the Facility Documents;
    (14)    correct any known misunderstanding regarding the Borrower’s separate identity from the Parent or any of the Parent’s Affiliates;
    (15)    not permit any Affiliate of the Borrower to guarantee, provide indemnification for, or pay its obligations, except for any indemnities and guarantees in connection with any Facility Documents or any consolidated tax liabilities, or except as permitted by the Borrower LLC Agreement;
    (16)    compensate its consultants or agents, if any, from its own funds;
    (17)    except for invoicing for Collections and servicing of the Collateral Receivables, share any common logo with or hold itself out as or be considered as a department of the Parent or any of the Parent’s Affiliates, (b) any Affiliate of a general partner, shareholder, principal or member of the Parent or any of the Parent’s Affiliates, or (c) any other Person;
    (18)    maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;
    (19)    fail at any time to have at least one (1) Independent Manager on its board of managers; provided, however, if such Independent Manager is deceased, withdraws or resigns, the Borrower shall have ten (10) Business Days to replace such Independent Manager with another Independent Manager acceptable to the Administrative Agent; provided, further, however, that during such period, no matter which requires the vote of the Independent Manager under the Borrower LLC Agreement shall be voted;
(20)    appoint any Person as an Independent Manager of the Borrower (A) who does not satisfy the definition of an Independent Manager or (B), with respect to any Independent Manager appointed after the Closing Date, without giving ten (10) Business Days’ prior written notice to the Administrative Agent and the Lenders;
(21)    not amend, restate, supplement or otherwise modify its Constituent Documents in violation of this Agreement or in any respect that would impair its ability to comply with the Facility Documents;
    (22)    conduct its business and activities in all respects in compliance with the assumptions contained in the legal opinions of Carter Ledyard & Milburn LLP and Blake, Cassels & Graydon LLP dated on or about the Closing Date relating to true sale and substantive consolidation issues (the “Bankruptcy Opinions”), unless within ten (10) Business Days of obtaining knowledge or receiving notice of any non-compliance with such assumptions, it has caused to be delivered to the Lenders a legal opinion of Carter Ledyard & Milburn LLP or Blake, Cassels & Graydon LLP (or other counsel acceptable to the Administrative Agent) that such non-compliance will not adversely affect the conclusions set forth in the Bankruptcy Opinions; and
    (23)    require any representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing.
    (b)    The Borrower hereby acknowledges that the Administrative Agent and each Lender is entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from its Affiliates.
Article VI

Events of Default
    Section 6.01.    Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
    (a)    (i) a default in the payment, within one (1) Business Day from the due date thereof, of any interest on any Advance, or any other payment or deposit required to be made hereunder, or under any other Facility Documents or (ii) the failure to reduce the outstanding Advances to $0 on the Final Maturity Date; or

    (b)    failure to satisfy any Maximum Advance Rate Test for one (1) or more Business Days; or
    (c)    the Administrative Agent shall fail to have a first priority perfected security interest in the Collateral (other than with respect to a de minimis portion thereof and subject to Permitted Liens); or
    (d)    the failure of any representation or warranty of the Borrower, the Parent, the Servicer, any Seller or the Sponsor made in this Agreement, in any other Facility Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in each case in all material respects when the same shall have been made (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) and such failure shall remain uncured for a period in excess of fifteen (15) days after the earlier of (x) written notice to the Borrower (which may be by email) by the Administrative Agent, and (y) actual knowledge of a Responsible Officer of the Borrower, the Parent or the Sponsor; or
    (e)    a default in the performance or breach of the covenants set forth in Section 5.01(a)(ii), 5.01(b), 5.01(j), 5.01(q), 5.02 or 5.03; or
    (f)    except as otherwise provided in this Section 6.01, a default in any material respect in the performance, or breach in any material respect, of any other covenant or other agreement of the Borrower, the Parent, the Sponsor, any Seller or the Servicer under this Agreement or the other Facility Documents and the continuation of such default or breach for a period of fifteen (15) days following the earlier of (x) written notice to the Borrower (which may be by email) by the Administrative Agent, and (y) actual knowledge of a Responsible Officer of the Borrower, the Parent or the Sponsor; or
    (g)    one or more non-appealable judgments or orders for the payment of an amount or adverse rulings (not fully paid or covered by insurance) shall be rendered against the Borrower, the Parent or the Sponsor (which, in the case of the Sponsor, exceeds $1,000,000) and with respect to which the Borrower, the Parent or the Sponsor has knowledge (or should have knowledge) and such judgment or ruling shall remain unsatisfied, unvacated, unbonded or unstayed for a period in excess of thirty (30) days; or
    (h)    an Insolvency Event relating to the Borrower, the Parent, the Servicer, any Seller or the Sponsor shall have occurred; or
    (i)    (i) either (A) any event that constitutes a Backup Servicer Event of Default shall have occurred and be continuing and shall not have been waived by the Borrower with the written consent of the Administrative Agent and the Required Lenders or (B) any Backup Servicing Agreement fails to be in place or is otherwise terminated and (ii) a successor Backup Servicer reasonably acceptable to the Administrative Agent is not appointed within thirty (30) days (or, if the Enhanced Data Production Amendment has not been terminated by the Administrative Agent in accordance with the terms set forth therein, following the Enhanced Data Production Delivery Date, two (2) Business Days) following the date of such default, occurrence, failure or termination; or
    (j)    (i) either (A) any event that constitutes a Servicer Event of Default or an event relating to any Servicer that would have a Material Adverse Effect shall have occurred and be continuing, and with respect to a Servicer Event of Default, shall not have been waived by the Borrower with the written consent of the Administrative Agent or (B) the Servicing Agreement fails to be in place or is otherwise terminated and (ii) the Borrower fails to appoint a replacement servicer acceptable to the Administrative Agent within thirty (30) days (or, if the Enhanced Data Production Amendment has not been terminated by the Administrative Agent in accordance with the terms set forth therein, following the Enhanced Data Production Delivery Date, two (2) Business Days) following the date of such default, occurrence, failure or termination (and the Administrative Agent acknowledges that the appointment of Carmel Solutions as a replacement servicer pursuant to the Backup Servicing Agreement is acceptable to the Administrative Agent); or
    (k)    a Change of Control shall have occurred; or
    (l)    the occurrence of a Material Adverse Effect with respect to the Borrower, the Parent or the Sponsor; or
    (l)    the Borrower or the Parent becomes an investment company required to be registered under the Investment Company Act; or
    (m)    the Borrower or the Servicer shall have failed to cause all Collections in respect of the Collateral to be deposited into the Canadian Collection Account or the U.S. Collection Account, as applicable, pursuant to the terms of Section 5.01(k) or in any event within two (2) Business Days of receipt of such Collections; or
    (n)    (i) any Facility Document shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Parent, the Sponsor, any Seller, the Backup Servicer, the Servicer, the Canadian Collection Account Bank or the U.S. Collection Account Bank, as applicable, or (ii) the Borrower, the Sponsor, any Seller, the Backup Servicer, the Servicer, the Canadian Collection Account Bank or the U.S. Collection Account Bank shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Facility Document or any Lien purported to be created thereunder; or
    (o)    the Sponsor shall have defaulted or failed to perform under any (A) note, indenture, loan agreement, guaranty, swap agreement, loan and security agreement or similar credit facility or agreement for borrowed funds in an aggregate amount in excess of $1,000,000 or (B) any other contract, agreement or transaction (including, without limitation, any repurchase agreement) to which it is a party in connection with payment obligations in an aggregate amount in excess of $1,000,000, in each case after the earlier of (x) written notice to the Sponsor by the Administrative Agent (which may be by email), and (y) actual knowledge of a Responsible Officer of the Sponsor; or
    (p)    a Sponsor Indemnity Event of Default shall have occurred and be continuing; or
    (q)    the occurrence of any of the following:
    (i)    the Principal Loss Ratio shall be greater than 6.00%; or
    (ii)    as to any Vintage, the Vintage Default Ratio shall be greater than 5.25%.
    Section 6.02.    Remedies upon an Event of Default.
    (a)     Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a Secured Party under Applicable Law, including the UCC, the Administrative Agent, following the direction of, or consent by, the Required Lenders, by notice to the Borrower, shall declare the principal of and the accrued interest on the Advances and all other amounts whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (h) of Section 6.01, the Advances and all such other amounts shall automatically become due and payable, without any further action by any party.
    (b)    Upon the occurrence and during the continuation of an Event of Default, following written notice by the Administrative Agent (provided at the direction of the Required Lenders) of the exercise of control rights with respect to the Collateral pursuant to and in accordance with the UCC, the Borrower will sell or otherwise dispose of any Collateral Receivable to repay the Obligations as directed by the Administrative Agent (at the direction of the Required Lenders), provided that any such sale or other disposition directed by the Administrative Agent shall be on commercially reasonable terms. The proceeds of any such sale or disposition shall be applied in accordance with the Priority of Payments. Notwithstanding anything herein to the contrary, the Administrative Agent shall not exercise any such control rights with respect to the Collateral during any period from the date of a Class B Buyout Triggering Event to the applicable Class B Buyout Exercise Date (or, if such Class B Buyout Option is not exercised by the Class B Lenders, the Class B Buyout Option Termination Date); provided, however, that any sale process may be commenced prior to the Class B Buyout Exercise Date or the Class B Buyout Option Termination Date, as applicable, at the discretion of the Administrative Agent.
    Section 6.03.    Class B Buyout Option.

    (a)     Following a Class B Buyout Triggering Event, the Class B Lenders (or any subset of them, each, a “Class B Buyout Group”) shall have the option exercised by delivery of a written notice to the Administrative Agent (a “Class B Buyout Notice”), to purchase all (but not less than all) of the aggregate principal amount of the Class A Advances (at par), together with interest and fees due with respect thereto, and all other Class A Obligations (collectively, the “Class B Buyout Option”). On the date of the Class B Buyout Triggering Event, the Administrative Agent shall deliver to the Class B Lenders written notice specifying the estimated amount of Class A Obligations (including, without limitation, the aggregate principal amount of all Class A Advances and all accrued and unpaid interest and fees with respect thereto) outstanding and unpaid as of the date that is ten (10) Business Days following the date of the Class B Buyout Triggering Event. Unless the Administrative Agent (acting at the direction of the Required Lenders) agrees in writing to a longer time period, the Class B Buyout Option shall be exercisable by any one or more Class B Lenders for a period of ten (10) Business Days (or, if such Class B Lender Group has provided the Administrative Agent with written evidence of a capital call in respect of the Class B Buyout Amount at the time of delivery of the Class B Buyout Notice, fifteen (15) Business Days), commencing on the date of the Class B Buyout Triggering Event (each date succeeding such 10th or 15th Business Day, as the case may be, a “Class B Buyout Option Termination Date”). Prior to the applicable Class B Buyout Option Termination Date, the Class B Buyout Group may exercise the Class B Buyout Option by delivering the Class B Buyout Notice to the Administrative Agent, which notice (i) shall be irrevocable, (ii) shall state that each Class B Lender in the Class B Buyout Group is electing to exercise the Class B Buyout Option (in such allocation as the Class B Buyout Group has agreed) and (iii) shall specify the date on which such right is to be exercised (such date, the “Class B Buyout Exercise Date”), which date shall be a Business Day not more than ten (10) Business Days after receipt by the Administrative Agent of such Class B Buyout Notice.
    (b)    On the Business Day prior to the Class B Buyout Exercise Date, the Administrative Agent shall deliver to the Class B Buyout Group written notice specifying the Class A Obligations (including, without limitation, the aggregate principal amount of all Class A Advances and all accrued and unpaid interest and fees with respect thereto) outstanding and unpaid as of the Class B Buyout Exercise Date (collectively, the “Class B Buyout Amount”). On the Class B Buyout Exercise Date, the Class A Lenders shall sell to the Class B Buyout Group their respective pro rata portions of the Class B Buyout Amount, and the Class B Buyout Group shall purchase from the Class A Lenders, at their respective pro rata portions of the Class B Buyout Amount, all of the Class A Advances. Such Class B Buyout Amount shall be remitted by wire transfer of immediately available funds by the Class B Buyout Group to the Administrative Agent for disbursement to the Class A Lenders. Accrued and unpaid interest on the Class A Advances shall be calculated through the Business Day on which the foregoing purchase and sale shall occur and any amounts received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next Business Day.
    (c)    By delivery of the Class B Buyout Notice, the Class B Buyout Group hereby agrees to indemnify and hold harmless the Administrative Agent and Class A Lenders from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel and indemnification) arising out of any claim asserted by a third party as a direct result of any acts by the members of the Class B Buyout Group occurring after the date of such purchase (but excluding, for the avoidance of doubt, any such loss, liability, claim, damage or expense resulting from the gross negligence, bad faith or willful misconduct of any Class A Lender seeking indemnification).
    (d)    Any purchase pursuant to this Section 6.03 shall be expressly made without representation or warranty of any kind by the Class A Lenders or any other Person acting on their behalf, except that the Class A Lenders shall be deemed to represent and warrant, severally as to its Class A Advances: (i) the amount of such Class A Advances being purchased and that the purchase price and other sums payable by the Class B Buyout Group are true, correct and accurate, (ii) it has all right, title and interest in and to such Class A Advances free and clear of any Liens of such Class A Lender or created or suffered to exist by such Class A Lender, (iii) as to the absence of any claims made or threatened in writing against such Class A Lender related to such Class A Advances, and (iv) such Class A Lender is duly authorized to assign such Class A Advances.
Article VII

Pledge of Collateral; Rights of the Administrative Agent
    Section 7.01.    Grant of Security. (a) The Borrower hereby grants, pledges, transfers and collaterally assigns to the Administrative Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing first priority security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 7.01(a) being collectively referred to herein as the “Collateral”):
    (i)    all Receivables and the Related Documents (and all rights, remedies, powers, privileges and claims thereunder or in respect thereto, whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity, including the right to enforce each such Related Document, both now and hereafter owned), including all Collections, insurance policies, insurance rights and other proceeds thereon or with respect thereto and all interest, dividends, distributions and other money or property of any kind distributed in respect of thereto;
    (ii)    the Canadian Collection Account and the U.S. Collection Account and, in each case, all cash on deposit therein;
    (iii)    each Facility Document (other than this Agreement) and all rights, remedies, powers, privileges and claims thereunder or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the collateral assignment and security interest granted to the Administrative Agent under this Agreement;

    (iv)      all rights to payment under all servicer contracts and other contracts and agreements associated with the Receivables and all recourse rights against any Seller;
    (v)     all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating or credited to the foregoing (in each case as defined in the UCC), commercial tort claims and all other property of any type or nature in which the Borrower has an interest, whether tangible or intangible, and all other property of the Borrower which is delivered to the Administrative Agent or the Backup Servicer by or on behalf of the Borrower (whether or not constituting Collateral Receivables);
    (vi)    all other general intangibles and payment intangibles of the Borrower, including all general intangibles of the Borrower which are delivered to the Administrative Agent (or any custodian on its behalf) by or on behalf of the Borrower or held by any Person by or on behalf of the Borrower;
    (vii)    all security interests, Liens, collateral, property, equipment, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and
    (viii)    all Proceeds of any and all of the foregoing.
    (b)    All terms used in this Section 7.01 that are defined in the UCC but are not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC. The Borrower hereby designates the Administrative Agent as its agent and attorney in fact to prepare and file any UCC financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to Section 7.07. Such designation shall not impose upon the Administrative Agent, or release or diminish, the Borrower’s obligations under this Section 7.01 or Section 7.07. The Borrower further hereby authorizes the Administrative Agent’s or the Borrower’s counsel to file, without the Borrower’s signature, a UCC financing statement that name the Borrower as debtor and the Administrative Agent as secured party and that describe the Collateral in which the Administrative Agent has a grant of security hereunder and any amendments or continuation statements that may be necessary or desirable. The Borrower authorizes the UCC financing statement naming the Borrower as debtor to describe the Collateral therein as “all assets” or words of similar import.
    (c)    If the Borrower acquires any commercial tort claim after the date hereof, the Borrower shall promptly (but in any event within ten (10) Business Days after such acquisition) deliver to the Administrative Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to the Administrative Agent, granting to the Administrative Agent, as security for the payment of the Obligations, a perfected security interest in all of Borrower’s right, title and interest in and to such commercial tort claim.
    Section 7.02.    Release of Security Interest. If all Obligations have been paid in full, the Administrative Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that following the execution of a Consent and Release and upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall immediately terminate and the Administrative Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower. The Borrower shall not file, or consent to any third-party filing, any UCC financing statement or amendment thereof without the Administrative Agent’s prior written consent.
    Section 7.03.    Rights and Remedies. The Administrative Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall (subject to direction by the Required Lenders), among other remedies: (i) instruct the Borrower to deliver any or all of the Collateral, the Related Documents and any other documents relating to the Collateral to the Administrative Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute or prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (ix) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) make copies of or, if necessary, remove from the Borrower’s, the Backup Servicer’s, the Servicer’s and their respective agents’ place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an Obligor. The proceeds of any sale or disposition of the Collateral shall be applied in accordance with the Priority of Payments.
The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent or the Required Lenders (acting through the Administrative Agent), it shall execute all documents and agreements which are reasonably necessary or appropriate to have the Collateral to be assigned to the Administrative Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of this Section 7.03, the Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid, with power of substitution), in the name of the Administrative

Agent or in the name of the Borrower or otherwise, for the use and benefit of the Administrative Agent (for the benefit of the Secured Parties), but at the cost and expense of the Borrower and, except as prohibited by Applicable Law, without notice to the Borrower.
    Section 7.04.    Remedies Cumulative. Each right, power, and remedy of the Administrative Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Administrative Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies; provided, however, that no Secured Party may exercise any rights or remedies hereunder other than through the Administrative Agent or as consented to by the Administrative Agent; provided, further, however, that the Required Lenders may exercise any rights and remedies hereunder if, after directing the Administrative Agent in writing, the Administrative Agent does not comply with such instructions for any reason.
    Section 7.05.    Related Documents. (a) The Borrower hereby agrees that, to the extent not expressly prohibited by the terms of the Related Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Administrative Agent, promptly forward to the Administrative Agent, the Servicer and the Backup Servicer (or other successor servicer) all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral, and (ii) upon the written request of the Administrative Agent (as directed by the Required Lenders), act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Administrative Agent (as directed by the Required Lenders).
    (b)    The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Documents and other documents relating to the Collateral in trust for the Administrative Agent on behalf of the Secured Parties, and upon request of the Administrative Agent or following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Administrative Agent or its designee (including the Backup Servicer). In addition, in accordance with the Backup Servicing Agreement, on each Reporting Date and once each week between Biweekly Reports, the Borrower shall, or shall cause the Servicer to, deliver to the Backup Servicer an electronic file containing all documents and information necessary to permit the Backup Servicer to service the Receivables and any other information relating to each such Receivable required by the Backup Servicing Agreement.
    Section 7.06.    Borrower Remains Liable. (a) Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.
    (b)    No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, and the transactions contemplated hereby and thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.
    Section 7.07.    Protection of Collateral. The Borrower shall from time to time execute and deliver, or caused to be executed and delivered, all such supplements and amendments hereto and file or authorize the filing of all such UCC financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary, advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:
    (i)    grant security more effectively on all or any portion of the Collateral;
    (ii)    maintain, preserve and perfect any grant of security made or to be made by this Agreement or any other Facility Document including the first priority nature of the lien or carry out more effectively the purposes hereof;
    (iii)    perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including any and all actions necessary or desirable as a result of changes in law or regulations);
    (iv)    enforce any of the Collateral or other instruments or property included in the Collateral;
    (v)    preserve and defend title to the Collateral and the rights therein of the Administrative Agent and the Secured Parties in the Collateral against the claims of all third parties; and
    (vi)    pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.
The Borrower hereby designates the Administrative Agent as its agent and attorney in fact to prepare and file any UCC financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.07. Such designation shall not impose upon the Administrative Agent, or release or diminish, the Borrower’s obligations under this Section 7.07 or, in the case of the Borrower only, Section 5.01(c).
Article VIII

Accountings and Releases

    Section 8.01.    Collection of Money. Except as otherwise expressly provided herein, the Administrative Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Administrative Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Administrative Agent shall segregate and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Agreement. The Canadian Collection Account shall be established and maintained under a Canadian Collection Account Control Agreement with the Canadian Collection Account Bank. The U.S. Collection Account shall be established and maintained under an U.S. Collection Account Control Agreement with the U.S. Collection Account Bank. The Canadian Collection Account and the U.S. Collection Account may contain any number of subaccounts for the convenience of the Administrative Agent or for convenience in administering the Canadian Collection Account, the U.S. Collection Account or other Collateral. All monies deposited from time to time in the Canadian Collection Account shall be held by the Canadian Collection Account Bank as part of the Collateral and released to the Borrower only in accordance with Section 9.02. Upon the occurrence and during the continuation of a Canadian Cash Transfer Event, all monies on deposit in the Canadian Collection Account shall be transferred to the U.S. Collection Account on each Business Day during such Canadian Cash Transfer Event. All monies deposited from time to time in the U.S. Collection Account shall be held by the U.S. Collection Account Bank as part of the Collateral and shall be applied to the purposes herein provided and released to the Borrower only (i) on Payment Dates to the extent of funds available under Section 9.01(viii) and (ii) in accordance with Section 9.02.
    Section 8.02.    Release of Security. (a) In connection with any Permitted Sale of any Receivable, the Borrower shall deliver a Consent and Release to the Administrative Agent at least ten (10) Business Days prior to the settlement date for any sale of such Receivable certifying that such sale is a Permitted Sale and requesting that the Administrative Agent release or cause to be released such Receivable from the Lien of this Agreement, which notice shall be revocable up and until such settlement date.
    (b)    (i) The proceeds of any sale of a Receivable to a Seller pursuant to the terms of the applicable Receivable Purchase Agreement or to any other Person as permitted herein shall be deposited directly into the Canadian Collection Account or the U.S. Collection Account, as applicable (ii) the proceeds of any sale of a Defaulted Collateral Receivable or Ineligible Collateral Receivable shall be deposited directly into the Canadian Collection Account or the U.S. Collection Account, as applicable, following release from any applicable escrow arrangement and (iii) the proceeds of any Permitted Sale to a Securitization Vehicle shall be deposited into the U.S. Collection Account and shall be immediately applied to the payments described in Section 9.01.
    (c)    Subject to Borrower’s compliance with this Section 8.02 and the Administrative Agent’s execution of a Consent and Release, any Receivable that is sold pursuant to Section 8.02(a) shall automatically be released from the Lien of this Agreement.

    (d)    The Administrative Agent shall, upon receipt of a certificate of a Responsible Officer of the Borrower, at such time as all Obligations of the Borrower hereunder and under the other Facility Documents have been satisfied in full (other than contingent indemnity obligations not yet due and owing), release any remaining Collateral from the Lien of this Agreement.
    (e)    In connection with any release pursuant to this Section 8.02, the Administrative Agent is hereby irrevocably authorized by the Lenders to execute such documents as shall be reasonably requested by the Borrower to evidence the release of the Lien of this Agreement and the other Facility Documents.
Article IX

Application of Monies
    Section 9.01.    Disbursements of Monies from Collection Account. On each Payment Date, the Borrower shall direct the U.S. Collection Account Bank to disburse amounts on deposit in the U.S. Collection Account (other than the U.S. Collection Account Required Amount) with respect to the Collection Period ending immediately prior to such Payment Date in accordance with the following priorities (the “Priority of Payments”) and related Biweekly Report:
    (i)    first, to the Servicer, any accrued and unpaid Servicer Fees and collection expense reimbursements (excluding indemnities) that are reimbursable to the Servicer pursuant to the Servicing Agreement, plus any Servicer Fees and collection expense reimbursements (excluding indemnities) that are reimbursable to the Servicer pursuant to the Servicing Agreement which were not paid when due on any prior Payment Date;
    (ii)    second, on a pari passu and pro rata basis, to the Backup Servicer, the Canadian Collection Account Bank and the U.S. Collection Account Bank, any accrued and unpaid fees and reimbursable expenses (excluding indemnities) due and payable pursuant to the Facility Documents to which such Persons are a party, plus any fees and reimbursable expenses (excluding indemnities) due and payable to any such Person pursuant to such Facility Documents which were not paid when due on any prior Payment Date; provided, however, that the aggregate amount of expenses and other amounts payable under this clause (ii) shall not exceed $100,000 in aggregate in any calendar year;
    (iii)     third,    to the Administrative Agent for distribution to each Class A Lender to pay (1) accrued and unpaid Interest on the Class A Advances, (2) amounts payable to each such Class A Lender or the Administrative Agent under Section 2.09(a), 2.10, 12.03(d) and 12.04, and (3) accrued and unpaid Prepayment Premiums, Exit Fees and Class A Unused Fees accrued during the related Interest Accrual Period due to each Class A Lender (in the case of each of subclauses (1), (2) and (3) above, pro rata, based on the respective amounts owed to each Class A Lender);
    (iv)    fourth,

    (1)    prior to the end of the Reinvestment Period and if the Class A Maximum Advance Rate Test or the Class A Maximum Committed Advance Rate Test, as applicable, is not satisfied as of the related Determination Date (without giving effect to amounts which are on deposit in the Canadian Collection Account or the U.S. Collection Account representing collections of principal payments received by the Borrower on the Collateral Receivables), to pay the outstanding principal of the Class A Advances of each Class A Lender (pro rata, based on each Class A Lender’s Percentage) until the Class A Maximum Advance Rate Test or the Class A Maximum Committed Advance Rate Test, as applicable, is satisfied (on a pro forma basis as at such Determination Date); and
    (2)    if the Reinvestment Period has expired or an Accelerated Amortization Event or Event of Default has occurred and is continuing, to pay the outstanding principal amount of all Class A Advances of each Class A Lender (pro rata, based on each Class A Lender’s Percentage) until paid in full;
    (v)    fifth,    to the Administrative Agent for distribution to each Class B Lenders to pay (1) accrued and unpaid Interest on the Class B Advances, (2) amounts payable to each such Class B Lender or the Administrative Agent under Section 2.09(a), 2.10, 12.03(d) and 12.04, and (3) accrued and unpaid Prepayment Premium, and Class B Unused Fees accrued during the related Interest Accrual Period due to each Class B Lender (in the case of each of subclauses (1), (2) and (3) above, pro rata, based on the respective amounts owed to each Class B Lender);
    (vi)    sixth,
    (1)    prior to the end of the Reinvestment Period, if the Class B Maximum Advance Rate Test or the Class B Maximum Committed Advance Rate Test, as applicable, is not satisfied as of the related Determination Date (without giving effect to amounts which are on deposit in the Canadian Collection Account or the U.S. Collection Account representing collections of principal payments received by the Borrower on the Collateral Receivables), to pay the outstanding principal of the Class B Advances of each Class B Lender (pro rata, based on each Class B Lender’s Percentage) until the Class B Maximum Advance Rate Test or the Class B Maximum Committed Advance Rate Test, as applicable, is satisfied (on a pro forma basis as at such Determination Date); and
    (2)    if the Reinvestment Period has expired or an Accelerated Amortization Event or Event of Default has occurred and is continuing, to pay the outstanding principal amount of all Class B Advances of each Class B Lender (pro rata, based on each Class B Lender’s Percentage) until paid in full;
    (vii)    seventh, an amount equal to any other amounts due and owing to the Servicer, the Backup Servicer, the Canadian Collection Account Bank, the U.S. Collection Account Bank or any Secured Party pursuant to the Facility Documents shall be set aside in the U.S. Collection Account and paid to such Person, as the case may be, when due in accordance with the Facility Documents on a pro rata basis based on the amounts due and owing to each such Person as of the immediately preceding calendar month; and
    (viii)    eighth, the remainder to the Borrower or as directed by the Borrower.
    Section 9.02.    Recycling. Funds may be withdrawn from time to time from the Canadian Collection Account or the U.S. Collection Account no more than once per Business Day ~~and no more than twice per week~~ (and, to the extent a new Advance is being requested on such Withdrawal Date, solely simultaneously with such new Advance as part of the Notice of Borrowing) at the request of the Borrower to the Administrative Agent, in the form attached hereto as Exhibit A-2 (each, a “Notice of Withdrawal”), on any Business Day other than a Payment Date during the Reinvestment Period (each such date, a “Withdrawal Date”), and applied by the Borrower solely to purchase additional Collateral Receivables from a Seller under (and in accordance with) a Receivable Purchase Agreement; provided, that the withdrawal and transfer of such funds is subject to the satisfaction or waiver of the following conditions precedent as of the Withdrawal Date:
(a)    after giving effect to such withdrawal, the amount on deposit in the U.S. Collection Account is not less than the U.S. Collection Account Required Amount;
(b)    the Administrative Agent shall have received a Notice of Withdrawal with respect to such withdrawal at least one (1) Business Day prior to the Withdrawal Date (including the Maximum Advance Rate Test Calculation Statement attached thereto, all duly completed);
(c)    together with delivery of the Notice of Withdrawal, the Administrative Agent shall have received (i) a Maximum Advance Rate Test Calculation Statement, demonstrating that immediately after giving effect to such withdrawal and the acquisition of any Collateral Receivables on such Withdrawal Date, each applicable Maximum Advance Rate Test shall be satisfied, and (ii) calculations evidencing that the Withdrawal Principal Loss Ratio was less than 5.00% and the Vintage Default Ratio was less than 4.00%, in each case, as of two (2) Business Days prior to such Withdrawal Date;
(d)    each of the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Withdrawal Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);
(e)    no Unmatured Event of Default, Event of Default, Accelerated Amortization Event, and in the case of a withdrawal from the Canadian Collection

Account, no Canadian Cash Transfer Event, shall have occurred and be continuing at the time of such withdrawal or shall result upon such withdrawal;
(f)    the Borrower shall have delivered, or caused to have been delivered, in accordance with the time and manner specified in the Backup Servicing Agreement, to the Backup Servicer and the Administrative Agent, the Receivable Schedule and each document or item (whether or not electronic) comprising a Related Document with respect to the Receivables being pledged hereunder;
(h)     all terms and conditions of the applicable Receivable Purchase Agreement required to be satisfied in connection with the assignment of each Receivable being pledged hereunder on such Withdrawal Date (and the Receivable and Related Documents related thereto), including the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including UCC and PPSA filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in all of the Borrower’s right, title and interest in the related Receivables all payments from related Obligors, the Related Documents and all rights of the Borrower under the applicable Receivable Purchase Agreement, excluding any Collateral in which a security interest cannot be perfected under the UCC or the PPSA, shall have been made, taken or performed;
(i)        the Borrower shall have taken all steps necessary under all Applicable Law in order to cause to exist in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid, subsisting and enforceable first priority perfected security interest in the Borrower’s right, title and interest in the Collateral related to each Receivable being pledged hereunder on such Withdrawal Date, including receipt by the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent that all Liens (except for Permitted Liens) have been released on such Collateral; and
(j)        the Borrower shall have delivered to the Administrative Agent a fully executed copy of the Purchase Confirmation relating to the Collateral Receivables in connection with such withdrawal.
The Borrower hereby acknowledges and agrees that, by delivering a Notice of Withdrawal, the Borrower will be deemed to have represented and warranted that on such date and immediately after giving effect to the proposed withdrawal on the relevant Withdrawal Date each of the conditions precedent set forth in Section 9.02 is satisfied.
Article X

Administration and Servicing of Collateral
    Section 10.01.    Designation of the Servicer. The servicing, administering and collection of the Collateral shall be conducted by the Person designated as a servicer in accordance with this Agreement, the Servicing Agreement or the Backup Servicing Agreement, as applicable.

Borrower hereby acknowledges that each of the Secured Parties is a third-party beneficiary of the obligations taken by the Servicer and the Backup Servicer under the Servicing Agreement and the Backup Servicing Agreement, respectively.
    Section 10.02.    Authorization of the Servicer. Borrower shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents reasonably necessary to enable such Servicer to carry out its Collateral management duties under the Servicing Agreement, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. Following the occurrence and continuance of an Event of Default (unless otherwise waived by the Required Lenders in accordance with Section 12.01), the Administrative Agent (acting at the direction of the Required Lenders) may provide notice to the Servicer (and any successors thereto) (with a copy to the Backup Servicer) that the Secured Parties are exercising their control rights with respect to the Collateral in accordance with Section 6.02.
    Section 10.03.    Payment of Certain Expenses by Servicer. The Borrower acknowledges and agrees that the Servicer (so long as such Servicer is an Affiliate of the Borrower) will be required to pay all expenses incurred by it in connection with its activities under the Servicing Agreement, including fees and disbursements of its independent accountants, taxes imposed on the Servicer, expenses incurred by the Servicer in connection with the production of reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement and the Servicing Agreement to be for the account of the Borrower or except as otherwise expressly provided under this Agreement or the Servicing Agreement. The Borrower acknowledges and agrees that the Servicer will be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than as provided under Section 9.01.
    Section 10.04.    Appointment of Backup Servicer. Upon the resignation of the Servicer under the Servicing Agreement or the occurrence and continuance of an Accelerated Amortization Event (other than an Unmatured Event of Default), an Event of Default or a Servicer Event of Default, the Administrative Agent may (with the consent of the Required Lenders) ~~at any time require the Borrower~~deliver a Servicing Commencement Notice to ~~appoint~~ the Backup Servicer~~, as servicer of the Receivables in accordance with the Backup Servicing Agreement~~. The Borrower shall ~~promptly comply with any such request from the Administrative Agent. The Borrower shall provide direction to~~, and shall cause the Servicer to, cooperate with the Backup Servicer ~~with respect to modifications of the terms of the Receivables in accordance with the requirements~~to effectuate such transition in servicing as further set forth in the Backup Servicing Agreement~~, and shall comply with all restrictions with respect to the release, discharge, termination or cancellation of any Receivable~~.
Article XI

The Administrative Agent
    Section 11.01.    Authorization and Action. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof. The Administrative Agent shall distribute a copy of all material modifications, amendments, extensions, consolidations, restatements, alterations, changes or revisions to any one or more of the Facility Documents (including, without limitation, waiver or consents entered into, executed or delivered by the Administrative Agent, but excluding the Administrative Agent Fee Letter), to each of the Lenders. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Facility Document to which the Administrative Agent is a party (if any) as duties on its part to be performed or observed. The Administrative Agent shall not have or be construed to have any other duties or responsibilities in respect of this Agreement and the transactions contemplated hereby. As to any matters not expressly provided for by this Agreement or the other Facility Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that the Administrative Agent’s consent may not be unreasonably withheld, provide for the exercise of the Administrative Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or, by refusing to provide instruction) to the Administrative Agent withhold its consent or exercise its discretion in an unreasonable manner.
    Section 11.02.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
    Section 11.03.    Agent’s Reliance, Etc. (a) Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or any Servicer or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility

Documents or any Related Documents on the part of the Borrower or any Servicer or any other Person or to inspect the property (including the books and records) of the Borrower or such Servicer; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Collateral, this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto or for the validity, perfection, priority or enforceability of the Liens on the Collateral; and (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including for the avoidance of doubt, the Biweekly Report), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by email) believed by it to be genuine and believe by it to be signed or sent by the proper party or parties. The Administrative Agent shall not have any liability to the Borrower or any Lender or any other Person for the Borrower’s, any Servicer’s or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.
    (b)    The Administrative Agent shall not be liable for the actions or omissions of any other agent (including concerning the application of funds), or under any duty to monitor or investigate compliance on the part of any other agent with the terms or requirements of this Agreement, any Facility Documents or any Related Documents, or their duties thereunder. The Administrative Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including each Notice of Borrowing received hereunder). The Administrative Agent shall not be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Required Lenders to provide, written instruction to exercise such discretion or grant such consent from the Required Lenders) except as determined by a court of competent jurisdiction by final and non-appealable judgment that it was the result of the Administrative Agent’s willful misconduct or gross negligence. The Administrative Agent shall not be liable for any error of judgment made in good faith unless it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that the Administrative Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Facility Documents or Related Documents shall obligate the Administrative Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. The Administrative Agent shall not be liable for any indirect, special, punitive or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. The Administrative Agent shall not be charged with knowledge or notice of any matter unless actually known to a Responsible Officer of the Administrative Agent, or unless and to the extent written notice of such matter is received by the Administrative Agent at its address in accordance with Section 12.02. Any permissive grant of power to the Administrative Agent hereunder shall not be construed to be a duty to act. The Administrative Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. The Administrative Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except as shall be determined by a court of competent jurisdiction by final and non-appealable judgment that it was the result of its willful misconduct or grossly negligent performance or omission of its duties.
    (c)    The Administrative Agent shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.
    Section 11.04.    Indemnification. To the extent the Borrower for any reason fails to indefeasibly pay any amount required under Section 12.04 (and without limiting the obligation of the Borrower to do so), each of the Lenders severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent; provided, further, that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.08. Any amounts paid by any Lender pursuant to this Section 11.04 shall constitute Obligations.
    Section 11.05.    Successor Administrative Agent. Subject to the terms of this Section 11.05, the Administrative Agent may resign as Administrative Agent in the Administrative Agent’s sole discretion at any time upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign then the Required Lenders shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment within thirty (30) days of notice of resignation the Administrative Agent may appoint a successor agent. The appointment of any successor Administrative Agent shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) an Event of Default shall have occurred and is continuing or, (ii) if such successor Administrative Agent is a Lender or an Affiliate of such Administrative Agent or any Lender. Any resignation of the Administrative Agent shall be effective upon the appointment of a successor agent pursuant to this Section 11.05. After the effectiveness of the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XI shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was the

Administrative Agent under this Agreement and under the other Facility Documents. Any Person (i) into which the Administrative Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Administrative Agent shall be a party, or (iii) that may succeed to the properties and assets of the Administrative Agent substantially as a whole, shall be the successor to the Administrative Agent under this Agreement without further act of any of the parties to this Agreement.
    Section 11.06.    Administrative Agent’s Capacity as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Affiliate thereof as if it were not the Administrative Agent hereunder.
    Section 11.07.    Certain ERISA Matters.
    (a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
    (i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances or this Agreement,
    (ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances and this Agreement,
    (iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such

Lender’s entrance into, participation in, administration of and performance of the Advances and this Agreement, or
    (iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
    (b)    In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Facility Document or any documents related hereto or thereto).
    Section 11.08.    Erroneous Payments.
    (a)    If the Administrative Agent notifies a Lender or another, Secured Party, or any Person who has received funds on behalf of a Lender or another a Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
    (b)    Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender,

Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part):
    (i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
    (ii)    such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.08(b).
    (c)    Each Lender and other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, or Secured Party under any Facility Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clauses (a) and (b) or under the indemnification provisions of this Agreement.
    (d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason from any Payment Recipient that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Payment Recipient at any time, (i) such Payment Recipient, if a Lender, shall be deemed to have assigned its Advances (but not its commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (and such Lender shall deliver any notes evidencing such Advances to the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advances (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the commitments, if any, of any Lender and such commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Advances (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Secured Party under the Facility Documents with respect to each Erroneous Payment Return Deficiency.
    (e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any Affiliate thereof.
    (f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
    (g)    Each party’s obligations, agreements and waivers under this Section 11.08 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Facility Document.
Article XII

Miscellaneous
    Section 12.01.    No Waiver; Modifications in Writing. (a) No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
    (b)    No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Administrative Agent and the Required Lenders, provided that:
    (i)    subject to clauses (iii) and (iv) below, any Fundamental Amendment shall require the written consent of each affected Lender;
    (ii)    no such amendment, modification, supplement or waiver shall amend, modify or otherwise affect the rights, duties, immunities or liabilities of the Administrative Agent without the prior written consent of the Administrative Agent;

    (iii)    the parties acknowledge and agree that increases in
(A) (x) the Committed Facility Amount shall be allocated pro rata between the Class A Committed Facility Amount and the Class B Committed Facility Amount and (y) the Incremental Amount shall be allocated pro rata between the Class A Incremental Amount and the Class B Incremental Amount,
(B) the Class A Committed Facility Amount or Class A Incremental Amount, may be allocated at the Administrative Agent’s sole discretion (which may not be on a pro-rata basis) among the existing Class A Lenders agreeing to provide such increased amount, or any new Class A Lender joining this Agreement (subject to the requirements of Section 13.02) (such existing and new Class A Lenders, collectively, the “Class A Increasing Lenders”), and
(C) the Class B Committed Facility Amount or Class B Incremental Amount (x) shall be first offered by the Administrative Agent to the existing Class B Lenders on a pro-rata basis, who may decide in their sole discretion to accept such offer (the “Accepting Class B Lenders”) and (y) if any such Class B Lender declines to accept such offer, such Class B Lender’s applicable pro-rata portion may be allocated at the Administrative Agent’s sole discretion (which may not be on a pro-rata basis) among the Accepting Class B Lenders, or any new Class B Lender joining this Agreement (subject to the requirements of Section 13.02) (the Accepting Class B Lenders and the new Class B Lenders, collectively, the “Class B Increasing Lenders”), and in the case of clauses (A) through (C) above, shall require the written consent of solely the Borrower, the Administrative Agent, the Class A Increasing Lenders and the Class B Increasing Lenders; and
    (iv)    the parties acknowledge and agree that decreases in the Committed Facility Amount shall be allocated pro rata (x) between the Class A Committed Facility Amount and the Class B Committed Facility Amount and (y) among all Lenders in accordance with their respective Percentages.
    Section 12.02.    Notices, Etc. Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by e-mail, to such party’s address or e-mail address set forth in Schedule 3 hereto, or at such other address or e-mail address as such party may hereafter specify in a notice given in the manner required under this Section 12.02. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by electronic transmission, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement). The Borrower hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any courts in any action, suit or proceeding in connection with this Agreement by serving a copy thereof upon the Borrower or by mailing copies thereof by regular or overnight mail, postage prepaid, to the Borrower at its address specified in Schedule 3. For the avoidance of doubt, with respect to any notices required to be delivered and sent to the Administrative Agent, the Administrative Agent shall distribute a copy thereof to the Lenders.
    Section 12.03.    Taxes. (a) For purposes of this Section 12.03, the term Applicable Law includes FATCA.
    (b)    Any and all payments by or on account of any obligation of the Borrower under this Agreement and any other Facility Document shall be made, in accordance with this Agreement or the related Facility Document, free and clear of and without deduction for any and all Taxes, except as required by Applicable Law. If the Borrower or Administrative Agent shall be required by Applicable Law (as determined in the good faith discretion of the Borrower or Administrative Agent, as applicable)) to deduct or withhold any Taxes from or in respect of any sum payable by it hereunder or under any other Facility Document to any Secured Party, then the Borrower or Administrative Agent, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such payment is an Indemnified Tax, the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including deductions applicable to additional sums payable under this Section 12.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions or withholding been made.
    (c)    In addition, the Borrower agrees to timely pay any present or future stamp, sales, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or under any other Facility Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or under any other Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Sections 2.09(b), 2.11(b) or 12.03(h)) (hereinafter referred to as “Other Taxes”).
    (d)    The Borrower agrees to indemnify each of the Secured Parties, within 10 days after demand therefor, for the full amount of Indemnified Taxes, including any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 12.03 payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Secured Party, shall be conclusive absent manifest error.
    (e)    As soon as practicable after the date of any payment of Taxes to a Governmental Authority pursuant to this Section 12.03, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof (or a copy of the return reporting such payment or other evidence of payment as may be reasonably satisfactory to the Administrative Agent).
    (f)    If any payment is made by the Borrower to or for the account of any Secured Party after deduction for or on account of any Taxes, and an indemnity payment or additional amounts are paid by the Borrower pursuant to this Section 12.03, then, if such Secured Party, in its sole discretion exercised in good faith, determines that it has received a refund of such Taxes, such Secured Party shall reimburse to the Borrower such amount of any refund received (net of reasonable out-of-pocket expenses incurred) as such Secured Party shall determine in its sole discretion to be attributable to the relevant Taxes; provided that in the event that such Secured Party is required to repay such refund to the relevant taxing authority, the Borrower agrees to return the refund to such Secured Party. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Secured Party be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Secured Party in a less favorable net after-Tax position than the Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
    (g)    Status of Lender.
    (i)    Each Lender that is a “United States person” as that term is defined in Section 7701(a)(30) of the Code (a “U.S. Person”) hereby agrees that it shall, no later than the Closing Date or, in the case of a Lender which becomes a party hereto pursuant to Section 12.06, the date upon which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), deliver to the Borrower and the Administrative Agent, if applicable, two accurate, complete and executed copies of U.S. Internal Revenue Service Form W-9 or successor form, certifying that such Lender is on the date of delivery thereof entitled to an exemption from United States backup withholding tax.
    (ii)    Each Lender that is not a U.S. Person (a “Non-U.S. Lender”) shall, no later than the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), deliver to the Borrower and the Administrative Agent two copies of properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN, W8BEN-E, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, with respect to payments of interest hereunder, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business” profits or “other income” article of such treaty, with respect to any other applicable payments hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient), no later than the date on which such Non-U.S. Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), a certificate to the effect that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 881(c)(3)(C) of the Code) substantially in the form of Exhibit E hereto (a “U.S. Tax Compliance Certificate”), and such Non-U.S. Lender agrees that it shall notify the Borrower and the Administrative Agent in the event any such certificate is no longer accurate. In addition, to the extent a Non-U.S. Lender is not the beneficial owner, such Non-U.S. Lender shall also provide a U.S. Tax Compliance Certificate or other certification documents from each beneficial owner, as applicable, provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Lender designates a new lending office. In addition, each Non-U.S. Lender shall deliver such forms as promptly as practicable after receipt of a written request therefor from the Borrower or the Administrative Agent. Notwithstanding any other provision of this Section 12.03, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 12.03(g) that such Non-U.S. Lender is not legally able to deliver.
(iii)        Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative in writing of its legal inability to do so.
    (h)    If any Secured Party requires the Borrower to pay any additional amount to such Secured Party or any taxing Governmental Authority for the account of such Secured Party or to indemnify such Secured Party pursuant to this Section 12.03, then such Secured Party shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion, that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 12.03 in the future and (ii) would not subject such Secured Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Secured Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
    (i)    Nothing in this Section 12.03 shall be construed to require any Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

    (j)        Compliance with FATCA. If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
    (k)    Survival. Each party’s obligations under this Section 12.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all amounts owing under any Facility Document.
    Section 12.04.    Costs and Expenses; Indemnification. (a) The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Backup Servicer, the Canadian Collection Account Bank, the U.S. Collection Account Bank and the other Lenders in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents, including the reasonable fees and disbursements of outside counsel for each such Person and any auditors, accountants, consultants, appraisers and rating agency or other professional advisors and agents engaged by the Administrative Agent; UCC and PPSA filing fees and all other related fees and expenses in connection therewith; and in connection with any modification or amendment of this Agreement or any other Facility Document. Further, the Borrower shall pay (A) all reasonable and documented out-of-pocket costs and expenses (including all reasonable and documented fees, expenses and disbursements of legal counsel), and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Administrative Agent and incurred by the Administrative Agent or any Lender in the preparation, execution, delivery, filing, recordation, administration, performance or enforcement of this Agreement or any other Facility Document or any consent, amendment, waiver or other modification relating thereto, (B) all reasonable out-of-pocket costs and expenses of creating, perfecting, releasing or enforcing the Administrative Agent’s security interests in the Collateral, including filing and recording fees, expenses and Other Taxes, search fees, and title insurance premiums, and (C) after the occurrence of any Event of Default, all costs and expenses incurred by the Administrative Agent and the other Secured Parties in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Administrative Agent and the other Secured Parties or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable and documented fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Administrative Agent and the other Secured Parties. The undertaking in this Section shall survive repayment of the Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents, termination of this Agreement and the other Facility Documents and the resignation or replacement of the Administrative Agent. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Administrative Agent are intended to constitute expenses of administration under any applicable bankruptcy law.
    (b)    The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated) (collectively, the “Liabilities”), including any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of any actual or prospective investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any other Facility Document, any Related Document or any of the transactions contemplated hereby or thereby; (ii) any breach of any covenant by the Borrower, the Parent, the Sponsor, the Canadian Collection Account Bank, the U.S. Collection Account Bank, any Seller, any Servicer or any Backup Servicer contained in any Facility Document; (iii) any representation or warranty made or deemed made by the Borrower, the Parent, the Sponsor, the Canadian Collection Account Bank, the U.S. Collection Account Bank, any Seller, any Backup Servicer or any Servicer contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or misleading; (iv) any failure by the Borrower, the Parent, the Sponsor, the Canadian Collection Account Bank, the U.S. Collection Account Bank, any Seller, any Servicer or any Backup Servicer to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Administrative Agent (for the benefit of the Secured Parties) a perfected first priority security interest in all of the Collateral free and clear of all Liens; (vi) any action or omission, not expressly authorized by the Facility Documents, by the Borrower or any Affiliate of the Borrower which has the effect of reducing or impairing the Collateral or the rights of the Administrative Agent or the Secured Parties with respect thereto; (vii) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC or PPSA, as applicable, of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; (viii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) of an Obligor to the payment with respect to any Collateral (including a defense based on any Receivable (or the Related Documents evidencing such Collateral Receivable) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from any related property; (ix) the commingling of Collections on the Collateral at any time with other funds; (x) any failure by the Borrower to give reasonably equivalent value to any Seller, in consideration for the transfer by such Seller to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; and (xi) any Unmatured Event of Default or Event of Default; provided, that the Borrower shall not be liable (A) for any Liability or losses arising due to the deterioration in the credit quality or market value of the Collateral Receivables or other Collateral hereunder to the extent that such credit quality or market value was not misrepresented in any material respect by the Borrower or any of its Affiliates or (B) to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s fraud, bad faith, gross negligence or willful misconduct; provided however that in no event will such Indemnified Party have any liability for any special, exemplary, indirect, punitive or consequential damages in connection with or as a result of such Indemnified Party’s activities related to this Agreement or any Facility Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, further, that any payment hereunder which relates to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, or additional sums described in Sections 2.09 or 2.10, shall not be covered by this Section 12.04(b).
    (c)    All amounts due under this Section 12.04 shall be payable not later than three (3) Business Days after demand therefor.
    Section 12.05.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this Agreement, shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act as in effect in any state, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), the Illinois Electronic Commerce Security Act (5 ILCS 175/1-101 et seq.), or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.
    Section 12.06.    Assignability. The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent. The Lenders may assign their rights, interests or obligations under this Agreement as permitted under Section 13.02. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns (including by operation of law).
    Section 12.07.    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED

BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
    Section 12.08.    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
    Section 12.09.    Confidentiality. Each Secured Party agrees to keep all Borrower Information confidential; provided that nothing herein shall prevent any Secured Party from disclosing any Borrower Information (a) in connection with this Agreement and the other Facility Documents and not for any other purpose, (x) to any Secured Party or any Affiliate of a Secured Party, or (y) any of their respective Affiliates, employees, directors, agents, representatives, consultants, attorneys, accountants and other professional advisors (collectively, the “Secured Party Representatives”), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information, (b) subject to an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), (i) to any actual or bone fide prospective permitted assignees and Participants in any of the Secured Parties’ interests under or in connection with this Agreement, (ii) to any prospective agent or co-agent of the Administrative Agent, (iii) as reasonably required by any direct or indirect contractual counterparties or professional advisors thereto, to any swap or derivative transaction relating to the Borrower and the Obligations, and (iv) to any provider of credit protection to a Lender or any provider of a hedge for the benefit of a Lender, (c) to any Governmental Authority purporting to have jurisdiction over any Secured Party or any of its Affiliates or any Secured Party Representative, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required or requested to be disclosed pursuant to any Applicable Law, (e) that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative in violation hereof, (f) any rating agency or a nationally recognized statistical rating organization in connection with Rule 17g-5 promulgated by the SEC, (g) in connection with the exercise of any remedy hereunder or under any other Facility Document and (h) to any Seller, the Servicer, the Backup Servicer, the Canadian Collection Account Bank and the U.S. Collection Account Bank in connection with the administration of this credit facility or the enforcement of the Facility Documents. In addition, each Secured Party may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Secured Parties in connection with the administration and management of this Agreement and the other Facility Documents.
    Section 12.10.    Merger. This Agreement and the other Facility Documents executed by the Administrative Agent or the Lenders taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof and such Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

    Section 12.11.    Survival. All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.09, 2.10, 2.13, the final sentence of Section 7.02, 7.06(b), 12.02, 12.03, 12.04, 12.07, 12.08, 12.12, 12.13, 12.14, 12.16, 12.18, 12.19 and 12.23 and this Section 12.11 shall survive the termination of this Agreement in whole or in part and the payment in full of the principal of and interest on the Advances.
    Section 12.12.    Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally:
    (a)    submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;
    (b)    consents that any such action or proceeding may be brought in any court described in Section 12.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
    (c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referenced in Section 12.02 or at such other address as may be permitted thereunder;
    (d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
    (e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any party hereto or any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, indirect, punitive or consequential damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement).
    Section 12.13.    Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or any other Facility Document or for any counterclaim therein or relating thereto.
    Section 12.14.    Service of Process. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02. NOTHING

IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
    Section 12.15.    Waiver of Setoff. The Borrower hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.
    Section 12.16.    PATRIOT Act Notice. Each Lender and the Administrative Agent hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower, a Beneficial Ownership Certification and other information that will allow the Lenders to identify the Borrower in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Borrower shall provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender in order to assist such Lender in maintaining compliance with the PATRIOT Act and the Beneficial Ownership Regulation.
    Section 12.17.    Business Days. In the event that the date of any Payment Date, date of prepayment or Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.
    Section 12.18.    Third-Party Beneficiary. The parties hereto acknowledge and agree that the Indemnified Parties and the Affected Persons are third party beneficiaries of this Agreement.
    Section 12.19.    No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders or their Affiliates. The Borrower agrees that nothing in the Facility Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its Affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Facility Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Facility Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The

Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
    Section 12.20.    Non-Reliance on Administrative Agent and other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates or the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates or the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Facility Document or any related agreement or any document furnished hereunder or thereunder.
    12.21.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Facility Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)        a reduction in full or in part or cancellation of any such liability;
(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or
(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
    Section 12.22.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Facility Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with this Section 12.22 applicable notwithstanding that the Facility Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the U.S. or any other state of the U.S.) that in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the U.S. or a state of the U.S. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Facility Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Facility Documents were governed by the laws of the U.S. or a state of the U.S.
    Section 12.23.    Non-Petition.
    (a)    Each of the parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby covenants and agrees that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding Advances, it shall not institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other jurisdiction.
    (b)    Each of the parties hereto (other than Administrative Agent acting at the direction of the Required Lenders) hereby covenants and agrees that it shall not at any time institute against, solicit or join or cooperate with or encourage any institution against Borrower of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any United States federal or state bankruptcy or similar law.
    (c)    Nothing in this Section 12.23 shall preclude, or be deemed to estop, any of the foregoing Persons from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action prior to such date in (i) any case or proceeding with respect to Borrower voluntarily filed or commenced by or on behalf of Borrower under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to Borrower under or pursuant to any such law, which involuntary use was not commenced by any of the foregoing Persons.
Article XIII

Syndication
    Section 13.01.    Syndication. The Lenders may at any time sell, assign or participate any portion or all of the Advances and the Facility Documents to one or more Persons subject to the terms and conditions of this Article XIII.
    Section 13.02.    Assignment of Advances, Participations and Servicing, Appointment of Agent. (a) The Lenders may, at their individual option, sell and assign all or any part of their right, title and interest in, and to, and under the Advances and this Agreement, on a pro rata basis, in the sole discretion of such Lender, subject to, other than in connection with the exercise of the Class B Buyout Option or an assignment to a Lender or any Affiliate of a Lender, the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) (the “Syndication”), to one or more additional lenders; provided, however, that no assignment shall be made to (x) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), (y) the Borrower or any of the Borrower’s Affiliates or (z) without the Borrower’s written consent, a Competitor. Each additional Lender shall enter into and deliver to the Administrative Agent an Assignment and Acceptance whereby the existing Lender (the “Assigning Lender”) assigns to such new Lender a portion of its rights under the Advances, and pursuant to which the new Lender accepts such assignment. From and after the effective date specified in the Assignment and Acceptance (i) each new Lender shall be a party hereto and to each applicable Facility Document to the extent of the applicable percentage or percentages and, if applicable, priorities, set forth in the Assignment and Acceptance and, except as specified otherwise herein, shall succeed to the rights of the Assigning Lender hereunder in respect of the Advances, and (ii) the Assigning Lender shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder and under the Facility Documents.
The liabilities of each of the Lenders shall be several and not joint, and any Lender’s Percentage shall be reduced by the amount of each such Assignment and Acceptance. No Lender shall be responsible for the obligations of any other Lender.
    (b)    The Borrower agrees that it shall reasonably cooperate, in connection with any sale of all or any portion of the Advances permitted under Section 13.02(a), whether in whole or to an additional Lender or Participant, to furnish to Administrative Agent, any information as reasonably requested by any additional Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Advances.
    (c)    The Borrower acknowledges that the Administrative Agent shall have the sole and exclusive authority to execute and perform this Agreement and each Facility Document on behalf of itself and as agent for the Secured Parties. The Lenders acknowledge that, subject to Section

12.01(b), the Administrative Agent shall retain the exclusive right to grant approvals and give consents required to be delivered hereunder. Except as otherwise provided herein, the Borrower shall have no obligation to recognize or deal directly with any Lender, and no Lender shall have any right to deal directly with the Borrower with respect to the rights, benefits and obligations of the Borrower under this Agreement, the Facility Documents or any one or more documents or instruments in respect thereof, except as explicitly provided herein or therein.
    (d)    Notwithstanding any provision to the contrary in this Agreement, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and no covenants, functions, responsibilities, duties, obligations or liabilities of the Administrative Agent shall be implied by or inferred from this Agreement or any other Facility Document, or otherwise exist against Administrative Agent.
    (e)    Except to the extent its obligations hereunder and its interest in the Advances have been assigned pursuant to one or more Assignments and Acceptances, if the Administrative Agent is also a Lender, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, respectively. The Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, or any Affiliate of the Borrower and any Person who may do business with or own securities of the Borrower or any Affiliate of the Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.
    (f)    If required by any Lender, the Borrower hereby agrees to execute notes in the principal amount of such Lender’s Percentage of the Advances, and such note shall (i) be payable to order of such Lender, (ii) be dated as of the effective date specified in the Assignment and Acceptance (or, if later, the date that such Lender became a Lender hereunder), and (iii) mature on the Termination Date. Such note shall provide that it evidences a portion of the existing Obligations hereunder and not any new or additional indebtedness of the Borrower.
    (g)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be made available by the Administrative Agent for inspection by the Borrower and any Lender, at any reasonable time and from time to time, upon reasonable prior written request to the Administrative Agent.
    (h)    Any Lender may at any time sell participations to any Person (other than (A) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), (B) the Borrower or any of the Borrower’s Affiliates or subsidiaries or (C) without the prior written consent of the Borrower and the Administrative

Agent, a Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the payments made under Section 2.09 with respect to any payments made by such Lender to its Participant(s).
    (i)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 12.03 and 12.04 (subject to the requirements and limitations therein, including the requirements under Section 12.03(g) (it being understood that the documentation required under Section 12.03(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.09 or 12.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Facility Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Facility Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
    (j)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release such Lender from any of its funding obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
    Section 13.03.    Cooperation in Syndication. (a) The Borrower agrees to use commercially reasonable efforts to assist the Lenders and the Administrative Agent, upon reasonable request, in completing a Syndication. Such assistance may include (i) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (ii) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the Syndication, (iii) the hosting, with the Lenders and the Administrative Agent, of one or more meetings of prospective Lenders or with the credit rating agencies, (iv) the delivery of appraisals reasonably satisfactory to the Lenders and the Administrative Agent if required, and (v) working with the Lenders and the Administrative Agent to procure a rating for the Advances by the credit rating agencies.
    (b)    The Lenders and the Administrative Agent shall manage all aspects of any Syndication of the Advances, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Lenders and the Administrative Agent in their Syndication efforts, the Borrower agrees promptly to prepare and provide to the Lenders and the Administrative Agent all information with respect to the Borrower, the Parent, the Sponsor, each Seller and the Servicer contemplated hereby, including all financial information and projections (the “Projections”), as the Lenders and the Administrative Agent may reasonably request in connection with the Syndication of the Advances. The Borrower hereby represents and covenants that (i) all information other than the Projections (the “Information”) that has been or will be made available to the Lenders and the Administrative Agent by the Borrower or any of their representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to the Lenders and the Administrative Agent by the Borrower or any of its representatives have been or will be prepared in good faith based upon reasonable assumptions. The Borrower understands that in arranging and syndicating the Advances, the Administrative Agent, the Lenders and, if applicable, the credit rating agencies, may use and rely on the Information and Projections without independent verification thereof.
    (c)    If required in connection with the Syndication, the Borrower hereby agrees to:
    (i)    deliver updated financial and operating statements and other information reasonably required by the Lenders and the Administrative Agent to facilitate the Syndication;
    (ii)    deliver reliance letters reasonably satisfactory to the Lenders and the Administrative Agent with respect to any environmental assessments and reports delivered to the Lenders and the Administrative Agent, which will run to the Lender and their respective successors and assigns;
    (iii)    execute modifications to the Facility Documents required by the Lenders, provided that such modification will not change any material or economic terms of the Facility Documents, or otherwise materially increase the obligations or materially decrease the rights of the Borrower pursuant to the Facility Documents; and
    (iv)    if the Lenders and the Administrative Agent elect, in their respective individual sole discretion, prior to or upon a Syndication, to split the Advances into two or more parts, or any note into multiple component notes or tranches which may have different interest rates, principal amounts, payment priorities and maturities, the Borrower agrees to cooperate with Lenders and the Administrative Agent, at no cost or expense to the Borrower, in connection with the foregoing and to execute the required modifications and amendments to any note, this Agreement and the other Facility Documents and to provide opinions necessary to effectuate the same. Such notes or components may be assigned different interest rates, so long as (x) with respect to Class A Advances, the weighted average of such interest rates does not exceed the Class A Interest and (y) with respect to Class B Advances, the weighted average of such interest rates does not exceed the Class B Interest, in each case, without giving effect to any deviation attributable to the imposition of any Post-Default Rate or prepayments pursuant to Section 2.06 hereof and without the prior consent of the Borrower and the Administrative Agent.
[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
Sezzle Funding SPE II, LLC, as Borrower
By:
    Name:
    Title:
[Signature Page Revolving Credit and Security Agreement]

Goldman Sachs Bank USA, as Administrative Agent and Class A Lender
By:
    Name:
    Title:

[Signature Page Revolving Credit and Security Agreement]

[Signature Page Revolving Credit and Security Agreement]

Bastion Consumer Funding II LLC, as Class B Lender

By:
    Name:
    Title:
[Signature Page Revolving Credit and Security Agreement]

Schedule 1-A
Lenders – percentage

Lender	Percentage	Committed Facility Amount	Incremental Amount
Goldman Sachs Bank USA	77.78%	~~$97,220,000~~$50,000,000	~~$97,220,000~~$0
Bastion Consumer Funding II LLC	22.22%	~~$27,780,000~~$14,287,183.71	~~$27,780,000~~$0
Aggregate Percentage:	100%	~~$125,000,000~~$64,287,183.71	~~$125,000,000~~$0

Schedule 1-A-1

Schedule 1-B
Lenders – Class Percentages

Class A Lender	Percentage of Class A Advances	Class A Committed Facility Amount	Class A Incremental Amount
Goldman Sachs Bank USA	100%	~~$97,220,000~~$50,000,000	~~$97,220,000~~$0
Total:	100%	~~$97,220,000~~$50,000,000	~~$97,220,000~~$0

Class B Lender	Percentage of Class B Advances	Class B Committed Facility Amount	Class B Incremental Amount
Bastion Consumer Funding II LLC	100%	~~$27,780,000~~$14,287,183.71	~~$27,780,000~~$0
Total:	100%	~~$27,780,000~~$14,287,183.71	~~$27,780,000~~$0

Schedule 1-B-1

Schedule 2
Collateral Receivable
As used in this Agreement, “Collateral Receivable” means a Receivable that at all times satisfies each of the following conditions, unless such condition is expressly waived by the Administrative Agent in writing:
1.such Receivable was originated during the period beginning on January 1, 2021 and ending on the Scheduled Reinvestment Period Termination Date;
2.such Receivable is serviced by the Servicer under the Servicing Agreement or by the Backup Servicer under the Backup Servicing Agreement;
3.the applicable Seller, the Borrower and the Servicer have, and had at the time such Receivable was originated, purchased or serviced, as applicable, all material licenses and other governmental approvals required for the origination, purchase or servicing, as applicable, of such Receivable;
4.the collection and servicing practices used since the origination of such Receivable have been (i) legal and customary in the consumer retail installment financing and servicing industry, and (ii) in accordance with the terms of such Receivable;
5.by the related Purchase Date and on each relevant date thereafter the applicable Seller, the Borrower and the Servicer will have caused the portions of their respective servicing records relating to such Receivable to be clearly and unambiguously marked to show that such Receivable is owned by the Borrower and constitutes part of the Collateral;
6.(i) such Receivable does not contain any provisions pursuant to which installment payments are paid by any source other than the applicable Obligor, (ii) all Collections relating to such Receivable are required pursuant to the terms of the relevant Contract to be directly deposited into, and are directly deposited into, the Canadian Collection Account or the U.S. Collection Account, as applicable and (iii) such Receivable is subject to a first priority perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties (subject to Permitted Liens);
7.such Receivable was originated in, and is subject to the laws of, a jurisdiction under the laws of which the grant of the security interest in such Receivable to the Administrative Agent hereunder is lawful, valid and enforceable;
8.such Receivable was originated by the applicable Seller in connection with the sale of goods or rendering of services by the related Merchant in the ordinary course of business, such sale of goods or rendering of services has been consummated by the Merchant and the performance of the Contract or other Related Documents with respect to such Receivable have been completed by the applicable Seller, the Merchant and any other parties thereto (other than the payment in full thereof by the related Obligor);
Schedule 2-1

9.such Receivable was originated by the applicable Seller in the ordinary course of its business (i) in accordance with the Credit Guidelines, and (ii) in accordance with, and serviced in compliance with all requirements of Applicable Laws, including all applicable nondiscrimination, usury, consumer credit laws, disclosure laws, MLA, SCRA, credit reporting laws and equal credit opportunity laws, as applicable to such Receivable;
10.(i) the applicable Obligor had, as of the corresponding time of origination, the legal capacity to enter into such Receivable and to execute and deliver the Related Documents related to such Receivable, and (ii) such Related Documents are enforceable against the applicable Obligor (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law (to the extent not related to inequitable conduct of the Borrower)) and have been duly executed and delivered by the applicable Obligor;
11.each of the Related Documents related to such Receivable (i) is complete and, if applicable, such Related Documents include all amendments, supplements and modifications thereto and (ii) is in form and substance reasonably satisfactory to the Administrative Agent;
12.the Servicer and the Backup Servicer are in possession of a copy of the Contract and each other Related Document on behalf of the Administrative Agent and the Lenders and any original version or instrument of the relevant Contract are, or after giving effect to the Borrower’s purchase of such Receivable, will be, in the possession of the Backup Servicer if it is not an electronic document;
13.the Related Documents related to such Receivable do not prohibit (nor require the related Obligor to consent to, or be notified of) the transfer, pledge, sale or assignment of such Receivable and Related Documents or the rights and duties of the applicable Seller, the Borrower or any transferee or assignee thereunder;
14.such Receivable was sold to the Borrower by the applicable Seller pursuant to the applicable Receivable Purchase Agreement, free and clear of any Lien (other than Permitted Liens), defense, offset, counterclaim, recoupment or other adverse claim, in an arm’s length transaction in exchange for payment of an amount which constitutes fair market value, fair consideration and reasonably equivalent value;
15.(i) at the time such Receivable was sold to the Borrower, the applicable Seller had good and indefeasible title to, and was the sole owner of, such Receivable; and (ii) no Person has a Lien on or other interest in, or a participation in, or other right to receive, proceeds of such Receivable (other than Permitted Liens);
16.(i) if such Receivable is a U.S. Receivable, such Receivable is denominated and payable in U.S. Dollars and (ii) if such Receivable is a Canadian Receivable, such Receivable is denominated and payable in Canadian Dollars;
Schedule 2-2

17.such Receivable is an obligation of an Obligor that is an individual who (i) is domiciled in the United States of America or Canada; (ii) is not a business, a corporation, institution or other legal entity; (iii) is not a Governmental Authority, and (iv) is not a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC;
18.such Receivable has been fully disbursed and funded (and no obligation for making any future advance to the related Obligor exists or is contemplated with respect to such Receivable);
19.except in the case of a Zero Down Receivable, the Obligor of such Receivable made the initial scheduled installment payment at the time such Receivable was originated and such payment has cleared;
20.(i) at the time such Receivable was acquired by the Borrower, it was not defaulted or delinquent and (ii) on and after acquisition by the Borrower, such Receivable is not a Delinquent Collateral Receivable or a Defaulted Collateral Receivable;
21.such Receivable was originated by the applicable Seller and sold by such Seller to the Borrower without any fraud or misrepresentation on the part of such Seller or on the part of the related Obligor;
22.the Obligor of which is not deceased and is not the subject of (i) the filing by or against such Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or any similar proceeding or the occurrence of any other Insolvency Event or (ii) any assignment by such Obligor for the benefit of creditors;
23.with respect to which, neither the related Merchant nor the applicable Seller is liable to the Obligor for goods sold or services rendered to the Obligor;
24.(i) except in the case of a Rescheduled Receivable, a Promotional Receivable or a Zero Down Receivable, such Receivable is payable in four (4) equal, interest-free installments payable over a period not to exceed six (6) weeks, (ii) if such Receivable is a Rescheduled Receivable (other than a Promotional Receivable or a Zero Down Receivable that is a Rescheduled Receivable, if applicable), such Receivable is payable in four (4) equal, interest-free installments payable over a period not to exceed eight (8) weeks, (iii) if such Receivable is a Promotional Receivable, such Receivable is payable in the number of installments over the term specified in the definition applicable to such Promotional Receivable (or as specified in the written notice described in clause (b) of the definition of “Promotional Receivable”), and (iv) if such Receivable is a Zero Down Receivable, such Receivable is payable in four (4) equal, interest-free installments payable over a period not to exceed eight (8) weeks, unless such Zero Down Receivable is a Rescheduled Receivable, in which case, such Zero Down Receivable is payable in four (4) equal, interest-free installments payable over a period not to exceed ten (10) weeks, and in the case of each of clauses (i) through (iv), such Receivable is otherwise on terms and conditions that are reasonably acceptable to the Administrative Agent;
Schedule 2-3

25.(i) the Obligor of such Receivable does not reside in a Contingent Jurisdiction, or (ii) if the Obligor of such Receivable resides in a Contingent Jurisdiction, then, (A) for a Receivable related to a Contract originated on or prior to March 15, 2021, neither an Account Reactivation Fee nor a Rescheduling Fee has been charged and neither such fee is permitted to be charged in respect to such related Contract or (B) the Receivable relates to a Contract originated after the date when the Administrative Agent has approved (in writing) Contracts originated in a Contingent Jurisdiction, which approval shall not be unreasonably withheld;
26.(i) the Obligor of such Receivable does not reside in the Province of Saskatchewan, or (ii) if the Obligor of such Receivable resides in the Province of Saskatchewan, the Borrower has delivered (or shall cause the Canadian Seller to deliver) evidence reasonably acceptable to the Administrative Agent that the Canadian Seller has obtained all Governmental Authorizations or Private Authorizations necessary to originate Receivables in the Province of Saskatchewan;
27.such Receivable does not arise from product returns or exchanges with respect to the underlying sale;
28.such Receivable is not a Receivable for which the Administrative Agent in its good faith business judgment determines collection to be doubtful;
29.such Receivable is not subject to a Regulatory Event;
30.the Original Receivable Balance of such Receivable does not exceed $2,500;
31.such Receivable and the applicable Related Documents have not been subject to a Material Modification (other than a Rescheduled Receivable) and such Receivable has not otherwise been modified or re-aged except in accordance with the Servicing Guide and with the prior written consent of the Administrative Agent;
32.all information provided to the Administrative Agent as to such Receivable (including, but not limited to, information relating to the purchase and servicing of such Receivable) is true and correct in all material respects (without duplicating any materiality qualifiers therein);
33.no selection procedures were used by the Borrower with respect to such Receivable that are adverse in any material respect to the interests of the Secured Parties;
34.each representation and warranty contained in this Agreement with respect to such Receivable shall be true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects);
35.if such Receivable is a (i) U.S. Receivable, it constitutes an “account”, “payment intangible”, “instrument” or proceeds thereof within the meaning of the UCC, or (ii) Canadian Receivable, it constitutes an “account” within the meaning of the PPSA, in each case of (i) and
Schedule 2-4

(ii), does not constitute “electronic chattel paper” or “chattel paper” within the meaning of the UCC or PPSA, as applicable;
36.(ii)    with respect to which the Borrower has a valid and binding ownership interest in such Receivable its entirety (and not a fractional interest in such Receivable);
37.such Receivable was originated without discrimination against the applicable Obligor based upon race, color, religion, national origin, sex, marital status, age (other than confirming such Obligor was not a minor);
38.if a FICO Score was obtained for the relevant Obligor, the Obligor of which had a FICO Score obtained at the time of origination thereof of at least the minimum FICO Score required pursuant to the Credit Guidelines; ~~and~~
39.the purchase of such Receivable by the Borrower would not cause the number of Contracts related to the Receivables sold to the Borrower on a given day (or other interval) for which a FICO Score was obtained with respect to the relevant Obligor to be less than five percent (5%) of the aggregate number of Contracts related to the Receivables sold to the Borrower on such day (or for such other interval); and
(40)on and after the date specified therefor in Amendment No. 4, the Payment Processor of such Receivable is subject to a Payment Processing Multi-Party Agreement, in full force and effect;
provided, that any Collateral Receivable shall only consist of those Receivables which have been fully earned.
Schedule 2-5

Schedule 3
Notice Information

If to the Administrative Agent or any Lender:	Goldman Sachs Bank USA 200 West Street New York, NY 10282 Attention: Mortgage Trading/Warehouse Lending and IBD Structured Finance Group Telephone No.: [***] Email: [***], [***] and [***]
with copies (which shall not constitute notice) to:

Goldman Sachs Warehouse Lending
2001 Ross Avenue, Suite 2800
Dallas, TX 75201
Attention: Jeff Hartwick, Peter McGrane and Mohamad Kaafarani
Telephone No.: [***], [***] and [***]
Email: [***],[***] and [***]

If to the Borrower:	Sezzle Funding SPE II, LLC 251 1st Avenue North, Suite 200 Minneapolis, MN 55401 Attention: Karen Hartje Telephone No: [***] Email: [***]
Schedule 3-1

Schedule 4
Account Details
Canadian Collection Account    BENEFICIARY BANK : Bank of Montreal
S.W.I.F.T Code: [***]
Beneficiary Transit # [***]
Beneficiary Account # [***]
Full Name of Beneficiary : SEZZLE FUNDING SPE II, LLC

Bank of Montreal
Greater Toronto Area
Commercial Banking District
BMO Financial Group Centre
6605 Hurontario St. Suite 200
Mississauga, Ontario
L5T 0A4
Tel. No. [***]
Fax.No. [***]
Email: [***]

U.S. Collection Account    Domestic Wire Instructions:

First PREMIER Bank Account Title: Sezzle Funding SPE II LLC
First PREMIER Bank Account Number: [***]
ABA / Routing Number: [***]

Foreign Wire Instructions:

Intermediary Bank: Wells Fargo Bank Intl, San Francisco
SWIFT Code: WFBIUS6S
Primary Beneficiary: First PREMIER Bank
Primary Beneficiary ABA: [***]
Beneficiary Customer: Sezzle Funding SPE II LLC
Beneficiary Customer Account Number: [***]

    First PREMIER Bank
    400 S. Sycamore Avenue, Suite 101
    Sioux Falls, SD 57110

Schedule 4-1

Schedule 5
Credit Guidelines
(See attached)

Schedule 5-1

Schedule 6
Servicing Guide
(See attached)
Schedule 6-1

Schedule 7
Data Tape Information
Schedule 7-1

Schedule 8
Form of Biweekly Report
(See attached)

Schedule 8-1

Schedule 9
Competitors
Schedule 9-1

Schedule 10
Post-Closing Compliance Requirements

(1)The Sponsor shall have revised its Unfair Deceptive or Abusive Acts or Practices (“UDAAP”) policy to (i) provide an explanation of how each element thereof actually works in practice, (ii) provide examples thereof relevant to the Sponsor’s products and services, (iii) describe how the Sponsor ensures compliance with such UDAAP policy and (iv) discuss whether and how the Sponsor analyzes consumer complaints for potential UDAAPs;

(2)The Sponsor shall have reviewed its Truth in Lending Act (“TILA”) disclosures (e.g., disclosure of creditor, narrative format of payment schedule and undefined purchase amount) in respect of its Contracts offered to Obligors in respect of Receivables payable in six (6) equal, interest-free installments (including Bass Pro Shops Receivables) in consultation with legal counsel and shall have made revisions to such disclosures as such counsel may recommend to ensure compliance with TILA;

(3)The Sponsor shall have developed and implemented a refund policy that describes its processes for effectuating refunds to Obligors by Merchants both in the U.S. and Canada;

(4)The Sponsor shall have conducted a review of applicable state-specific disclosures required to be included in a Contract (at minimum (i) for all jurisdictions in which the Sponsor is licensed and (ii) with respect to Contracts offered to Obligors in respect of Receivables payable in six (6) equal, interest-free installments (including Bass Pro Shops Receivables), in states that have adopted the Uniform Consumer Credit Code) and implement any required changes;

(5)The Sponsor shall have memorialized in writing its existing onboarding and oversight processes for Merchants in a comprehensive “Merchant Policy”, that provides for, among other things, the scope of onboarding reviews of Merchants, review of Merchant eligibility per the Sponsor’s “Authorized Use Policy”, the training of Merchant analysts, Merchant escalations, on-going oversight activities conducted, and off-boarding or termination of Merchants;

(6)The Sponsor shall have developed and implemented a complaint policy that details its handling of Obligor complaints, including review of Obligor complaints, disposition, and trending / root cause analysis;

(7)The Sponsor shall have implemented change management policies and procedures;

(8)The Sponsor shall have revised its “Hardship Policy” to state that fees will not be charged in the Province of Quebec;

(9)The Sponsor shall have revised its “Data Privacy Policy” to describe what information the Sponsor receives from and provides to Merchants, and how such information may be processed by each of the Sponsor and such Merchants and the Sponsor shall have

Schedule 10-1

included provisions in each of the Sponsor’s agreements with such Merchants that restricts the use of such information by such Merchants solely to the purpose for such disclosure; and

(10)The Sponsor shall have revised its “Data Privacy Policy” to fully describe what personal information in respect of any Obligor the Sponsor collects, how that information may be used and disclosed, and any options the user of such information may have, with particular consideration to the Sponsor’s practices with respect to fraud prevention and data sharing with Merchants. Any instances where the Sponsor’s “Data Privacy Policy” does not reflect its actual practices (e.g., statements that the Sponsor may draw on bank accounts absent a pre-authorized debit agreement), shall have been aligned with actual practice.

(11)The Sponsor shall have revised the “Initial Statement” in respect of each Contract for a Canadian Receivable to disclose the “Outstanding Balance” and “Loan Amount” instead of the “Payment Schedule” referred to therein and the Administrative Agent shall have received a form of e-mail communication sent to Obligors containing their Contract for such Canadian Receivables, each in form and substance reasonably satisfactory to the Administrative Agent.

Schedule 10-2

Exhibit B

Marked Sponsor Indemnity Agreement

(See attached)

B-1

CONFORMED COPY – NOT EXECUTED IN THIS FORM
Incorporating Amendment No. 1 to Limited Guaranty and Indemnity Agreement, dated as of February 25, 2022; and
Amendment No. 2 to Limited Guaranty and Indemnity Agreement, dated as of July 31, 2022.

Limited Guaranty and Indemnity Agreement
This Limited Guaranty and Indemnity Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Limited Guaranty”) is executed as of February 10, 2021, by Sezzle Inc., a Delaware corporation (“Limited Guarantor”), for the benefit of Goldman Sachs Bank USA, as administrative agent (together with its successors and assigns, the “Administrative Agent”) on behalf of the Secured Parties under that certain Revolving Credit and Security Agreement, dated as of the date hereof, among Sezzle Funding SPE II, LLC, a Delaware limited liability company, as borrower (the “Borrower”), the Administrative Agent, and each of the Lenders party thereto from time to time (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Witnesseth:
Whereas, pursuant to the Credit Agreement, the Lenders have agreed to provide a revolving credit facility to Borrower (the “Loan”);
Whereas, Limited Guarantor is the direct owner of 100% of the legal and beneficial equity interests in Sezzle Funding SPE II Parent, LLC, a Delaware limited liability company (“Parent”);
Whereas, Parent is the direct owner of 100% of the legal and beneficial equity interests in Borrower;
Whereas, Limited Guarantor will obtain substantial direct and indirect benefits from the Loan, and to induce the Lenders to make the Loan under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Limited Guarantor has agreed to provide the limited guaranty and undertaking set forth herein in favor of the Secured Parties; and
Whereas, it is a condition precedent to the obligation of the Lenders to maintain the Loan under the Credit Agreement that Limited Guarantor execute and deliver this Limited Guaranty to the Secured Parties.
Now, Therefore, as an inducement to the Lenders to make the Loan and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
1.Definitions.
(a)Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement. The rules of construction set forth in Sections 1.02 and 1.03 of the Credit Agreement shall be applicable to this Limited Guaranty.
(b)For purposes of this Limited Guaranty, the term “Guaranteed Obligations” means any loss, damage, penalty, action, judgment, suit, cost, expense, disbursement, liability, settlement, claim or other obligation (collectively, “Losses”) incurred by any Secured Party (including but not limited to reasonable out-of-pocket attorneys’ fees and costs) arising out of or in connection with any of the following events in clauses (A) through (J) (each, a “Subject Action”):

(A)fraud, malfeasance, misrepresentation, gross negligence, misappropriation of funds, noncompliance with Applicable Law, willful misconduct or bad faith by any of Borrower, Parent, Canadian Seller or Limited Guarantor (whether in its capacity as U.S. Seller, Servicer or otherwise) (each, a “Related Party”) in connection with the Loan or any Facility Document;
(B)(w) any incurrence of indebtedness by Borrower or the Parent other than pursuant to the Credit Agreement or as permitted under the Facility Documents; (x) any consensual lien or encumbrance on, or any removal, disposal, transfer, sale, assignment or disposition by a Related Party of, any property of Borrower or Parent, as applicable, other than pursuant to the Credit Agreement or as permitted under the Facility Documents; (y) any failure to vest, or delay in vesting, in the Administrative Agent (for the benefit of the Secured Parties) a perfected security interest in the Collateral (as defined in each of the Credit Agreement and the Parent Pledge and Guaranty Agreement) free and clear of Liens to the extent that such failure is caused by a Related Party; or (z) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time to the extent that such failure is caused by or under the control of a Related Party;
(C)(x) any petition for bankruptcy, insolvency, dissolution or liquidation under the Bankruptcy Code or any similar federal or state law with respect to Borrower or Parent is (1) filed by a Related Party or (2) other than if such petition was filed by any Secured Party or objection is prohibited under Applicable Law, consented to, or acquiesced in by a Related Party, (y) any Related Party shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to Borrower or Parent, or (z) Borrower or Parent fails to comply with, and to at all times have complied with, the covenants of Borrower set forth in Section 5.03 of the Credit Agreement or of Parent set forth in Section 5.06 of the Parent Pledge and Guaranty Agreement, which failure results in a substantive consolidation of Borrower or Parent with any other affiliate of Borrower or Parent in a bankruptcy or similar proceeding;
(D)the Borrower (x) becoming taxable as a partnership, corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; or (y) being subject to withholding taxes, including any withholding taxes imposed, charged, levied or payable on the Canadian Receivables under Part XIII of the Income Tax Act (Canada), or incurring liability for failure to withhold taxes;
(E)(y) the misapplication, misappropriation, or conversion or by any Related Party of any Collections or other Collateral either (1) to the benefit of any Person other than Borrower or (2) in contravention of the Facility Documents or (z) the commingling of Collections or other Collateral at any time with other funds of a Related Party except as expressly authorized by the Facility Documents;
(F)any intentional act or grossly negligent or willful omission by any Related Party in violation of the Facility Documents which has the effect of reducing or impairing the Collateral or the rights of the Administrative Agent or the other Secured Parties with respect thereto;
(G)any Related Party shall assert any claim, defense or offset against any Secured Party that such Related Party expressly waived or agreed not to assert pursuant to the Facility Documents;
(H)in any judicial proceeding, any Related Party makes application to a court to declare that (x) all or any portion of the Lien of the Administrative Agent or obligation of the Borrower to pay principal or interest on or in respect of the Advances under the Credit Agreement as specified therein be rescinded, set aside or determined to be void or unenforceable or (y) any of the terms of the Facility Documents be modified without the consent of the Administrative Agent and the Lenders or the consent of each Person whose consent is required by the terms of such Facility Document;
(I)(w) the breach by a Related Party of any representation, warranty or covenant in the Credit Agreement or any Facility Document which has a Material Adverse Effect on the Collateral; (x) any amendment of any Constituent Documents of the Borrower or Parent in violation of the Facility Documents; (y) the occurrence of a Change of Control without the Administrative Agent’s prior written consent, or (z) the occurrence of a Limited Guaranty Event of Default; or
(J)an actual, pending or threatened Regulatory Proceeding against any Related Party, the Administrative Agent or any Lender affecting any Related Party or the Collateral.
(a)As used herein, the following terms have the following meanings:
“Amendment No. 3 Effective Date” means February 25, 2022.
“Cash Equivalent” means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the government of the United States or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the government of the United States, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P and P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) bonds and similar debt instruments that constitute “securities” under the Securities Act of 1933 (as amended), are freely tradable on any nationally recognized securities exchange and can be liquidated within five (5) Business Days, (f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition or (g) investments in money market or common trust funds having a rating from each of Moody’s and S&P in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby.

“Comparable Guaranty” means with respect to any Person, any agreement of such Person for the benefit of any third party in connection with any indebtedness for borrowed money.
“Financial Covenant Modification Period” means the period beginning on the Amendment No. 3 Effective Date and ending on ~~the earliest of (a) the occurrence of an Unmatured Event of Default, Accelerated Amortization Event or Event of Default, (b) the Zip Acquisition Effective Date, (c) the termination of the Zip Acquisition Agreement and (d)~~ August 31, 2022, ~~(which, in the case of this clause (d), may~~provided, however, that if Borrower provides a fully executed term sheet to the Administrative Agent evidencing a bona fide commitment from a reputable third-party to provide a replacement senior credit facility or an equity raise sufficient to restore pro forma Financial Covenant compliance and to be ~~extended~~completed by ~~up to two one-month periods if~~September 30, 2022, as reasonably determined by the Administrative Agent ~~determines in its reasonable discretion that the Zip Acquisition Effective Date will occur during either~~, such ~~one-month~~ period~~)~~ shall be extended to September 30, 2022.
“Leverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) total consolidated indebtedness for borrowed money for Limited Guarantor and its subsidiaries on a consolidated basis as of such day to (b) the Tangible Net Worth for Limited Guarantor and its subsidiaries on a consolidated basis as of such day.
“Net Worth” means, with respect to Limited Guarantor and its subsidiaries on a consolidated basis, the excess of total assets of over total liabilities and reserves, as determined in accordance with GAAP based on the most recent balance sheet of Limited Guarantor delivered pursuant to Section 9(a) hereof.
“Proceeding” means any decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, statute or writ, in each case, by a Governmental Authority in connection with any action, suit, proceeding, investigation, claim, allegation or adverse determination by or before a Governmental Authority.
“Regulatory Proceeding” means any of the following: any Proceeding, including but not limited to any consumer lending or consumer protection Proceeding; truth-in-lending Proceeding; fair lending Proceeding; predatory or abusive lending Proceeding; unfair collection practices Proceeding; equal credit opportunity Proceeding; privacy of information Proceeding; consumer regulatory Proceeding; Proceeding claiming that any Related Party fails to hold any licenses required under Applicable Law; any Proceeding involving a claim that the rate of interest charged or fees charged on any Receivable exceeds the rate or fees permitted under any state or local law.
“Tangible Net Worth” means, as of any date of determination, the consolidated Net Worth of Limited Guarantor less the consolidated net book value of all assets of Limited Guarantor and its subsidiaries on a consolidated basis (to the extent reflected as an asset in the consolidated balance sheet of Limited Guarantor at such date), which will be treated as intangibles under GAAP.
“Unrestricted Cash” means, with respect to Limited Guarantor and its consolidated subsidiaries, as of any date of determination, the cash and Cash Equivalents of Limited Guarantor and its consolidated subsidiaries that, in accordance with GAAP, is reflected on the consolidated balance sheet of Limited Guarantor, but only to the extent that such cash and cash equivalents (or any deposit account or securities account in which such cash and cash equivalents are held) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor.
~~“Zip” means Zip Co Limited, an Australian public company limited by shares.~~
~~“Zip Acquisition Agreement” means that certain merger agreement by and among, inter alios, Zip (and/or its wholly owned direct or indirect subsidiary), as purchaser, and the Sponsor, as seller.~~
~~“Zip Acquisition Effective Date” means the date that the transactions contemplated under the Zip Acquisition Agreement have been consummated in accordance with the terms thereof.~~
2.Limited Guaranty; Indemnity. Limited Guarantor hereby, unconditionally and irrevocably, guarantees to the Secured Parties and their successors, endorsees, transferees and assigns the prompt and complete payment and performance of the Guaranteed Obligations, and hereby agrees that it shall be fully liable for, and shall indemnify and hold the Secured Parties harmless from and against, all Losses arising as a result of a Subject Action. Limited Guarantor shall have no liability to the Secured Parties under this Limited Guaranty absent the occurrence of a Subject Action. Limited Guarantor further agrees to pay, as and when incurred, any and all reasonable and documented expenses (including, without limitation, all reasonable and documented out-of-pocket fees and disbursements of counsel) which are incurred by any Secured Party in enforcing any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting against, Limited Guarantor under this Limited Guaranty.
3.Subrogation. Upon making any payment hereunder, Limited Guarantor shall be subrogated to the rights of the Secured Parties against Borrower and any Collateral under the Facility Documents for any Guaranteed Obligations with respect to such payment; provided that Limited Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all Obligations have been paid in full (other than contingent indemnity obligations not yet due and owing). Until one year and one day after payment of the full amount and discharge of all Obligations, the performance of all of Limited Guarantor’s obligations hereunder and the termination of this Limited Guaranty, neither any payment made by or for the account of Limited Guarantor nor any performance or enforcement of any obligation pursuant to this Limited Guaranty shall entitle Limited Guarantor by subrogation, indemnity, exoneration, reimbursement, contribution or otherwise to any payment by Borrower or to any payment from or out of any property of Borrower, and Limited Guarantor shall not exercise any right or remedy against Borrower or any property of Borrower by reason of any performance by Limited Guarantor of this Limited Guaranty. If any amount shall be paid to Limited Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full or performed, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Limited Guaranty.
4.Amendments, etc. Limited Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Limited Guarantor, and without notice to or further assent by Limited Guarantor, any demand for payment of any of the Obligations made by the Secured Parties may be rescinded by the Secured Parties, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Secured Parties, and the Credit Agreement, and the other Facility Documents and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms and as the Secured Parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Secured Parties for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Limited Guaranty or any property subject thereto.
5.Limited Guaranty Absolute and Unconditional. (a) Limited Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Secured Parties upon this Limited Guaranty or acceptance of this Limited Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guaranty; and all dealings between Borrower or Limited Guarantor, on the one hand, and the Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guaranty. Limited Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or the Limited Guaranty with respect to the Guaranteed Obligations. This Limited Guaranty shall be construed without regard to (i) the validity or enforceability of the Credit Agreement, the other Facility Documents, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Secured Parties, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by it or Borrower against the Secured Parties, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or Limited Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Obligations, or of Limited Guarantor under this Limited Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies, including but not limited to making a demand, hereunder against Limited Guarantor, the Secured Parties may, but shall be under no obligation, to pursue such rights and remedies that they may have against Borrower, Limited Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Secured Parties to pursue such other rights or remedies or to collect any payments from Borrower, Limited Guarantor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Limited Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Secured Parties against Limited Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings. This Limited Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Limited Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Secured Parties, and their successors, endorsees, transferees and assigns, until all the Obligations and the obligations of Limited Guarantor under this Limited Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Credit Agreement Borrower may be free from any Obligations.
(b)     Without limiting the generality of the foregoing, Limited Guarantor hereby agrees, acknowledges, and represents and warrants to the Administrative Agent and the Lenders as follows:

(i)To the extent permitted by law, Limited Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Secured Parties any claim or defense based upon, an election of remedies by the Secured Parties which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Limited Guarantor’s subrogation rights, rights to proceed against Borrower or any other guarantor for reimbursement or contribution, and/or any other rights of Limited Guarantor to proceed against Borrower, against any other guarantor, or against any other Person or security.
(ii)Limited Guarantor is presently informed of the financial condition of Borrower and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Limited Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of the financial condition of Borrower, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Secured Parties for such information and will not rely upon the Secured Parties for any such information. Absent a written request for such information by Limited Guarantor to the Secured Parties, Limited Guarantor hereby waives its right, if any, to require the Secured Parties to disclose to Limited Guarantor any information which the Secured Parties may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.
(iii)Limited Guarantor has independently reviewed the Credit Agreement and the other Facility Documents and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Limited Guaranty to the Administrative Agent on behalf of the Secured Parties, Limited Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by Borrower or any other guarantor to the Administrative Agent or the Secured Parties, now or at any time and from time to time in the future.
6.Reinstatement. This Limited Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Secured Parties upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.
7.Payments. Limited Guarantor shall pay any Guaranteed Obligations within five (5) Business Days of receipt from the Administrative Agent of a written notice (a “Notice of Loss”) of the occurrence of a Subject Action and Loss. Limited Guarantor hereby agrees that the Guaranteed Obligations will be paid to the Secured Parties or to the Administrative Agent on the Secured Parties’ behalf without deduction, abatement, recoupment, reduction, set-off, suspension, deferment or counterclaim in U.S. Dollars and in accordance with the wiring instructions provided by the Administrative Agent.
8.Representations and Warranties. Limited Guarantor represents and warrants as of the date hereof and as of the date each Loan is made that:
(a)Legal Status. Limited Guarantor is duly organized and existing and in good standing under the laws of its jurisdiction of organization, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could reasonably be expected to result in a Material Adverse Effect on Limited Guarantor. Limited Guarantor has the corporate power and authority to execute and deliver, and perform its obligations under, this Limited Guaranty.
(b)Authorization and Validity. This Limited Guaranty has been duly authorized by Limited Guarantor, and upon its execution and delivery in accordance with the provisions hereof will constitute a legal, valid and binding agreement and obligation of Limited Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)No Violation. The execution, delivery and performance by Limited Guarantor of this Limited Guaranty does not violate any provision of any law or regulation, or contravene any provision of the Constituent Documents of Limited Guarantor, nor will it result in any breach of or default under any contract, obligation, indenture or other instrument to which Limited Guarantor is a party or by which Limited Guarantor may be bound.
(d)Litigation. There are no pending or threatened actions, claims, investigations, suits or proceedings by or before any Governmental Authority, arbitrator, court or administrative agency that could reasonably be expected to result in a Material Adverse Effect on Limited Guarantor.
(e)Correctness of Financial Statement. The audited annual financial statements of Limited Guarantor dated December 31, 2019 and all interim quarterly financial statements delivered by Limited Guarantor to the Administrative Agent prior to the date hereof, (i) present fairly in all material respects the financial condition of Limited Guarantor as of the applicable date set forth therein, (ii) disclose all liabilities of Limited Guarantor as of such date that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (iii) have been prepared in accordance with GAAP consistently applied (subject, in the case of any quarterly financial statements, to the absence of footnotes and year-end audit adjustments). Since the dates of such financial statements, no event has occurred that has resulted in a Material Adverse Effect on Limited Guarantor.
(f)Fraudulent Conveyance. Limited Guarantor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Limited Guarantor is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of itself, any of its subsidiaries or any of their respective assets.
(g)Tax Returns and Tax Liability. Limited Guarantor has filed its required income tax returns, and has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.
(h)No Subordination. There is no agreement, indenture, contract or instrument to which Limited Guarantor is a party or by which Limited Guarantor may be bound that requires the subordination in right of payment of Limited Guarantor’s obligations subject to this Limited Guaranty to any other obligation of Limited Guarantor.

(i)Permits, Franchises. Limited Guarantor possesses all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, in each case, necessary to enable it to conduct the business in which it is now engaged.
(j)ERISA. Limited Guarantor is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”) and does not maintain and is not required to contribute to any employee benefit plan (as defined in ERISA).
(k)Anti-Money Laundering. (x) To the extent applicable, Limited Guarantor is in compliance in all respects with the regulations and rules promulgated by OFAC, including the Subject Laws (y) Limited Guarantor has adopted internal controls and procedures designed to ensure its continued compliance with the applicable provisions of the Subject Laws and to the extent applicable, will adopt procedures consistent with the PATRIOT Act and implementing regulations, and (z) to the knowledge of Limited Guarantor (based on the implementation of its internal procedures and controls), no direct investor in Limited Guarantor is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC.
(l)Solvency. Limited Guarantor is Solvent.
9.Covenants. (a) Limited Guarantor shall deliver or cause to be delivered to the Administrative Agent:
(iv)the financial statements and other information and ~~document~~documents set forth in Sections 5.01(d)(i), 5.01(d)(ii), 5.01(d)(iii), 5.01(d)(xv) and 5.01(d)(~~iii~~xvi) of the Credit Agreement; and
(v)any other financial information regarding Limited Guarantor reasonably requested by the Administrative Agent.
(b)    Limited Guarantor covenants and agrees that it will not change its legal name or jurisdiction of registration without having provided to the Administrative Agent thirty (30) days’ prior written notice together with such other information as the Administrative Agent may reasonably request in connection with its “know your client” compliance analysis.
(c)    Limited Guarantor shall maintain adequate books and records in accordance with GAAP consistently applied in order to reflect accurately in all material respects all financial activity of Limited Guarantor. Limited Guarantor shall permit any representative of the Administrative Agent jointly with, at the invitation of the Administrative Agent, any Lender, during normal business hours and upon reasonable advance notice, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Limited Guarantor. Limited Guarantor shall be responsible for the reasonable and documented fees and expenses for such audits.
(d)    Limited Guarantor shall pay and discharge or cause to be paid and discharged, when due all taxes, assessments and governmental charges or levies imposed upon Limited Guarantor or upon Limited Guarantor’s income and profits or upon any of Limited Guarantor’s property, real, personal or mixed or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided. Limited Guarantor shall file, or cause to be filed on behalf of Limited Guarantor on a timely basis all federal and other material tax returns.
(e)    Limited Guarantor shall promptly inform the Administrative Agent in writing of any of the following:
    (i)    Any default or breach by Limited Guarantor of any obligation hereunder, or the occurrence or existence of any event or circumstance that Limited Guarantor reasonably expects will, with the passage of time, become a default or breach by Limited Guarantor;
    (ii)    Any dispute, licensing issue, litigation, investigation, proceeding or regulatory suspension between Limited Guarantor, on the one hand, and any Governmental Authority or any other Person, on the other hand, that could reasonably be expected to result in a Material Adverse Effect on Limited Guarantor;
    (iii)    Any material change in accounting policies or financial reporting practices of Limited Guarantor; and
    (iv)    Any event, circumstance or condition that has resulted in, or has a reasonable likelihood of resulting in, a Material Adverse Effect on Limited Guarantor.
(f)    Limited Guarantor shall maintain all licenses, permits or other approvals necessary for Limited Guarantor to conduct its business and to perform its obligations under this Limited Guaranty, and Limited Guarantor shall conduct its business in accordance with Applicable Law in all material respects.
(g)    Limited Guarantor shall not make any material change in the accounting policies or financial reporting practices of Limited Guarantor or its subsidiaries, except to the extent such change is permitted by GAAP, consistently applied.
(h)    Subject to Section 12.03 of the Credit Agreement, any payments made by Limited Guarantor to the Secured Parties shall be made in Dollars and shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if Limited Guarantor shall be required by law to deduct or withhold any taxes from any sums payable to the Secured Parties, then Limited Guarantor shall (i) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with Applicable Law, (ii) pay to the Secured Parties the sum that would have been payable had such deduction or withholding not been made, and (iii) at the time such payment is made, pay to the Secured Parties all additional amounts to preserve the after-tax yield the Secured Parties would have received if such tax had not been imposed.
(i)    Limited Guarantor shall preserve and maintain its legal existence and all of its material rights, privileges and franchises, and remain in good standing under the laws of each state in which it conducts business where failure to be in good standing could reasonably be expected to result in a Material Adverse Effect on Limited Guarantor.
(j)    Limited Guarantor shall respect and appropriately document the separate and independent nature of its activities, as compared with those of the Parent and the Borrower, take all reasonable steps to continue its identity as a separate legal entity and make it apparent to Persons that each of Borrower, the Parent and Limited Guarantor are separate entities, including correcting any known misunderstanding regarding Limited Guarantor’s separate identity. Without limiting the foregoing, and notwithstanding anything to the contrary contained in this Limited Guaranty, Limited Guarantor shall (i)(A) maintain its books and records separate from the books and records of Borrower and Parent, (B) maintain separate bank accounts, and not commingle its funds with those of Borrower and Parent except as permitted by the Facility Documents and (C) cause its officers to act independently of Borrower and Parent; and (ii) not (A) take any action to dissolve or liquidate in whole or in part or permit the Borrower or the Parent to dissolve or liquidate in whole or in part; (B) (1) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any of its assets, (3) make a general assignment for the benefit of its creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing; (C) without the prior written consent of the Administrative Agent, merge or consolidate with any other Person if such merger or consolidation would result in an Event of Default or if Limited Guarantor would not be the surviving entity, (D) guarantee, provide indemnification for or pay the obligations of Borrower or Parent, other than under or as may be permitted under the Facility Documents, (E) engage in any other action that detracts from whether the separate legal identity of Limited Guarantor and the Borrower or Parent will be respected, including, acting other than in its name and through its duly authorized officers or agents, or (F) act in any other manner that could reasonably be expected to mislead others with respect to Borrower’s or Parent’s, on the one hand, and Limited Guarantor’s, on the other hand, separate identities.
(k)    Limited Guarantor covenants and agrees that prior to the date which is one year and one day after the payment of the full amount and discharge of all Obligations, Limited Guarantor shall not institute against, or join any other Person in instituting against, Borrower or Parent, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. This clause (k) shall survive the termination of this Limited Guaranty.
(l)    Limited Guarantor, shall satisfy the following financial covenants (the “Financial Covenants”):
(i)Minimum Tangible Net Worth. Other than during the Financial Covenant Modification Period, Limited Guarantor shall at all times maintain a Tangible Net Worth at least equal to greater of (i) (x) if the aggregate outstanding principal balance of Advances is less than or equal to $125.0 million, $15.0 million or (y) the aggregate outstanding principal balance of Advances is greater than $125.0 million, $30.0 million and (ii) any minimum net worth or similar covenant set forth in any Comparable Guaranty.
(ii)Maximum Leverage Ratio. Other than during the Financial Covenant Modification Period, Limited Guarantor shall at all times maintain a Leverage Ratio no greater than the lesser of (i) (x) on or prior to March 31, 2022, 8.00:1.00, or (y) after March 31, 2022, 12.00:1.00, and (ii) the maximum ratio for any leverage ratio or similar covenant set forth in any Comparable Guaranty.
(iii)Liquidity. Limited Guarantor shall at all times maintain Unrestricted Cash at any time in an amount at least equal to the greater of (i) ~~$7.5 million (or, during the Financial Covenant Modification Period,~~ $35.0 million~~)~~, (ii) 7.5% of the Funded Facility

Amount and (iii) the dollar minimum for any minimum liquidity or unrestricted cash or similar covenant set forth in any Comparable Guaranty.
(iv)Change in Unrestricted Cash. During the Financial Covenant Modification Period, Limited Guarantor and its consolidated subsidiaries shall:
(A)as of February 28, 2022, have Unrestricted Cash in an amount at least equal to (x) six times (y) the difference between (a) the Unrestricted Cash as of January 31, 2022 and (b) the Unrestricted Cash as of February 28, 2022; provided, that, if the calculation set forth in clause (y) equals an amount that is negative, the amount in clause (y) shall be deemed to be zero; and
(B)as of the last day of each calendar month after February 28, 2022, have Unrestricted Cash in an amount at least equal to (x) three times (y) the difference between (a) the Unrestricted Cash as of the last day of the penultimate calendar month prior to such date and (b) the Unrestricted Cash as of such date; provided, that, if the calculation set forth in clause (y) equals an amount that is negative, the amount in clause (y) shall be deemed to be zero.
(i)Compliance Certificate. Limited Guarantor shall provide to the Administrative Agent and the Lenders, concurrently with delivery of the financial statements set forth in Section 9(a)(i) and, during the Financial Covenant Modification Period, as of the end of each calendar month, a certificate of a Responsible Officer of Limited Guarantor in the form attached hereto as Exhibit A confirming that Limited Guarantor is in compliance with each of the above financial covenants.
(ii)Notice of Financial Covenants in Other Facilities. Limited Guarantor shall provide to Agent notice of any Comparable Guaranty that contains financial covenants similar to the ones contained herein into which it may enter from time to time following the date of this Limited Guaranty within five (5) Business Days following the execution of such Comparable Guaranty. Limited Guarantor shall (i) certify in such notice that such Comparable Guaranty does not contain financial covenants more restrictive than the ones hereunder or (ii) if such Comparable Guaranty does contain financial covenants that are more restrictive than the ones hereunder (collectively, the “Additional Covenants”), describe in such notice such Additional Covenants and represent that such description is true, complete and accurate.
10.Limited Guaranty Events of Default. It is hereby understood and agreed that an event of default shall have occurred hereunder if (each, a “Limited Guaranty Event of Default”):
(a)Limited Guarantor shall default in the payment of any Guaranteed Obligations required to be paid by it under this Limited Guaranty and such default is not cured within one (1) Business Day; or
(b)Any representation, warranty or certification made herein by Limited Guarantor or in any certificate furnished by Limited Guarantor to Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect (or in all respect if such representation or warranty contained in this Limited Guaranty is already qualified by “in all material respects” or another materiality qualifier) when as of the time made or furnished and such failure shall remain uncured for a period in excess of fifteen (15) days after the earlier of (x) written notice to Limited Guarantor (which may be by email) by the Administrative Agent, and (y) actual knowledge of a Responsible Officer of Limited Guarantor; or

(c)Limited Guarantor fails to comply with the Financial Covenants; or
(d)Except as otherwise set forth in this Section 10, Limited Guarantor shall fail to observe or perform or comply with any term, covenant, provision or agreement contained in this Limited Guaranty, and such failure to observe or perform shall continue unremedied for a period ten (10) days following the earlier of (x) written notice to Limited Guarantor (which may be by email) by the Administrative Agent, and (y) actual knowledge of a Responsible Officer of Limited Guarantor; or
(e)Limited Guarantor shall admit in writing its inability to pay its debts as such debts become due; or
(f)An Insolvency Event relating to Limited Guarantor; or
(g)The dissolution or termination, whether voluntary or involuntary, of Limited Guarantor.
11.Termination. Subject to the provisions of Section 6, this Limited Guaranty shall automatically terminate on the date of the final payment in full of the Obligations (other than contingent indemnity obligations not yet due and owing) and the termination of the Credit Agreement.
12.Severability. Any provision of this Limited Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.Paragraph Headings. The paragraph headings used in this Limited Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
14.No Waiver; Cumulative Remedies. No Secured Party shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
15.Waivers and Amendments. None of the terms or provisions of this Limited Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Limited Guarantor and the Administrative Agent; provided that any provision of this Limited Guaranty may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent and delivered to Limited Guarantor as set forth in Section 18 hereof.

16.Successors and Assigns. This Limited Guaranty shall be binding upon the successors and permitted assigns of Limited Guarantor and shall inure to the benefit of the Secured Parties and their permitted successors and assigns. This Limited Guaranty may not be assigned by Limited Guarantor without the written consent of the Administrative Agent, and any such attempt to assign or transfer this Limited Guaranty in violation of this Section 16 shall be null and void and of no effect whatsoever. This Limited Guaranty may not be assigned by the Secured Parties except in accordance with the express terms of the Credit Agreement.
17.GOVERNING LAW. THIS LIMITED GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
18.Notices. Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by e-mail, to such party’s address or e-mail address set forth in Schedule I hereto, or at such other address or e-mail address as such party may hereafter specify in a notice given in the manner required under this Section 18. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by electronic transmission, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement).
19.Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(c)Submits for itself and its property in any legal action or proceeding relating to this Limited Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, located in the County of New York, and the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(d)Consents that any such action or proceeding may be brought in such courts and waives any objection that such party may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(e)Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party’s address set forth on Schedule I attached hereto or at such other address of which the parties shall have been notified in writing; and
(f)Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

20.Integration. This Limited Guaranty represents the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, on or before the date hereof.
21.Acknowledgments. Limited Guarantor hereby acknowledges that:
(b)Limited Guarantor has been advised by counsel in the negotiation, execution and delivery of this Limited Guaranty;
(c)Neither the Administrative Agent nor the Lenders have any fiduciary relationship to Limited Guarantor, and the relationship between the Lenders, the Administrative Agent and Limited Guarantor is solely that of surety and creditor; and
(d)No joint venture exists between the Lenders, the Administrative Agent and Limited Guarantor or among the Lenders, the Administrative Agent, Borrower and Limited Guarantor.
22.Confidentiality. The Administrative Agent and the Lenders agree to maintain all non-public information relating to Limited Guarantor received hereunder in accordance with the provisions of Section 12.09 of the Credit Agreement.
23.Execution in Counterparts. This Limited Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Limited Guaranty. Delivery of an executed signature page of this Limited Guaranty by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this document shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act as in effect in any state, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), the Illinois Electronic Commerce Security Act (5 ILCS 175/1-101 et seq.), or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.
24.WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LIMITED GUARANTY OR ANY OTHER FACILITY DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.
25.Further Assurances. Limited Guarantor shall take any and all further actions and execute and deliver any and all such further documents and undertakings as are necessary or reasonably requested by the Administrative Agent to effectuate the purposes of this Limited Guaranty.
[Signature pages follow]

In Witness Whereof, the undersigned has caused this Limited Guaranty to be duly executed and delivered as of the date first above written.

Sezzle Inc.
as Limited Guarantor

By:
Name:     Karen Hartje
Title: Chief Financial Officer

signature page
limited guaranty and indemnity agreement

Acknowledged:

Goldman Sachs Bank USA,
as the Administrative Agent

By:
Name:
Title:
signature page
limited guaranty and indemnity agreement

Schedule I

Notice Information

If to the Administrative Agent or any Lender:
Goldman Sachs Bank USA
200 West Street
New York, NY 10282
Attention: Mortgage Trading/Warehouse Lending and IBD Structured Finance Group
Telephone No.: [***]
Email: [***], [***] and [***]

with copies (which shall not constitute notice) to:

Goldman Sachs Warehouse Lending
2001 Ross Avenue, Suite 2800
Dallas, TX 75201
Attention: Jeff Hartwick, Peter McGrane and Mohamad Kaafarani
Telephone No.: [***], [***] and [***]
Email: [***],[***] and [***]

If to Limited Guarantor:	Sezzle Inc. 251 1st Avenue North, Suite 200 Minneapolis, MN 55401 Attention: Karen Hartje Telephone No: [***] Email: [***]

I-1

Exhibit A

Form of Compliance Certificate

[________], [20__]

Goldman Sachs Bank USA
200 West Street
New York, NY 10282
Attention: Mortgage Trading/Warehouse Lending and IBD Structured Finance Group
Telephone No.: [***]
Email: [***], [***] and [***]

with copies (which shall not constitute notice) to:

Goldman Sachs Warehouse Lending
2001 Ross Avenue, Suite 2800
Dallas, TX 75201
Attention: Jeff Hartwick, Peter McGrane and Mohamad Kaafarani
Telephone No.: [***], [***] and [***]
Email: [***], [***] and [***]

Bastion Consumer Funding II LLC
281 Tresser Boulevard, 5th Floor
Stamford, Connecticut 06901
Attention: John J. Braden, Tim Reimink and Chris Docimo
Email: [***], [***] and [***]

Ladies and Gentlemen:

Reference is made to the Limited Guaranty and Indemnity Agreement, dated as of February 10, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Limited Guaranty”), by Sezzle Inc., a Delaware corporation (“Limited Guarantor”), for the benefit of Goldman Sachs Bank USA, as administrative agent (together with its successors and assigns, the “Administrative Agent”) on behalf of the Secured Parties under that certain to the Revolving Credit and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of February 10, 2021, by and among Sezzle Funding SPE II, LLC, as borrower, the Administrative Agent and each of the Lenders party thereto from time to time. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Limited Guaranty or the Credit Agreement.

This Certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 9(l)(v) of the the Limited Guaranty.

Authority. I am the duly elected, qualified and acting [___________]1 of Limited Guarantor and hereby certify that the information provided in this Certificate is true, correct and complete. For the avoidance of doubt, I make no certification regarding the “Borrower Certification” accompanying this Certificate or the matters referred to therein.
1 Title of the Responsible Officer executing this Certificate.

Fiscal Period. This Certificate is for the period ended [month] [date], [year]2 (the “Certification Date”). As of the Certification Date, Limited Guarantor has complied with all covenants and agreements in the Facility Documents to which it is a party.
Financial Statements. The [unaudited quarterly][audited annual] financial statements of Limited Guarantor attached hereto as Annex A fairly present, in all material respects, the financial condition and results of operations of Limited Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, the [quarterly period ended on [______], [20__] (subject to normal year-end audit adjustments)][fiscal year ended on [______], [20__].
Minimum Tangible Net Worth. Limited Guarantor [has][has not] complied with the minimum Tangible Net Worth covenants pursuant to Section 9(l)(i) as of the Certification Date. The information provided below is true, complete and accurate as of the Certification Date:

(A)	Aggregate outstanding principal balance of Advances as of the Certification Date	$[____]
(B)	Tangible Net Worth as of the Certification Date	$[____]
(C)	Minimum Tangible Net Worth	(x) if Line (A) is less than or equal to $125.0 million, $15.0 million; or (y) if Line (A) is greater than $125.0 million, $30.0 million[3]
(D)	Is Line B greater than or equal to Line C?	[yes][no]

Maximum Leverage Ratio. Limited Guarantor [has][has not] complied with the maximum Leverage Ratio covenant pursuant to Section 9(l)(ii) as of the Certification Date. The information provided below is true, complete and accurate as of the Certification Date:
2 Last Business Day of immediately preceding fiscal quarter or last day of each calendar month.
3 If a Comparable Guaranty is in place, replace with such greater minimum Tangible Net Worth set forth therein.

(A)	Total consolidated indebtedness for borrowed money for Limited Guarantor and its consolidated subsidiaries as of the Certification Date	$[____]
(B)	Tangible Net Worth as of the Certification Date	$[____]
(C)	Leverage Ratio (A) : (B) =	[____] : 1.00
(D)	Maximum Leverage Ratio	(x) on or prior to March 31, 2022, 8.00:1.00, or (y) after March 31, 2022, 12.00:1.00[4]
(E)	Compliance with Maximum Leverage Ratio?	[yes][no]

Liquidity. Limited Guarantor [has][has not] complied with the liquidity covenant pursuant to Section 9(l)(iii) as of the Certification Date. The information provided below is true, complete and accurate as of the Certification Date:

(A)	Unrestricted Cash as of the Certification Date	$[____]
(B)	7.5% of Funded Facility Amount as of the Certification Date	$[____]
(C)	Minimum Unrestricted Cash	greater of (x) $~~[7.5 million][~~35.0 million~~]~~ and (y) Line B 5
(D)	Is Line A greater than or equal to Line C?	[yes][no]

Change in Unrestricted Cash. Limited Guarantor [has][has not] complied with the liquidity covenant pursuant to Section 9(l)(iv) as of the Certification Date. The information provided below is true, complete and accurate as of the Certification Date:
4 If a Comparable Guaranty is in place, replace with such lesser Maximum Leverage Ratio set forth therein.
5 If a Comparable Guaranty is in place, replace with such greater minimum liquidity set forth therein.

(A)	Unrestricted Cash as of [January 31, 2022][the last day of the penultimate calendar month prior to the Certification Date]	$[____]
(B)	Unrestricted Cash as of the Certification Date	$[____]
(C)	[Six][Three] times difference between (A) and (B)	$[____][0][6]
(D)	Is Line B greater than or equal to Line C?	[yes][no]

[Notice of Comparable Guaranties. I hereby notify the Administrative Agent that the [Comparable Guaranty] dated as of [month] [date], [year] between [____], as Limited Guarantor and [party] contains financial covenants more restrictive than the ones in the Limited Guaranty.]7 [I hereby certify that the below Additional Covenants are true, complete and accurate:
(a)    [Additional Covenant];
(b)    [Additional Covenant]; and
(c)    [Additional Covenant].]8
[Signature Page Follows]
6 If Line (B) is greater than Line (A), Line (C) equals zero.
7 Per Section 9(l)(vi) please add this certification if Limited Guarantor enters into a Comparable Guaranty.
8 Per Section 9(l)(vi), please add description and representation of the financial covenants that are more restrictive than the ones under the Agreement.

In Witness Whereof, each Limited Guarantor has caused this Compliance Certificate to be executed as of the date first written above.

Sezzle Inc.

By:
Name:
Title:

Annex A
to Form of Compliance Certificate

Financial Statements
(see attached)

Borrower Certification
[________], [20__]

Goldman Sachs Bank USA
200 West Street
New York, NY 10282
Attention: Mortgage Trading/Warehouse Lending and IBD Structured Finance Group
Telephone No.: [***]
Email: [***], [***] and [***]

with copies (which shall not constitute notice) to:

Goldman Sachs Warehouse Lending
2001 Ross Avenue, Suite 2800
Dallas, TX 75201
Attention: Jeff Hartwick, Peter McGrane and Mohamad Kaafarani
Telephone No.: [***], [***] and [***]
Email: [***], [***] and [***]

    Reference is hereby made to the Revolving Credit and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of February 10, 2021, between Sezzle Funding SPE II, LLC, as Borrower (the “Borrower”), the Lenders from time to time party thereto and Goldman Sachs Bank USA, as Administrative Agent. Capitalized terms used herein without definition have the meanings assigned to such terms in the Credit Agreement.
    I am the duly elected, qualified and acting [___________]9 of the Borrower and hereby certify, pursuant to Section 5.01(d)(iv) of the Credit Agreement, that as of the date hereof (A) the Borrower, the Parent and the Sponsor have complied with all covenants and agreements in the Facility Documents to which they are a party, (B) [except as set forth below,] no Accelerated Amortization Event, Unmatured Event of Default or Event of Default has occurred and is continuing and (C) attached as Annex A is the Maximum Advance Rate Test Calculation Statement as of the date hereof.
[______]10
Sezzle Funding SPE II, LLC,
as Borrower

By: _______________________________
Name:
Title:

9 Title of the Responsible Officer executing this Certificate.
10 Describe Accelerated Amortization Events, Unmatured Events of Default and Events of Default that have occurred and are continuing and set forth the details thereof and the action which the Borrower or the relevant Person is taking or proposes to take with respect thereto.

Annex A
to Borrower Certification

Maximum Advance Rate Test Calculation Statement
(see attached)